                          SCHEDULE 14A (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the registrant /X/
      Filed by a party other than the registrant / /

      Check the appropriate box:

      /X/        Preliminary proxy statement.

      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(e)(2)).

      / /        Definitive proxy statement.

      / /        Definitive additional materials.

      / /        Soliciting material under Rule 14a-11(c) or Rule 14a-12.
                                     ENTREPORT CORPORATION
      -----------------------------------------------------------------------

                 (Name of Registrant as Specified in Its Charter)

      -----------------------------------------------------------------------

           (Name of Person(s) Filing Proxy Statement, if Other Than the
                                    Registrant)

Payment of filing fee (Check the appropriate box):

/ /        No fee required
/X/        Fee computed on table below per Exchange Act
           Rules 14a-(6)(i) (1) and 0-11.
           (1)  Title of each class of securities to which transaction applies.
                Common Stock, par value $.001
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                298,380,000
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
                $0.165
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                $47,747,700
                ----------------------------------------------------------
           (5)  Total fee paid:
                $9,549.54
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                                                PRELIMINARY COPY

                             ENTREPORT CORPORATION
                          5937 DARWIN COURT, SUITE 109
                               CARLSBAD, CA 92008

                                                                   July   , 2001

Dear Shareholder:

    You are cordially invited to attend a special meeting of the shareholders of
EntrePort Corporation to be held on August   , 2001, at       a.m., California
time, at our offices at 5937 Darwin Court, Suite 109, Carlsbad, CA 92008.

    At this meeting, you will be asked to approve a series of transactions as part of our corporate reorganization. If we receive the necessary approvals, the reorganization will involve:

    - the transfer of EntrePort's existing business to our wholly-owned subsidiary, iSucceed.com, Inc., a Delaware corporation;

    - a spin-off of iSucceed.com through a pro-rata distribution of all of the outstanding shares of common stock of iSucceed.com to EntrePort's shareholders as of the record date;

    - a 1-for-18.54 reverse split of EntrePort's outstanding common stock, resulting in approximately 1,000,000 shares remaining outstanding;

    - the merger of Infotopia, Inc., an Ohio corporation, with and into EntrePort with EntrePort being the surviving corporation; and

    - in connection with merger, the issuance to Infotopia of 15,600,000 EntrePort units, with each unit consisting of one share of EntrePort common stock, 1/2 common stock purchase warrant with an exercise price of $5.00 per share and a 1/4 common stock purchase warrant with an exercise price of $10.00 per share as well as the issuance of an additional 1,380,000 units as finders' fees in connection with the merger.

    The board of directors of EntrePort has unanimously approved the transactions involved in the reorganization and believes that the transactions are advisable and fair to and in the best interests of EntrePort's shareholders. THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THE PROPOSALS DESCRIBED IN THE ATTACHED PROXY STATEMENT.

    The attached notice of meeting and proxy statement describe the transactions involved in our proposed corporate reorganization. We urge you to read these materials carefully.

    These transactions are important decisions for EntrePort and its shareholders. Whether or not you plan to attend the special meeting, I urge you to vote by completing, dating, signing and promptly returning the enclosed proxy card to ensure that your shares will be voted at the meeting.

                                          Sincerely,
                                          David J. D'Arcangelo
                                          CHAIRMAN OF THE BOARD

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    This proxy statement and a form of proxy are being mailed to EntrePort
shareholders beginning on or about July   , 2001.

                             ENTREPORT CORPORATION
                          5937 Darwin Court, Suite 109
                           Carlsbad, California 92008

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

    NOTICE is hereby given of a special meeting of the shareholders of EntrePort
Corporation to be held on August , 2001, at       a.m., California time, at our
offices at 5937 Darwin Court, Suite 109, Carlsbad, CA 92008 for the following purposes:

    1. To approve the transfer of all of the assets and liabilities of EntrePort Corporation to its wholly-owned subsidiary, iSucceed.com, Inc., a Delaware corporation, to be followed by a pro rata distribution to EntrePort's shareholders of all of the shares of common stock of iSucceed.com.

    2.  To approve a 1:18.54 reverse split of EntrePort's common stock.

    3. To approve and adopt the Agreement and Plan of Reorganization and Merger among EntrePort Corporation, iSucceed.com, Inc., Infotopia, Inc., a Nevada corporation, and Infotopia, Inc., an Ohio corporation, which agreement provides for the issuance of 16,980,000 EntrePort Units in connection with the merger.

    4. To transact such other business as may properly come before the special meeting or any adjournment or postponement.

    The board of directors has fixed the close of business on July 21, 2001 as the record date for determining the shareholders entitled to notice of and to vote at the special meeting and any postponement or adjournment.

Each of transactions listed above must be approved by the affirmative vote of the holders of a majority of the outstanding shares of EntrePort common stock. EntrePort's board of directors has unanimously approved each of these transactions and recommends that EntrePort shareholder's vote in favor of each of the proposals. A copy of the Agreement and Plan of Reorganization and Merger and the Asset Contribution Agreement are attached as Appendices A and B to the accompanying proxy statement.


July   , 2001                                  By order of the board of directors,
                                               David J. D'Arcangelo
                                               Chairman of the Board

                               TABLE OF CONTENTS

SUMMARY TERM SHEET..........................................       1
    The Companies Involved in the Merger....................       1
    Structure of the Transaction............................
    Conditions to the Merger................................       2
    Termination of the Merger Agreement.....................       2
    Material Federal Income Tax Consequences................       2
    Accounting Treatment of the Merger......................       3

QUESTIONS AND ANSWERS ABOUT THE MERGER......................       4

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  INFORMATION...............................................       7

INFORMATION CONCERNING THE SPECIAL MEETING..................       8
    Date, Time and Place of the Special Meeting.............       8
    Purpose of the Special Meeting..........................       8
    Voting Rights...........................................       8
    Vote Required...........................................       8
    Voting Agreement........................................
    Recommendation of the Board of Directors................
    Solicitation, Revocation and Use of Proxies.............       9

SPECIAL FACTORS.............................................      10
    Background of the Merger................................      10
    Recommendation of our Board of Directors................      11
    EntrePort's Reasons for the Merger......................      11
    Infotopia's Reasons for the Merger......................      11
    Regulatory Requirements.................................      12

THE MERGER AGREEMENT........................................      12
    The Merger Structure and Consideration..................      12
    Time of Closing.........................................      12
    Exchange of Shares......................................
    Treatment of Stock Options and Warrants.................
    Representations and Warranties..........................      12
    Covenants...............................................      14
    Registration Rights.....................................
    Conditions to the Merger................................      14
    Termination of the Merger Agreement.....................      15
    Indemnification.........................................      16

COMMON STOCK MARKET PRICE AND DIVIDEND INFORMATION..........      17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................      21

BUSINESS OF ENTREPORT.......................................      22
    General.................................................      22
    Acquisition of By Referral Only.........................
    Our Market..............................................      22
    Our Solution............................................      23
    Our Strategy............................................      23
    Our Products and Services...............................      24
    Marketing...............................................      25

    Competition.............................................      26
    Intellectual Property and Proprietary Rights............      27
    Technological Support...................................      28
    Employees...............................................      28
    Company Location and Facilities.........................
    Litigation..............................................

ENTREPORT'S PLAN OF OPERATION...............................      29

BUSINESS OF INFOTOPIA.......................................      31
    General.................................................
    Market..................................................
    Solution................................................
    Sales and Marketing.....................................
    Competition.............................................
    Intellectual Property and Proprietary Rights............
    Employees...............................................
    Properties..............................................
    Legal Proceedings.......................................      32

INFOTOPIA'S MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................      34

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS...............      36

WHERE YOU CAN FIND MORE INFORMATION.........................      36

INDEX TO FINANCIAL STATEMENTS...............................     F-1

APPENDICES

APPENDIX A--AGREEMENT AND PLAN OF REORGANIZATION AND
  MERGER....................................................     A-1

APPENDIX B--ASSET CONTRIBUTION AGREEMENT....................     B-1

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION INCLUDED ELSEWHERE IN THIS PROXY STATEMENT. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO MORE FULLY UNDERSTAND THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. THE ACTUAL TERMS OF THE MERGER AND SPIN-OFF ARE CONTAINED IN THE MERGER AGREEMENT AND ASSET CONTRIBUTION AGREEMENT, COPIES OF WHICH ARE ATTACHED AS APPENDICES A AND B TO THIS PROXY STATEMENT.

THE TRANSFER OF ENTREPORT'S BUSINESS TO ISUCCEED

    If the reorganization is approved by our shareholders, the first step will involve the transfer of all of EntrePort's assets and liabilities to our wholly-owned subsidiary iSucceed.com, Inc., a Delaware corporation. EntrePort and iSucceed will execute an Asset Contribution Agreement pursuant to which EntrePort will assign all of its assets to iSucceed, and iSucceed will assume all of EntrePort's liabilities. The form of Asset Contribution Agreement is attached hereto as Appendix B.

THE SPIN-OFF OF ISUCCEED

    Following the share exchange, EntrePort will distribute to its shareholders, on a pro-rata basis, the remaining 66.9% of the outstanding shares of iSucceed that it then owns.

THE SHARE EXCHANGE WITH FOUNDERS AND PRINCIPAL STOCKHOLDERS

    Following the transfer of EntrePort's business to iSucceed and immediately prior to the spin-off, certain of our founders and principal shareholders that currently own approximately 33.1% of EntrePort's common stock may transfer their EntrePort shares to iSucceed in exchange for shares of iSucceed common stock. As a result of this transaction, iSucceed may own approximately 1.8% of EntrePort's common stock and the founders and principal shareholders may own approximately 33.1% of iSucceed. The founders and principal shareholders who participate in the share exchange will not receive any additional shares from iSucceed in the spin-off. However, those parties will receive in the share exchange a number of iSucceed shares equal to the number of shares they would have received in the spin-off but for the share exchange.

THE COMPANIES INVOLVED IN THE MERGER

    ENTREPORT CORPORATION
    5937 Darwin Court, Suite 109, Carlsbad, CA 92008
    (760) 688-1144

    EntrePort is a Florida corporation and is principally engaged in the business of developing and operating web sites to provide training, information and services to industry specific groups. EntrePort is a publicly traded corporation whose common stock is listed on the American Stock Exchange.

    INFOTOPIA, INC.
    3635 Broadman Canfield Road
    Canfield, OH 44406

    Infotopia, Inc., is an Ohio corporation and a wholly-owned subsidiary of Infotopia, Inc., a Nevada corporation. In this proxy statement, we refer to the subsidiary as "Infotopia-Ohio" and to the parent corporation as Infotopia-Nevada. Infotopia-Ohio is principally engaged in the business of direct marketing of products through television commercials, infomercials, print media and the internet.

STRUCTURE OF THE MERGER (SEE PAGE 15)

    If the merger agreement is approved, Infotopia-Ohio will merge with and into EntrePort, with EntrePort being the surviving corporation. As a result:

    - all issued and outstanding shares of capital stock of Infotopia-Ohio will be converted into a total of 11,900,000 EntrePort Units.

    - EntrePort will issue to Infotopia-Nevada an additional 3,700,000 Units in exchange for $400,000 in cash and an agreement to pay $100,000 of EntrePort's legal expenses in connection with the transactions.

    - EntrePort will be approximately 86.8% owned by Infotopia-Nevada and approximately 5.6% owned by EntrePort's existing stockholders.

    - All options and warrants to purchase EntrePort common stock will be terminated and replaced with options and warrants to purchase common stock of iSucceed.

    - All outstanding employee stock options of Infotopia-Nevada and Infotopia-Ohio will be terminated and replaced with options to purchase common stock of EntrePort.

CONDITIONS TO THE MERGER (SEE PAGE 17)

    The obligations of EntrePort and Infotopia-Ohio to complete the merger are subject to certain conditions, including but not limited to, the following:

    - The merger must be approved by the shareholders of both EntrePort.

    - EntrePort will have effected a 1-for-18.54 reverse stock split.

    - EntrePort will have transferred all of its assets and liabilities to iSucceed.

    - The representations and warranties made by the parties in the merger agreement must be materially true as of the closing date.

    - Each of the parties must have performed, in all material respects, the obligations that the merger agreement requires them to perform on or before the closing date.

    - All necessary consents and approvals of third parties will have been obtained.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 17)

    The merger agreement may be terminated before the merger is completed, whether before or after approval by the EntrePort shareholders, in certain specified events.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND SPIN-OFF

    You should not have any tax consequences in connection with the merger of EntrePort and Infotopia-Ohio, the reverse split or EntrePort's transfer of all of its assets to iSucceed. However, you may have gain or loss upon your receipt of iSucceed common shares in connection with EntrePort's spin-off of all shares of iSucceed owned by it. The excess of the fair value of the iSucceed shares received by you over your basis in your EntrePort shares held as of the record date will be taxable gain to you. If you are not a "dealer" with respect to the EntrePort shares and you held them for more than one year, your gain will generally be treated as long-term capital gain.

    The characterization of income or gain recognized by you upon the receipt of your iSucceed shares as capital or ordinary income is relevant in determining the rate at which such income is taxed and the extent to which you may deduct capital losses. Ordinary income is taxed to you, if you are an individual, at a maximum federal marginal rate of 39.6% (but subject to scheduled rate reductions down to 35% for tax years beginning during 2006 and later), while long-term capital gains of individuals (on most capital assets held for more than one year) are taxed at a maximum marginal rate of 20%. These lower long-term capital gain rates also apply for purposes of computing your alternative minimum tax. Capital losses generally may be used by you to offset capital gains and, in addition, a maximum of $3,000 of ordinary income annually. The capital losses not utilized by you in any year may be carried forward indefinitely to succeeding years.

    We have not obtained any opinions of tax advisers concerning the tax consequences to you resulting from EntrePort's spin-off of its shares of iSucceed or any of the other transactions discussed in this proxy statement. We encourage you to discuss the tax consequences to you with your own tax adviser.

ACCOUNTING TREATMENT OF THE MERGER

    The merger will be accounted for as the acquisition of Infotopia-Nevada by EntrePort under the "purchase" method of accounting, which means that the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the time of the merger. Income of EntrePort will not include income (or loss) of Infotopia-Ohio prior to the consummation of the merger.

                 QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION

Q: WHY AM I RECEIVING THESE MATERIALS?

A: We sent you this proxy statement and the enclosed proxy card because
    EntrePort's board of directors is soliciting your proxy to vote your shares at the special meeting of EntrePort's shareholders called for the purpose of approving certain transactions as a part of our proposed corporate reorganization. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and the Florida Business Corporation Act and which is designed to assist you in voting.

Q: WHAT WILL HAPPEN IN THE REORGANIZATION?

A: If the transactions involved in the reorganization are approved by our shareholders, EntrePort will "spin-off" its existing business as a separate company and acquire the business of Infotopia-Ohio. The spin-off will involve the transfer of all of EntrePort's assets and liabilities to our wholly-owned subsidiary, iSucceed.com, Inc., a Delaware corporation, followed by the pro-rata distribution to our shareholders of 100% of the shares of common stock of iSucceed.com, which may be renamed as "EntrePort Corp." The spun-off company will receive $500,000 in cash from Infotopia-Ohio or its parent company, $100,000 of which will be used to pay our attorneys' fees. After the spin-off, EntrePort will effect a 1-for-18.54 reverse split of its common stock and then merge with Infotopia-Ohio, with EntrePort being the surviving corporation in the merger. As a result of the merger, the outstanding shares of common stock of Infotopia-Ohio will be converted into a total of 11,900,000 "units" of the surviving corporation, with each unit consisting of one share of common stock, a warrant to purchase 1/2 of a share of common stock at an exercise price of $5.00 per full share and a warrant to purchase 1/4 of a share of common stock at an exercise price of $10.00 per full share. Infotopia-Ohio will receive an additional 3,700,000 units in exchange for $400,000 of the $500,000 discussed above (the remaining $100,000 to be used for attorneys' fees). EntrePort will issue an additional 1,380,000 units to certain advisors in connection with the reorganization transactions.

Q: WHO WILL OWN THE SPUN-OFF COMPANY?

A: iSucceed.com is currently a wholly-owned subsidiary of EntrePort. After we transfer all of EntrePort's assets and liabilities to iSucceed.com, but before we merge with Infotopia, each EntrePort shareholder will receive shares of common stock of iSucceed.com as a distribution from EntrePort without investing any additional money. The iSucceed.com shares will be distributed on a pro-rata basis. As a result, each EntrePort shareholder's percentage ownership interest in the outstanding shares of iSucceed.com common stock will be the same as their percentage ownership interest in the outstanding common stock of EntrePort prior to EntrePort's merger with Infotopia.

Q: WHO WILL MANAGE THE SPUN-OFF COMPANY AND WHAT TYPE OF BUSINESS WILL IT
    CONDUCT?

A: The current directors and officers of EntrePort will serve in the same capacities for the spun-off company, which will operate the same business that EntrePort has operated prior to the spin-off. EntrePort will transfer all of its assets and liabilities to the spun-off company prior to EntrePort's merger with Infotopia. In addition, the spun-off company will receive the $500,000 in cash from Infotopia.

Q: WILL I BE ABLE TO SELL MY SHARES OF THE SPUN-OFF COMPANY IN THE PUBLIC
    MARKET?

A: Your shares of common stock of the spun-off company will generally not be subject to restrictions on transfer, unless you are an affiliate of the company. However, no active public trading market will exist for the shares until the spun-off company obtains a listing on an exchange or is approved for quotation on an over-the-counter trading market.

Q: WHO WILL OWN THE SURVIVING COMPANY AFTER THE MERGER?

A: As a result of 1-for-18.54 reverse split of EntrePort's common stock that will occur prior to the merger, the approximately 18,540,001 outstanding shares of EntrePort common stock will be combined into approximately 1,000,000 shares of EntrePort common stock. EntrePort will issue 16,980,000 shares of common stock as part of the units to be issued in connection with the merger. As a result of the merger, the shareholders of EntrePort immediately prior to the merger will own approximately 5.6% of the surviving corporation following the merger. To accomplish the merger, we will be issuing in excess of 20% of our outstanding common stock. Under the rules of the American Stock Exchange, current EntrePort shareholders must approve the issuance of these additional shares.

Q: WHAT WILL HAPPEN TO OUTSTANDING OPTIONS AND WARRANTS TO PURCHASE ENTREPORT
    COMMON STOCK AS A RESULT OF THE MERGER?

A: EntrePort's outstanding options and warrants will be cancelled and no longer be exercisable for the purchase of shares of EntrePort stock. However, the board of directors of iSucceed intends to issue replacement options and warrants to purchase iSucceed common stock after the merger and spin off described in this proxy statement.

Q: DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE FOR THE MERGER AGREEMENT?

A: Our board of directors has unanimously determined that the proposed merger and the terms and provisions of the merger agreement are advisable and are fair to and in the best interests of our shareholders. To review the background and reasons for the merger in greater detail, see pages 13 through 14 of this proxy statement.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. We expect to complete the merger (if it is approved by the shareholders) no later than August 24, 2001.

Q. WILL I HAVE ANY APPRAISAL RIGHTS WITH RESPECT TO THE STOCK ISSUANCES IN THE MERGER AND THE PRIVATE PLACEMENT?

A. No, EntrePort shareholders will not have any appraisal rights with respect to the merger.

Q.  WILL THE MERGER HAVE ANY TAX EFFECT ON ENTREPORT OR ON MY ENTREPORT SHARES?

A. The merger and the related transactions are not expected to have any adverse tax effects on EntrePort or iSucceed, however the shareholders of EntrePort may have gain or loss upon your receipt of iSucceed common shares in connection with EntrePort's spin-off of all shares of iSucceed owned by it. The excess of the fair value of the iSucceed shares received by you over your basis in your EntrePort shares held as of the record date will be taxable gain to you

Q.  WHAT DO I NEED TO DO NOW?

A. After carefully reviewing this proxy statement, including the exhibits, indicate on your proxy card how you want to vote, sign it and mail it in the enclosed return envelope as soon as possible. If you sign and send in your card and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the stock issuance and merger and any other proposals at the special meeting.

Q: WHAT IS THE DATE, TIME AND PLACE OF THE MEETING?

A: The special meeting of shareholders will be held on August   , 2001, at
                a.m. California time, at our offices at 5937 Darwin Court, Suite 109, Carlsbad, CA 92008.

Q: WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A: Shareholders of EntrePort common stock as of the close of business on July 21, 2001.

Q: HOW MANY SHARES NEED TO BE REPRESENTED AT THE MEETING?

A: The holders of one-third of the outstanding shares entitled to vote at the special meeting (6,180,000 shares) must be present in person or represented by proxy to constitute a quorum for the transaction of business. If you vote by proxy card or in person at the special meeting, you will be considered part of the quorum.

Q: HOW DO I VOTE?

A: You can vote by mail or in person at the special meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
    SHARES FOR ME?

A: Generally, your broker will not have the power to vote your shares. Your broker will vote your shares only if you provide him or her with instructions on how to vote. Any failure to instruct your broker on how to vote in favor of the merger and the private placement will have the effect of a vote "against" these proposals. You should follow the directions provided by your broker on how to instruct your broker to vote your shares.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: You may revoke it any time before the special meeting by:

    1.  giving written notice of your revocation to our Secretary;

    2. filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary; or

    3.  attending the special meeting and voting in person.

Q: HOW MANY VOTES ARE REQUIRED TO APPROVE THE MERGER PROPOSAL?

A: Approval of the merger proposal requires the affirmative vote of a majority of the shares of our common stock outstanding as of July 21, 2001 (9,270,001 shares). A failure to vote or to provide your broker with instructions on how to vote, or a vote to abstain will have the same effect as a vote "against" the merger proposal. All of the directors of EntrePort have agreed under a voting agreement to vote their shares of EntrePort common stock to approve the merger proposal.

Q: WHAT HAPPENS IF I SELL MY ENTREPORT SHARES BEFORE THE SPECIAL MEETING?

A: The record date for the special meeting is earlier than the expected date of the special meeting. If you transfer your EntrePort shares after the record date but before the special meeting, you will retain your right to vote at the special meeting.

Q: WHOM SHOULD I CONTACT IF I HAVE ANY FURTHER QUESTIONS ABOUT THE PROPOSED
    MERGER OR THE PRIVATE PLACEMENT?

A: If you have any questions, you may contact our General Counsel as follows:
    Deborah Ries
    General Counsel
    5937 Darwin Court, Suite 109
    Carlsbad, CA 92008
    Telephone: (760) 688-1144 Ext. 105
    Facsimile: (760) 431-4840
    E-mail: dries@entreport.com

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

    This proxy statement and the documents to which we refer you and incorporate into this proxy statement by reference contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance.

    You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including:

    - our recent commencement of revenue producing operations and lack of significant operating history;

    - our present financial condition and the risks and the availability of additional capital as and when required;

    - the risks and uncertainties concerning the our ability to consummate the acquisition of Infotopia;

    - the risks and uncertainties concerning technological changes, increased competition and general economic conditions.

    These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this proxy statement, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                   INFORMATION CONCERNING THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

    The special meeting of shareholders of EntrePort will be held on, August   ,
2001, at       a.m., California time, at our offices at 5937 Darwin Court, Suite
109, Carlsbad, CA 92008.

PURPOSE OF THE SPECIAL MEETING

    At the special meeting, EntrePort shareholders will be asked to:

    - approve the transfer of all of the assets and liabilities of EntrePort to its wholly-owned subsidiary iSucceed.com.

    - approve the 1-for-18.54 reverse split of EntrePort's common stock.

    - approve the Agreement and Plan of Reorganization and Merger.

    You may be asked to consider other matters that may properly come before the special meeting and any postponements or adjournments thereof. It is not anticipated that any other matters will be brought before the special meeting. If other matters should properly come before the special meeting, however, the holders of proxies solicited hereby will vote on such matters in their discretion, unless you withhold such authority.

VOTING RIGHTS

    Our board of directors has set the close of business on July 21, 2001 as the record date for determining shareholders entitled to vote at the special meeting. Each holder of common stock is entitled to one vote for each share held as of the record date.

    The presence, in person or by proxy, of the holders of one-third of the outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting. Abstentions are counted for purposes of determining whether a quorum exists at the special meeting. Proxies that reflect abstentions and proxies that are not returned will have the same effect as a vote against approval of the merger agreement and private placement, because the affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the merger agreement and private placement.

    Brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners; however, brokers are preclude from exercising their voting discretion with respect to the approval of non-routine matters such as the merger proposal. As a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the approval of non-routine proposals (i.e., "broker non-votes"). Abstentions and properly executed broker non-votes will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists and will have the same effect as votes against approval of the merger proposal.

VOTE REQUIRED

    Assuming a quorum is present, approval by EntrePort's shareholders of the merger proposal and the private placement will require the affirmative vote of a majority of the outstanding shares of EntrePort common stock entitled to vote at the special meeting (9,270,001 shares).

SOLICITATION, REVOCATION AND USE OF PROXIES

    We will pay the costs of soliciting proxies from our shareholders and the costs of reporting and mailing this proxy statement, the enclosed proxy and any other material furnished to our shareholders in connection with the special meeting. In addition to the solicitation of proxies by mail, certain of our directors, officers and employees may solicit proxies by telephone, telecopy and personal contact, without separate compensation for such activities. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of common stock, and such persons will be reimbursed for their reasonable out-of-pocket expenses.

    You may revoke your proxy at any time before voting your proxy at the special meeting. A proxy may be revoked prior to the vote at the special meeting by submitting a written revocation to our Secretary at 5937 Darwin Court, Suite 109, Carlsbad, CA 92008; Attention: Deborah Ries, or by submitting a new proxy, in either case, dated after the date of the proxy that is being revoked. All valid proxies will be voted at the meeting in accordance with the instructions given. If no instructions are given, the shares represented by the proxy will be voted at the special meeting for approval and adoption of the merger agreement and in accordance with this proxy statement on any other business that may properly come before the special meeting and any postponements or adjournments thereof.

    Our board of directors is not currently aware of any other business to be brought before the special meeting. If, however, other matters are properly brought before the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

    During the last week of March, 2001, Greg Kofford, a financial advisor to Infotopia, contacted William A. Shue, our Chief Executive Officer and Chief Financial Officer, by telephone. During that telephone call, Mr. Kofford advised Mr. Shue that he was conducting a search for an AMEX listed company that might be interested in a possible merger transaction. Mr. Kofford briefly explained the nature of Infotopia's business and background. At that time, Mr. Shue indicated that he would review any information that might be submitted to us.

    On or about April 2, 2001, Mr. Kofford and Mr. Shue spoke again by telephone concerning the parties' interest in a possible merger transaction. During this conversation, Mr. Kofford indicated that Infotopia was not interested in acquiring the business of EntrePort but that Infotopia was interested in purchasing the publicly listed corporation. At that time, Mr. Shue invited
Mr. Kofford to meet with members of EntrePort's board of directors in Palm Springs, California. Mr. Kofford agreed to the meeting.

    On April 6, 2001, a special meeting of our board of directors was held in Palm Springs, California. At the meeting, Mr. Shue presented the substance of his discussions with Mr. Kofford and responded to inquiries from the board members.

    Following the board meeting on April 6, 2001, Mr. Shue, David J. D'Arcangelo, our Chairman, and Directors Tony Acone and Scott Lucas, met with
Mr. Kofford in Palm Springs, California.   During the meeting, Mr. Kofford
presented information concerning the proposed transaction, potential business points, and Infotopia's vision of the potential merger transaction. Preliminary business points and proposed terms were discussed by the parties during the meeting. Mr. Kofford advised the remaining participants that he would consult with Infotopia concerning the discussions that occurred during the meeting. At the conclusion of the meeting, the board unanimously approved further efforts to secure a favorable acquisition, including the execution of a letter of intent.

    During the week of April 9, 2001, Mr. Kofford contacted Mr. Shue by telephone to inquire as to the possibility of arranging a meeting with the President of Infotopia. The parties agreed to meet the following week at our offices in Vista, California.

    During the week of April 16, 2001, Mr. Shue, Mr. D'Arcangelo, Mr. Kofford and Daniel Hoyng, President of Infotopia, met in our offices in Vista, California to discuss the business points and proposed terms of the potential acquisition and merger, including the transfer of our assets to our wholly owned subsidiary, iSucceed.com, Inc., and the payment of cash and stock by Infotopia.

    On April 25, 2001, EntrePort and Infotopia signed a binding letter of intent outlining certain terms and conditions pursuant to which we would be acquired by
Infotopia.   The letter of intent lapsed by its own terms on May 11, 2001. The parties, however, continued their negotiations and revised the terms and conditions pursuant to which we would be acquired by Infotopia.

    On May 7 and May 20, 2001, special meetings of our board of directors were held. Mr. Shue presented the substance of the discussions with representatives of Infotopia to the board members and responded to inquiries from the board members concerning the negotiations for the proposed transaction. Mr. Shue indicated that negotiations were continuing.

    On May 29 and June 4, 2001, special meetings of our board of directors were held. Mr. Shue presented the substance of the recently revised terms and conditions of the proposed transaction with Infotopia to the board members. The board members authorized Mr. Shue to continue discussions consistent with those terms and approved the revisions to the terms of the proposed transaction.

    On June 13, 2001, our board of directors unanimously approved the merger and merger agreement, the transfer of our assets to our wholly owned subsidiary for the purposes of the merger and authorized the officers to execute the merger agreement, with such changes or modifications as the officers deemed appropriate.

    We executed the merger agreement on June 15, 2001. On July 9, we executed Amendment No. 1 to the Agreement and Plan of Reorganization and Merger.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

    EntrePort's board of directors has unanimously approved the reorganization, believes it to be fair to and in the best interests of EntrePort and its shareholders, and recommends that EntrePort shareholders vote in favor of each of the transactions described in this proxy statement.

ENTREPORT'S REASONS FOR THE MERGER

    In arriving at the determination that the reorganization is advisable and is fair to and in the best interests of our shareholders, our board of directors considered a number of factors, including without limitation, the following:

    - our need to raise additional capital to continue our operations and pursue our growth strategy and the availability of alternative sources of financing;

    - the fact that we will receive $500,000 (including $100,000 to cover our attorneys' fees) in cash as a result of the reorganization without causing dilution to our shareholders; and

    - the ability to effectively reincorporate our business as a Delaware corporation.

    Our board of directors also considered other factors in connection with the reorganization. These included, among others:

    - the costs of filing a registration statement with the Securities and Exchange Commission to permit iSucceed.com's shares to be publicly traded;

    - the likelihood that, even if iSucceed files a registration statement with the SEC, its shares will trade on the over-the-counter bulletin board and will not meet the original listing requirements of the American Stock Exchange or Nasdaq Small Cap Market.

    Our board of directors believes that the benefits and advantages of the merger outweigh these factors.

    The foregoing discussion addresses the material information and factors considered by our board in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the variety of factors and the amount of information considered, the board of directors did not find it practicable to, and did not specifically, make assessments of quantify or otherwise assign relative weights to all of the various factors and analyses considered in reaching its determination.

INFOTOPIA'S REASONS FOR THE MERGER

    The Infotopia board of directors believes that the terms of the merger agreement and the transactions contemplated thereby are fair from a financial point of view to, and are in the best interests of, Infotopia and its shareholders. Accordingly, the boards of directors of Infotopia-Ohio and Infotopia-Nevada have unanimously approved and adopted the merger agreement and the transactions contemplated thereby. The principal reason for Infotopia entering the transactions contemplated thereby is the fact that, following the merger, it will have majority control over a company listed on the American Stock Exchange.

    The Infotopia board of directors also discussed other factors in connection with the merger, including, among others, the fact that the American Stock Exchange has notified EntrePort of its intent to completely review the merger and related transactions as well as the business and management of Infotopia and that it will determine whether to approve the continued listing of EntrePort after the merger based upon this review.

    The Infotopia-Nevada and Infotopia-Ohio boards of directors believe that the benefit of the American Stock Exchange listing outweighs the possible risk of delisting. The foregoing discussion of the information and factors considered by the Infotopia board of directors is not intended to be exhaustive but is believed to include all material factors considered by the Infotopia board of directors.

REGULATORY REQUIREMENTS

    In connection with the merger, after the approval of the merger proposal by EntrePort's and Infotopia-Nevada's shareholders, EntrePort and Infotopia-Ohio will be required to file articles of merger with the Secretaries of State of Florida and Ohio in accordance with the Florida and Ohio law. In addition, EntrePort must comply with federal and state securities laws in connection with the issuance of EntrePort securities pursuant to the merger.

                              THE MERGER AGREEMENT

    As of June 15, 2001, we entered into the merger agreement with Infotopia. The following is a summary of the material provisions of the merger agreement. Because it is a summary, it does not include all of the information that is included in the merger agreement. The text of the merger agreement, which is attached as Appendix A to this proxy statement, is incorporated into this section by reference. We encourage you to read the merger agreement carefully in its entirety.

THE MERGER STRUCTURE AND CONSIDERATION

    The merger is structured as a tax-free reorganization under
Section 368(a)(1)(A) of the Internal Revenue Code. At the effective time of the merger, Infotopia-Ohio will merge into EntrePort. Infotopia-Ohio will cease to be a separate company. EntrePort will issue 11,900,000 units of its securities to Infotopia in exchange for the merger (each unit consisting of one share of its common stock, one warrant to purchase 1/2 share of common stock at a price of $5.00 per full share and one warrant to purchase 1/4 share of common stock). In connection with the merger, Infotopia will purchase an additional 3,700,000 units for $400,000, and will pay $100,000 of EntrePort's legal expenses in connection with the transaction

TIME OF CLOSING

    If the merger is approved at the special meeting, we expect to close the merger no later than August 24, 2001. The merger will become effective upon filing of articles of merger with the Secretaries of State of Ohio and Florida.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains various customary representations and warranties made by each party that are subject to certain qualifications and exceptions contained in the merger agreement or disclosed in a disclosure schedule.

    Subject to certain qualifications and exceptions, Infotopia has made representations to us substantially to the effect that:

    - Infotopia is properly organized and in good standing;

    - Infotopia has the capitalization disclosed in the merger agreement;

    - Infotopia has the requisite corporate power and authority to enter into the merger agreement;

    - there are no conflicts with the execution, delivery or performance of the merger agreement;

    - no consent, approval, order or additional authorization is required in connection with the execution, delivery or performance of the merger agreement by Infotopia;

    - Infotopia's financial statements are materially accurate and were prepared in conformity with generally accepted accounting principles;

    - Infotopia has disclosed to us all of its material liabilities;

    - there have not been any material adverse changes in Infotopia's assets or business since March 31, 2001;

    - Infotopia has good and marketable title to assets and properties that relate to or are necessary to conduct its business and operations as currently conducted;

    - Infotopia owns or has the proper rights to use all intellectual property used or necessary to conduct its business;

    - there are no legal proceedings against Infotopia that would interfere with the merger;

    - Infotopia has properly filed its tax returns and paid its taxes;

    - Infotopia's insurance policies are valid, binding and enforceable;

    - Infotopia has properly administered its employee benefit plans and those plans will not give rise to any unknown liabilities;

    - Infotopia has disclosed to us all material agreements to which it is a party or by which any of its assets are bound;

    - there are no material claims or complaints against Infotopia for any unsatisfactory services;

    - Infotopia has materially complied with all applicable labor and employment laws, is not liable for any back-wages or severance pay and is not aware of any key employee intending to leave the company;

    - Infotopia has not experienced any material problems with its customers within the past year;

    - Infotopia has complied in all material respects with all applicable laws;

    - there are no environment or occupational safety or health problems related to Infotopia that could subject us to any liability;

    - Infotopia will not be required to pay any brokers' or finders' fees in connection with the merger;

    - the information provided by Infotopia for this proxy statement is not inaccurate or misleading and does not omit any fact that is necessary to make the disclosure not misleading;

    - Infotopia has not engaged in certain corrupt business practices within the past five years;

    - Infotopia has made all of its books and records available to us;

    - that information supplied to us about the general business of Infotopia is accurate.

    Subject to certain qualifications and exceptions, EntrePort has made representations to Infotopia substantially to the effect that:

    - EntrePort is properly organized and in good standing;

    - EntrePort has all requisite corporate power and authority to enter into the merger agreement;

    - there are no conflicts with the execution, delivery or performance of the merger agreement;

    - the capitalization of EntrePort is as set forth in the merger agreement;

    - no consent, approval, order or additional authorization is required in connection with the execution, delivery or performance of the merger agreement by EntrePort;

    - the EntrePort common stock to be issued in the merger will be duly authorized, validly issued, fully paid and non-assessable;

    - there are no legal proceedings against EntrePort that would interfere with the merger;

    - EntrePort has disclosed to Infotopia all material agreements to which it is a party or by which any of its assets are bound;

    - EntrePort will not be required to pay any brokers' or finders' fees in connection with the merger;

    - at the time of filing, all of EntrePort's SEC filings complied in all material respect with applicable SEC rules and did not contain any material untrue or misleading statements or omissions; and

COVENANTS

    The merger agreement contains the following covenants of the parties:

    - EntrePort will prepare and file this proxy statement with the SEC and call a special meeting;

    - Infotopia will conduct its business in the ordinary course and consistent with past practices until the closing and will refrain from taking certain actions without the consent of EntrePort;

    - Infotopia will not solicit, initiate or entertain alternative offers or transactions;

    - Infotopia will allow EntrePort to have full access to its facilities, properties, books and records;

    - all parties agree that all information furnished to them in connection with this merger will remain confidential;

    - the parties will use their reasonable commercial efforts to promptly obtain all consents, authorizations, approvals and waivers required in connection with the merger;

    - each party provides further assurances that it will reasonably cooperate in order to carry out the intent of the merger agreement;

    - Infotopia will provide additional, supplemental information as necessary to correct or update its disclosure schedule;

    - no public announcements will be made by any party without the other parties' consent; and

    - each party will use commercially reasonable efforts to satisfy all the conditions precedent applicable to them in order to consummate merger.

CONDITIONS TO THE MERGER

    The obligations of EntrePort and iSucceed to consummate the merger are subject to the satisfaction, or waiver by EntrePort, of each of the following conditions:

    - the representations and warranties of Infotopia contained in the merger agreement being accurate in all material respects as of the closing;

    - Infotopia must have performed and complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by Infotopia on or prior to the closing;

    - the merger must be approved by EntrePort's shareholders at the special meeting;

    - EntrePort having transferred all of its assets and liabilities to iSucceed immediately prior to or concurrent with the closing and distributed all of the outstanding shares of the common stock of iSucceed to the shareholders of EntrePort immediately prior to the Effective Time

    The obligation of Infotopia and its shareholders to effect the transactions contemplated in the merger agreement will be subject to the satisfaction at or prior to the closing of each of the following conditions:

    - the representations and warranties of EntrePort contained in the merger agreement being accurate in all material respects as of the closing;

    - EntrePort must have performed and complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by EntrePort prior to or at the closing; and

    - Approval of the Merger by the Board of Directors of Infotopia-OH and Infotopia-NV and by Infotopia-NV as the sole shareholders of Infotopia-OH.

    The obligation of any party to effect the transactions contemplated in the merger agreement will be subject to all consents and approvals of third parties required by law or contract having been obtained and all necessary government and exchange filings having been made. This includes, without limitation, appropriate filings with the Securities and Exchange Commission and the American Stock Exchange as well as the expiration or termination of any applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976. In addition, such obligation will be subject to the approval of the American Stock Exchange of the continued listing of EntrePort (as a combined entity with Infotopia-Ohio) after the merger.

TERMINATION OF THE MERGER AGREEMENT

    The merger agreement may be terminated at any time prior to the effective time:

    - by the mutual consent of the Boards of Directors of EntrePort and Infotopia-Nevada;

    - by EntrePort or Infotopia if the Effective Time shall not have occurred on or before the close of business on October 15, 2001 provided that the terminating party is not in default of this Agreement;

    - by Infotopia-Nevada or Infotopia-Ohio upon the occurrence of a default under this Agreement by EntrePort or iSucceed;

    - by EntrePort or iSucceed after the occurrence of a default under the merger agreement by Infotopia;

    - by either Infotopia--OH or EntrePort if stockholder approval of the merger is not obtained by EntrePort's shareholders at the special meeting.

INDEMNIFICATION

    The merger agreement provides for indemnification by iSucceed of post-merger EntrePort, Infotopia-Nevada and the shareholders, officers, directors, employees and agents of Infotopia-Nevada from losses resulting from:

    - breach of the representations, warranties, covenants, or other agreements on the part of EntrePort contained in certain sections of the merger agreement;

    - the fees and commissions of any broker or advisor engaged by EntrePort in connection with this transaction other than those set forth on the relevant disclosure schedule; and

    - any tax liabilities of EntrePort with respect to the periods on or prior to the closing date of the merger.

    The merger agreement also provides for indemnification by Infotopia of EntrePort, its shareholders, officers, directors, employees and agents from and against losses resulting from:

    - breach of any representation, warranty, covenant, or other agreement contained in the merger agreement or in any certificate, instrument, or other document delivered by Infotopia;

    - any breach of any other representation, warranty, covenant, or other agreement on the part of Infotopia-Ohio contained in the merger agreement or in any certificate, instrument or other document delivered by Infotopia-Ohio to EntrePort pursuant hereto; (B) any tax liabilities of Infotopia-OH with respect to the periods on or prior to the Closing Date;
      (C) the fees and commissions of any broker or advisor engaged by Infotopia-Nevada in connection with this transaction; and

    - any act or omission, transaction, circumstance, state of facts or other condition relating to Infotopia and occurring or existing now or anytime hereafter for six (6) years following the closing date.

               COMMON STOCK MARKET PRICE AND DIVIDEND INFORMATION

    Our common stock has traded on the American Stock Exchange under the symbol "ENP" since June 16, 2000. Prior to that date, our common stock traded on the OTC Bulletin Board under the symbol "ERTE." The following table shows the high and low bid prices for our common stock since the inception of trading in February 1999 through June 15, 2000 as reported by the OTC Bulletin Board and the high and low sale prices since June 16, 2000 as reported by the American Stock Exchange. We consider our stock to be "thinly traded" and any reported sale prices may not be a true market-based valuation of our stock. Some of the bid quotations from the OTC Bulletin Board set forth below may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                              HIGH BID       LOW BID
                                                              --------       --------
1999 (OTC Bulletin Board)
First quarter (from February 16, 1999)......................   $ 2.25         $0.06
Second quarter..............................................     5.25          1.00
Third quarter...............................................     7.75          1.75
Fourth quarter..............................................     6.94          1.75

2000 (OTC Bulletin Board)
First quarter...............................................   $10.38         $4.50
Second quarter (through June 15, 2000)......................     8.63          3.00

                                                              HIGH SALE       LOW SALE
                                                              ---------       --------
2000 (American Stock Exchange)
Second Quarter (from June 16, 2000).........................   $ 4.25          $3.00
Third Quarter...............................................     4.94           2.75
Fourth Quarter..............................................     2.94           0.56

                                                              HIGH SALE       LOW SALE
                                                              ---------       --------
2001 (American Stock Exchange)
First Quarter...............................................   $ 1.00          $0.25
Second Quarter..............................................     0.36           0.09
Third Quarter (through July 10, 2001).......................     0.19           0.14

    As of 6/30/01, there were approximately 187 holders of record of our common stock.

                                   MANAGEMENT

MANAGEMENT OF ENTREPORT AFTER THE MERGER

    If the merger is approved by the shareholders and consummated, EntrePort, as the surviving corporation, will have five directors. The current members of the board of directors of EntrePort will all resign. Three of the new directors will be Messrs. Daniel J. Hoyng, Ernest J. Zavoral and Clinton W. Smith. These new directors will elect two additional directors to fill the vacancies. Certain information regarding Messrs. Hoyng, Zavoral and Smith, as well as for Ronald T. Fricke, Infotopia's Vice President of Corporate Finance and Marek Lozowicki, its Senior Vice President and Secretary, is set forth below:

                                                       POSITION WITH ENTREPORT (AS THE
NAME                                         AGE       SURVIVING CORPORATION) AFTER THE MERGER
------------------------------------------     --      ------------------------------------------
Daniel J. Hoyng...........................  38         Chairman of the Board and CEO

Ernest J. Zavoral.........................  44         President and Director

Marek A. Lozowicki........................  38         Senior Vice President and Secretary

Clinton W. Smith..........................  41         General Counsel and Director

Ronald T. Fricke..........................  35         Vice President of Corporate Finance

    DANIEL HOYNG currently serves as Chairman of the Board and CEO of Infotopia-Nevada and Infotopia-Ohio. Mr. Hoyng has over eight years of experience as an executive in a public company. Mr. Hoyng has served as the CEO and Chairman of Infotopia, Inc. since April 2000 and from 1997 to 2000 served as Chairman and CEO of National Boston Medical, Inc., a medical marketing company and predecessor to Infotopia-Nevada. Infotopia-Nevada now owns approximately 10% of the outstanding common stock of National Boston Medical. Since Mr. Hoyng's departure, National Boston Medical has filed for bankruptcy. Mr. Hoyng joined Infotopia along with other key executives when Infotopia was acquired by Dr. Abravenals's Formula from National Boston Medical, Inc. Mr. Hoyng served as a Vice President of Sales for Companion Radio, Inc. from 1996 to 1997. Between 1992 and 1996, he served as a Divisional Director for Healthcare services
Group, Inc., a publicly traded company specializing in housekeeping and laundry services to the long-term care industry. From 1989 to 1992, Mr. Hoyng served as a Sales Manager and then General Manager for ARA/Cory Refreshment Services.
Mr. Hoyng was awarded his Bachelors in Communications Degree from Saint Joseph's College in 1985.

    ERNEST ZAVORAL has served as President and a director of Infotopia-Nevada and of Infotopia-Ohio since April 2000, where is responsible for the day to day operations along with developing and marketing heath related new products such as Infotopia's Backstroke-Registered Trademark-, through television infomercials and into retail distribution. From January 1999 until April 2000, Mr. Zavoral was Vice President in charge of operations of National Boston Medical, Inc., a medical marketing company and predecessor to Infotopia-Nevada. Infotopia-Nevada now owns approximately 10% of the outstanding common stock of National Boston Medical. After Mr. Zavoral's resignation, National Boston Medical filed for bankruptcy. From November 1996 to December 1998, Mr. Zavoral served as President of Infotopia-Ohio (which was then know as Flex Marketing, Inc.) where he was responsible for running the overall business. Prior to November 1996, he served as principal of Freedom Laces which developed small products for the retail sector.

    MAREK LOZOWICKI has served as Secretary and Vice President of Infotopia-Nevada and Infotopia-Ohio since April 2000. In January 2001, he was promoted from Executive Vice President to Senior Vice President. From
March 1997 to April 2000, Mr. Lozowicki served as Vice President of Information Technology for National Boston Medical, Inc., a medical marketing company and predecessor to Infotopia-Nevada, where he managed and oversaw its networks and was responsible for website development and the communications infrastructure. Infotopia-Nevada now owns approximately

10% of the outstanding common stock of National Boston Medical. Since
Mr. Lozowicki's resignation, National Boston Medical has filed for bankruptcy. From 1996 until 1997, Mr. Lozowicki served as a Photography Manager for Portraits International East, Inc. From 1992 to 1996, Mr. Lozowicki served as a Northeast Region District Photography Manager for AFP, Inc. While with
AFP, Inc. and Portraits International, Inc., Mr. Lozowicki was responsible for overseeing and managing regional high volume retail consumer portrait photography operations contracted with several national retailers such as K-Mart, Wal-Mart, Ames, Bradlees and others. Mr. Lozowicki managed one of the largest regions in the country and was responsible for implementing new digital photography technologies that allowed for more efficient operations.
Mr. Lozowicki received the equivalent of a Bachelor of Arts degree from the Diocesan Seminary of Gorzow, Poland in 1986.

    CLINTON SMITH has served as a director of Infotopia-Nevada since
January 2001. Mr. Smith is a member of the Louisiana bar and was a founding partner of Roby & Smith, a full service New Orleans law firm with a concentration in litigation, from November 1997 until January 2001. From 1989 to 1998, Mr. Smith practiced with the law firm of Bryan & Jupiter whose practice focuses on education/school law, commercial law, workers' compensation and tort defense. He became a partner in Bryan & Jupiter in 1993. From 1998 to April 2000, Mr. Smith served as a director of National Boston Medical, Inc., a medical marketing company and predecessor to Infotopia-Nevada. Infotopia-Nevada now owns approximately 10% of the outstanding common stock of National Boston Medical. Since Mr. Smith's resignation, National Boston Medical has filed for bankruptcy. Mr. Smith received a baccalaureate degree at Morehouse College of Atlanta, Georgia where he majored in history and business administration.
Mr. Smith completed the Juris Doctor degree at Tulane University School of Law where he received the 1987 Merit Award for the Law League of Louisiana.

    RONALD FRICKE has served as the Vice President of Corporate Finance of Infotopia-Nevada since June 1, 2001. From May 1998 to June 2001 he served as a Vice President and Financial Manager of Corporate Banking of PNC Financial Service Group, Pittsburgh, PA. There he was manager of a department responsible for the preparation and analysis of all the financial reporting requirements (internal and external) of the corporate banking line of business. From
May 1995 to May 1998 he worked in the Financial Service Practice at KPMG Peat Marwick, LLP, starting as an Audit Supervisor in May 1995 and being promoted to an Audit Manager from May 1997 to May 1998. Mr. Fricke received a B.S. in Business Administration with a Concentration in Accounting from Duquesne University in December 1989.

MANAGEMENT OF ISUCCEED AFTER THE SPIN-OFF OF ENTREPORT'S ASSETS AND LIABILITIES

    Set forth below are the directors and officers of EntrePort who will take office as directors and officers of iSucceed after consummation of the merger and the related spin-off of iSucceed:

NAME                                          AGE      POSITION
----                                        --------   --------
David J. D'Arcangelo......................     45      Chairman of the Board

William A. Shue...........................     44      President, Chief Executive Officer, Chief
                                                       Financial Officer and Director

Tony Acone................................     57      Director

Scott Lucas...............................     41      Director

Bruce Peterson............................     41      Director, President Real Estate Division

    Mr. D'Arcangelo has served as Chairman of our Board of Directors since February 17, 1999. From February 17, 1999 to March 21, 1999, Mr. D'Arcangelo also served as our President and Chief Executive Officer. From 1994 to 1999, Mr. D'Arcangelo served as President of the D'Arcangelo

Companies, a business marketing and training consulting firm. Mr. D'Arcangelo's book, "Wealth Starts at Home," published by McGraw-Hill, was released in 1997.

    Mr. Shue has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary and as a director since April 17, 1999. From 1994 to 1999, Mr. Shue served as an independent consultant to the seminar production industry. Mr. Shue was a co-founder of Caribiner International, Inc., a NYSE-listed business communications company, and served as President of Caribiner International from 1986 to 1993. Mr. Shue has an MBA in Finance from the University of Houston.

    Mr. Acone has served as a director since November 1999. Mr. Acone was a co-founder of Prime Ticket Sports Network and served as President of that company from 1985 to 1989 and Assistant to the Chairman from 1989 to 1994, at which time Prime Ticket was sold to Fox Sports Television Network. Mr. Acone has been a private investor since 1994.

    Mr. Lucas has served as a director since April 2000. Mr. Lucas has served as the Chairman and Chief Executive Officer of YourPut.com, a private information management company, since 1997. From 1995 to 1997, Mr. Lucas was Chief Equity Officer for AIM Capital Management, Houston, Texas, where he held senior fiduciary duties for 30 mutual funds containing nearly $90 billion in assets. Prior to AIM, Mr. Lucas was Vice President at Goldman Sachs & Co., New York, where he was responsible for marketing and strategy for Equity Derivatives and Program Trading for the Western U.S. and Canada.

    Mr. Peterson has served as a director since April 2001. Mr. Peterson previously served as Chief Executive Officer and Founder of University.com, Inc. Mr. Peterson's professional record includes eighteen years of successful sales and marketing experiences coupled with financial and new business development successes. Prior to University.com, Inc., Mr. Peterson served as President of On-Line Software, Inc. which was sold in July 1996 to a Fortune 1000 company.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this proxy statement by:

    - each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

    - each of our directors and executive officers; and

    - all of our directors and executive officers as a group.

                                                             NUMBER OF SHARES    PERCENTAGE
NAME AND ADDRESS                                            BENEFICIALLY OWNED     OWNED
----------------                                            ------------------   ----------
David J. D'Arcangelo......................................        2,673,334         14.4%

William A. Shue...........................................        1,500,000          8.0%

Tony Acone................................................          325,000          1.7%

Scott Lucas...............................................          390,000          2.1%

Bruce Peterson............................................        2,318,111         12.5%

Wyncrest Capital, Inc./Ronald Eibensteiner................        1,601,627          8.6%

All officers and directors as a group.....................        7,206,445         37.9%

    Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include the following shares that are subject to options that are immediately exercisable or exercisable within 60 days from the date of this prospectus:

    1.  50,000 shares subject to options held by Mr. D'Arcangelo;

    2.  300,000 shares subject to options held by Mr. Shue;

    3.  100,000 shares subject to options held by Mr. Acone; and

    4.  40,000 shares subject to options held by Mr. Lucas.

    5. 167,236 shares subject to options and warrants held by Wyncrest Capital/Ronald Eibensteiner.

    The number of shares and the percentage beneficially owned by all officers and directors as a group includes a total of 490,000 shares subject to options that are immediately exercisable or exercisable with 60 days from the date of this prospectus. The address for each of the shareholders listed above is 5937 Darwin Court, Suite 109, Carlsbad, CA 92008.

                             BUSINESS OF ENTREPORT

GENERAL

    We are engaged in the business of developing and operating web sites to provide training, information and services to industry specific groups. In
April 2000, we launched our first web site, www.iSucceed.com, which is dedicated to residential real estate agents located in the United States and Canada. According to the National Association of Realtors, there are over 720,000 realtors in the United States alone. As of December 31, 2000, we had entered into agreements with over 150 top real estate agents, speakers and trainers to provide content and training on iSucceed.com at very low cost to us. Going forward, we intend to launch similar web sites for professionals in other industry segments. In January 2001, we completed the acquisition of University.com, Inc. and relaunched a combined web site, www.realestate.university.com, which offers improved services and products to residential real estate agents in the United States and Canada.

    Each of our web sites is intended to provide rich content to specific industry groups, including a broad array of resources and services such as:

-  live and recorded training                  -  search engines
-  e-mail                                      -  on-line shopping
-  forum                                       -  chat rooms

    Some resources and services such as e-mail, forums, search engines, shopping and training will be common to all of our industry sites. However, each site will also contain resources and services tailored to the needs and interests of that site's specific industry group. By adopting this approach, we believe that each site will be more useful to its targeted users than many current sites that seek to attract the public at large.

OUR MARKET

    Our market includes those groups of professionals, independent contractors, sales people and others that are large and cohesive enough to represent a community of business people with similar business goals and needs. These groups include nationwide members of industry segments, such as the approximately 720,000 real estate agents in the United States, or the employees and agents of large national and international sales organizations. All of these industry segments currently spend significant amounts of money on training, information and other goods and services intended to fulfill or further their business needs and goals.

    Our business plan is based on management's collective experience that the members of many industry segments are currently underserved in terms of training and information relating to their industry and job functions. We believe that the primary problem facing industry segments in need of training and content is the ability to access the available training and content on a timely and cost effective basis. Training and content has been traditionally disseminated by way of live sessions and seminars and through the distribution of books, audio and videotapes. However, these traditional methods typically involve relatively high costs to the recipients and fail to ensure the distribution of information on a timely basis.

    Our internal research and analysis suggests that the members of many industry segments are willing to pay for a service that can deliver meaningful training and content on a timely and cost effective basis and that this need presents a significant market opportunity for EntrePort. We also believe that the training and information provided on our web sites will enhance the skills of the subscribers and increase their profit potential.

OUR SOLUTION

    Our business model is designed to take advantage of the unique opportunities offered by the internet. The increasing use of the internet as a commercial medium has been accompanied by a diversification in the type of commerce that is conducted on the internet and a proliferation in the types of products and services available on the internet. The internet has created a dynamic and particularly attractive medium for business, empowering businesses and consumers to distribute and gather more services and information than is feasible with traditional commerce systems, to communicate and shop in ways that can be more convenient for them and to interact with each other in many new ways. As the internet has become more accessible and widely used for transactions, it has emerged as a primary business channel alongside the telephone, paper-based communication and face-to-face interaction.

    We intend to address the need for business training and information through the consolidation of proprietary training and content in web sites within industry segments. The internet offers the opportunity to provide certain targeted industry segments with training and information that is broader, more current and more accessible than has previously been available, all at a lower cost to the recipient. By consolidating content and presenting it in web sites, we will be able to offer our customers current training and information that is accessible by them 24 hours a day, seven days a week for a relatively low monthly membership fee.

OUR STRATEGY

    Our objective is to be the premier producer of web sites directed at industry specific audiences. To this end, we intend to position ourselves as a membership driven marketing model capable of generating multiple revenue streams while, at the same time, generating product/services and members at no or little cost to us. In this respect, we believe that we have the ability to offer a financial model unlike many other e-commerce companies. We launched our initial web site in April 2000, but as of June 30, 2001 we have not generated any meaningful revenues from operations. As a result, there can be no assurance that our business model will be successful or that we will be able to generate revenues as planned.

    The key to our strategy is our proposed strategic alliances with industry marketing experts. Many marketing experts derive their revenue from the sale of proprietary marketing products, typically books, audio and videotapes. Marketers, therefore, typically sponsor, at their expense, seminars and other means of paid advertising for purposes of reaching their audience. We will offer these marketers the opportunity to post content, either by way of text, audio or video tape. Additionally, we will allow the marketers the opportunity to offer their proprietary products for sale at our web store. At the end of each content posting or training segment, the marketers' products will be showcased and members will be directed to our web store where the products will be available for purchase. We do not intend to warehouse the products but will take orders, process credit cards and pass along the order to the respective provider for shipments. We intend to charge the marketer a commission, exclusive of shipping and handling charges, which we believe to be significantly higher than commissions typically received by on-line distributors.

    To date, we have signed agreements with over 150 of the top real estate agents, speakers and trainers in North America, each of whom have agreed to provide us with commissions on all sales of their products through our web store. In choosing real estate agents to provide content on our site, we target agents who we believe to be highly successful. Based on our own research and discussions with industry experts, we believe that most of our agents are among the nation's top 10% in terms of annual sales volume, and many of our agents are among their firm's top ten overall producers. In selecting speakers and trainers, we have targeted persons who are widely recognized as experts in the industry, including, for example, Terri Murphy, who is the Chairman of the National Association of Realtors'

Business Technology Forum and the author of two best selling real estate books, and John Tucillo, who is the former Chief Economist for the National Association of Realtors and the author of two best selling real estate books.

    In addition to providing content, we believe that our industry marketing experts will provide access to significant numbers of subscribers at little or no cost to us. We expect that the marketing experts that post content will bring to the site the same marketing audience they have been selling to for years. In addition, we will market private-label universities to the major real estate brands through our existing agreements with these brands.

    In summary, we believe that our business model offers the following potential benefits and advantages: access to leading edge content from recognized marketing experts at no our little cost to us; access to the clients and followers of the marketing experts, thereby creating an immediate significant base of potential paying subscribers at little or no cost to us; allowing members and visitors to develop a relationship with the marketing experts, thereby increasing loyalty, retention and product sales; and creation of a deep content library deliverable on demand to members.

OUR PRODUCTS AND SERVICES

    We intend to develop web sites that will offer general information, communication tools, training and other goods and services to members of certain industry specific internet communities. These web sites will be accessible by the general public, however, only established subscribers or registered visitors will be permitted to use our sites as the case may be.

    Our web sites will be accessible by a minimum hardware configuration consisting of a 486 personal computer with Windows `95 or greater, with 16 megabytes of RAM, 20 megabytes of free hard disk space, a 14,400 modem and an internet connection. All services will be provided in a Windows-based menu driven format with "point and click" interactivity. Persons who wish to use our web sites will be able to subscribe over the internet by completing an application available at the web site, opening an account and making a deposit with us via credit card.

    Our sites will provide rich content to specific industry groups. Each site will offer a broad array of resources and services such as e-mail, forums, search engines, and on-line shopping as well as both live and recorded training. Some resources and services such as e-mail, forums, search engines, shopping and training will be common to all sites. However, each site will also contain resources and services tailored to the needs and interests of the particular industry group for that site. By adopting this approach, we believe that each site will be of more utility to its targeted users than are the majority of current sites which seek to attract the public at large.

    OUR REAL ESTATE SITE. Our first web site, originally located at www.iSucceed.com and now combined at www.realestate.university.com, is aimed at real estate professionals in the United States and Canada. According to the National Association of Realtors there are over 720,000 realtors in the United States alone. The U.S. Census Bureau estimates that in 1998, this industry employed 1,231,471 people and generated over $141 billion in revenue.

    We believe, based on our internal marketing analysis and discussions with senior executives in the real estate industry, that the real estate industry is looking to increase operating efficiencies and profits through the deployment of computer/internet technologies, particularly in the area of sales training. We will offer membership based on-line training for real estate professionals.

    Our real estate site includes the following content:

-  listing for profit                          -  agent referrals
-  profiting on "for sale by owners"           -  zero cost programs
-  target marketing systems                    -  customer service
-  pre-list packaging                          -  referrals to home buyers
-  virtual home tours                          -  continuing education
-  pricing strategies

    We have entered into an exclusive agreement with Dearborn Financial Publishing, Inc., who is a nationally recognized provider of continuing education programs in the real estate industry. Under the terms of this agreement, our members have access to Dearborn's online continuing real estate education courses. By clicking on a link on the iSucceed.com web page, our members will be taken to a page maintained by Dearborn but branded with the iSucceed.com name. Dearborn has agreed that it will not grant any other party the right to use its online real estate continuing education programs. In consideration for the right to access its programs, we have agreed to pay Dearborn the greater of $2.50 per iSucceed.com subscriber or a minimum fee which increases from $45,000 to $56,250 per month over the course of the next
12 months. Our contract with Dearborn initially lasts for three years and is automatically renewable for additional one year terms unless either party elects not to renew the contract.

    We have also entered into agreements to develop and host privately branded universities with Cendant Corporation (covering Century 21, Coldwell Banker, and
ERA), RE/MAX International, Inc., Prudential Real Estate Affiliates, Inc. and Harcourt Real Estate (on-line only) to provide exclusive and non-exclusive on-line and off-line services to their approximately 368,000 licensed real estate professionals located in the United States, Canada, Australia and New Zealand. Our services are provided through a combination of private-label web sites, our own web site and off-line classroom presentations.

    OUR FINANCIAL SERVICES SITE. Our next website will be aimed at the insurance and securities professionals in the United States and Canada. Our primary product will be on-line corporate and performance-based training delivered through our existing "just-in-time" platform combined with the "Learning Service Provider" platform that we plan to develop with University.com. We will also offer continuing education accredited courses targeted at the financial services industry. A primary focus will be corporate training to the highly motivated self-employed, independent contractor and partially commissioned employees who want to make more money and be more successful. We have begun developing the financial services website and currently have no expected launch date.

    FUTURE SITE POSSIBILITIES. We intend to replicate our iSucceed.com site for additional industry specific groups that are large and cohesive enough to support an internet community. Some of the industry groups we are currently considering are legal, accounting and healthcare, and we intend to examine other groups in the future. As of June 30, 2001, however, we have not commenced the development of any specific industry sites other than our real estate and financial services site.

    We are currently working with a team of marketing experts whose job is to develop additional sites, including the development of a database of programming ideas and the retention of recognized industry talent to provide content and members. Our goal is to become the leading on-line, industry specific site service.

MARKETING

    As noted above, we intend to market our web sites primarily through proposed strategic alliances with industry marketing experts and the major real estate brands. We also intend to market our products and services through a combination of on-line and off-line advertising, including traditional industry print, targeted direct mail, direct sales telemarketing, such as telephone, fax and e-mail.

    Through March 2001, our marketing efforts have consisted of organizing, sponsoring and promoting seminars in various locations throughout the United States and Canada. These seminars featured one or two speakers who are known experts in the real estate field and are generally attended by approximately 250 members of the real estate industry. As of December 31, 2000, we conducted approximately 50 such seminars.

    We have also entered into marketing alliances with Countrywide Home
Loans, Inc., one of the nation's largest providers of home mortgage loans, and Internet Pictures Corporation, a provider of virtual home tour services to the real estate industry. Under our agreement with Countrywide, we will each provide links on our web sites to the section of the other's web site that is dedicated to real estate professionals. In addition, Countrywide and EntrePort will each offer discounted subscriptions and/or services to persons who link to one of our sites from the other. Under our agreement with Internet Pictures Corp., Internet Pictures Corp. will promote iSucceed.com to the agents and brokers who use its virtual home tours services and will include iSucceed.com in certain of its print and online advertising and marketing materials. In return, we have agreed to include Internet Pictures Corp. in certain of our advertising and marketing materials, provide limited free trials to subscribers who are referred to us by Internet Pictures Corp., and provide Internet Pictures Corp. with space at our real estate seminars. In addition, we will each provide links to the other's site on our respective web sites.

    We have also entered into contracts with Cendant Corporation (covering Century 21, Coldwell Banker, and ERA), RE/MAX International, Inc., Prudential Real Estate Affiliates, Inc. and Harcourt Real Estate (on-line only) to provide exclusive and non-exclusive on-line and off-line services to their approximately 368,000 licensed real estate professionals located in the United States, Canada, Australia and New Zealand. Our services are provided through a combination of private-label web sites, our own web site and off-line classroom seminars. We will jointly promote the private university sites with the real estate brands through advertising, direct marketing, sales presentations, and participation in regional and national events hosted by the real estate brands.

    In the future, we intend to develop an in-house staff of sales and marketing professionals to market and promote our products directly to large corporations and industry groups in our target markets. We may also pursue alternative distribution channels such as independent third party sales agents and resellers who will promote and sell our sites in exchange for commissions. By using a combination of direct sales techniques, in house sales and marketing professionals and alternative distribution channels, we believe that we will be able to more rapidly access markets and increase revenue-producing traffic on our web sites.

COMPETITION

    The market for members, visitors and internet advertising is new and rapidly evolving, and competition for members, visitors and advertisers is intense and is expected to increase significantly in the future. Barriers to entry are relatively low. We believe that the principal competitive factors for companies seeking to create communities on the internet are critical mass, functionality, brand recognition, member affinity and loyalty, broad demographic focus and open access to visitors.

    Direct competition for our iSucceed.com web site includes Learning.net, which offers online real estate, legal and accounting training. Other companies with whom we will compete, although indirectly, are companies who are primarily focused on creating broader web-based communities such as Digitalthink, Learn2.com, Skillsoft and SabaSoftware. We will likely also face competition in the future from web directories, search engines, software archives, content sites, commercial on-line services, sites maintained by internet service providers ("ISPs") and other entities that look to establish communities on the internet by developing their own or purchasing one of our competitors. In addition, we could face competition in the future from traditional media companies, a number of which, including Disney, CBS and NBC, have recently made significant acquisitions of or investments in internet companies. Further, there can be no assurance that our competitors and potential competitors will not develop communities that are equal or superior to or that achieve greater market acceptance than ours.

    We also compete for visitors with many internet content providers and internet service providers, including web directories, search engines, shareware archives, content sites, commercial on-line services and sites maintained by ISPs, as well as thousands of internet sites operated by individuals and government and educational institutions. These competitors include free information, search and content sites or services, such as CNET, CNN/Time Warner, Excite, Infoseek, Lycos, Netscape, Microsoft and Yahoo!.

    In addition to online competitors, we face competition from traditional forms of media such as newspapers, magazines, radio and television, for advertisers and advertising revenue. We believe that the principal competitive factors in attracting advertisers include the amount of traffic on our web site, brand recognition, customer service, the demographics of our members and viewers, or ability to offer targeted audiences and the overall cost-effectiveness of the advertising medium offered by us. We believe that the number of internet companies relying on web-based advertising revenue will increase greatly in the future. Accordingly, we will likely face increased competition, resulting in increased pricing pressures on our advertising rates which could in turn have a material adverse effect on our business, results of operations and financial condition.

    Virtually all of our existing and potential competitors, including web directories and search engines and large traditional media companies, have longer operating histories in the web market, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than us. Such competitors are able to undertake more extensive marketing campaigns for their brands and services, adopt more aggressive advertising pricing policies and make more attractive offers to potential employees, distribution partners, commerce companies, advertisers and third party content providers. There can be no assurance that internet content providers and ISPs, including web directories, search engines, shareware archives, sites that offer professional editorial content, commercial on-line services and sites maintained by ISPs will not be perceived by advertisers as having more desirable web sites for placement of advertisements. In addition, many of our potential current advertising customers and strategic partners have established collaborative relationships with certain of our competitors or potential competitors, and other high-traffic web sites. Accordingly, there can be no assurance that we will be able to develop and grow our memberships, traffic levels and advertiser customer base. There can also be no assurance that we will be able to compete successfully against our current or future competitors or that competition will not have a material adverse effect on our business, results of operations and financial condition.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

    We regard our technology as propriety and attempt to protect it by relying on trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. We currently have no patents or patents pending and do not anticipate that patents will become a significant part of our intellectual property in the foreseeable future. We generally enter into confidentiality or license agreements with our employees and consultants, and generally control access to and distribution of our documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar technology independently. We intend to pursue the registration of our service marks in the United States and internationally, and have applied for the registration in the United States for the service mark "University.com". Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are distributed or made available through the internet, and policing unauthorized use of our proprietary information will be difficult.

    Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in internet-related businesses are uncertain and still evolving, and no assurance can be given as to the future viability or value of any proprietary rights of ours or other companies within this market. There can be no assurance that the steps taken by us will prevent misappropriation or infringement of our proprietary information. Any such infringement or misappropriation, should it occur, might have a material adverse effect on our business results of operations and financial condition. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation might result in substantial costs and diversion of resources and management attention and could have a material adverse effect on our business, results of operations and financial condition. Furthermore, there can be no assurance that our business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us.

TECHNOLOGICAL SUPPORT

    We currently have nine employees on our information technology staff. Typically, we handle ongoing support and maintenance of our web sites in-house, but we look to outside consultants from time to time for certain web design and software development tasks.

    We intend to provide a high level of customer support to our customer base. We intend to provide technical and customer service support via our corporate e-mail, 24 hours a day, seven days a week. In addition to the support channel, we intend to provide for instant messaging and support chat rooms. To assist in providing quality and responsive support, we intend to develop or acquire software programs that record, acknowledge, route, queue, and generate reports on e-mail.

EMPLOYEES

    As of July 11, 2001, we employed 30 people on a full-time basis, and none of a part-time basis. None of our employees are covered by an ongoing collective bargaining agreement with us and we believe that our relationship with our employees is good.

               ENTREPORT MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

GENERAL

    We design, build, implement, host and manage on-line and off-line continuing education and performance enhancement communities for use by professionals in selected industries. To date, our activities have focused on providing these services to companies and professionals in the real estate industry. We intend to generate revenue through:

    1.  membership fees charged to subscribers to our web sites;

    2.  off-line performance enhancement seminars;

    3.  license fees for our proprietary learning management system;

    4.  fees charged for system hosting and management;

    5.  advertising income from third party advertisers at our web site;

    6.  commissions earned on the sale of products through our web store; and

    7. fees derived from seminars, training and speeches provided through our web site.

    Our business activities from inception through approximately April 2000 consisted of market analysis for potential web sites, including in-house beta testing of several industry specific web sites for which we have received approximately $22,000 in cumulative revenues through December 31, 2000. In addition, for the year ended December 31, 2000 we generated approximately $122,000 in revenues from sponsorship fees in connection with the marketing seminars. In April 2000, we launched our initial learning platform devoted to residential real estate, for which we have generated approximately $196,000 for the year ended December 31, 2000. Since April 2000, our business activities have included:

    1.  the marketing of our real estate site learning platform through
       approximately 49 seminars to   promote the site as of December 31, 2000;

    2. the development of certain strategic relationships with third parties for purposes of procuring content and marketing support;

    3. continuing market analysis of additional web sites devoted to other professional and industry groups; and

    4.  expansion of our in-house technology capabilities.

    We completed our acquisition of University.com, Inc on January 31, 2001. University.com is principally engaged in the business of developing, hosting, managing and providing support for training and education learning platforms. The merger will provide us with the content and the technical and marketing support to pursue agreements to provide on-line and offline training and education services to real estate franchisees.

    We have executed contracts with Cendant Corporation (covering Century 21, Coldwell Banker, and ERA), RE/MAX International, Inc., Prudential Real Estate Affiliates, Inc., and Harcourt Real Estate (on-line only) to provide exclusive and non-exclusive on-line and off-line services to their approximately 368,000 licensed real estate professionals located in the United States, Canada, Australia and New Zealand. Our services are provided through a combination of private-label web sites, our own web site and off-line classroom seminars.

    We have financed our activities to date through sales of securities. From March through May 1999, we conducted a private placement sale of convertible notes for gross proceeds of $695,000. The principal amount of the notes were convertible into shares of common stock at rates of $2.00 to $3.00 per share. In June 1999, all $695,000 in principal was converted into a total of 267,500 shares of common stock. During the period from August to January 2000, we conducted a private placement sale of 1,524,430 shares of common stock at $2.00 per share for gross proceeds of $3,048,860. During February and March 2000, we conducted a private placement sale of 3,525,000 shares of common stock at $2.00 per share for gross proceeds of $7,050,000, which resulted in net proceeds of approximately $5,802,000 after deduction of offering expenses.

PLAN OF OPERATION

    Over the next 12 months, we intend to continue the development and marketing of our learning platform and commence development of our financial services site and other industry specific web sites. The continued development is contingent upon obtaining additional financing. If we are successful in obtaining additional financing, we expect to spend approximately $1.0 million on product development activities.

    As of March 31, 2000, we had working capital deficit of $(637,417), Although we had approximately $170,000 cash on hand as of June 30, 2001, we expect to spend our cash at a rate of $300,000 per month at our current level of operations. At this rate, our cash reserves will likely be depleted during July 2001, unless we are able to raise additional capital. If we are able to complete our proposed transaction with Infotopia as discussed in this proxy statement, we will receive interim financing of another $400,000 during August 2001. The Company is actively seeking additional financial options to raise needed funds, including mergers and acquisitions by companies with significant financial resources. We need approximately $2 million in combined additional cash financing to permanently fund the real estate operations. However, we will need significant additional working capital during the next twelve months to pursue additional acquisitions and development of other industry specific web portals.

    If we are unable to raise additional capital by August 2001 through the Infotopia transaction and other financing arrangements, we may have no alternative but to cease operations or pursue a reorganization under the protection of the federal bankruptcy laws.

                             BUSINESS OF INFOTOPIA

    Infotopia was incorporated, under the name of Flex Marketing, Inc., under the laws of the State of Ohio on September 11, 1997. Infotopia was acquired by, and became a wholly owned subsidiary of, National Boston Medical, Inc. pursuant to a share exchange agreement which was executed on November 21, 1998. Subsequently, on April 25, 2000, Dr. Abravanel's Formulas, Inc., a corporation organized under the laws of the state of Nevada, acquired 100% of the outstanding stock of Infotopia, in exchange for stock of Dr. Abravanel's Formulas, Inc. As a result of this transaction, Dr. Abravanel's Formulas, Inc. changed its name to Infotopia, Inc., and Flex Marketing, Inc. became a wholly owned subsidiary of Infotopia.

    Infotopia is in the direct marketing/direct to retail marketing business, which encompasses the sale of various products through commercials, infomercials, print media, radio, and the Internet. In particular, Infotopia utilizes electronic retailing, in which electronic media, such as television, radio and the Internet, is used to convey all the information a consumer needs to make a buying decision, and to make a specific offer to the consumer, with an appeal to make an immediate buying decision. Infotopia receives and processes almost all of its orders for directly marketed products through a customer service call center or through direct online Internet orders. The orders are routed to various "fulfillment centers" from which products are shipped directly to the consumers. The call centers and fulfillment centers are contracted entities.

    Infotopia markets a variety of healthcare, fitness, recreation and cooking aid products through direct marketing/direct to retail marketing.

    Infotopia currently markets the Cooking Saddle (a cooking device which allows meats, such as large turkeys, to be removed from an oven pan easily), the Backstroke (a back massager), the Torso Tiger (an abdominal and upper body workout machine), the Body Rocker (a machine that allows for strength training and non-impact aerobics, developing various parts of the body), the Torso Tiger II (a scaled down version of the Torso Tiger machine), the Body by Jake Bun and Thigh Rocker (an exercise product that allows the user to trim and tone the hips and thighs), the Medicus Dual 2000 (a golf-swing trainer), the Hot Mommies System (a program designed to give mothers essential nutrients for health and vitality) and the Total Tiger (an exercise product for upper and lower body).

    The exclusive marketing rights to the Torso Tiger, Torso Tiger II, and Hot Mommies System properties (all of which are trademarks of Torso Tiger, Inc.) were acquired by agreement with Torso Tiger on August 17, 2000.

    On October 30, 2000, Infotopia entered into another agreement with Torso Tiger, Inc. and Total Tiger, Inc. for the rights to advertise, promote, market, sell and distribute the Total Tiger product, described above.

    On October 30, 2000, Infotopia entered into agreement with Modern Health Services along with Natural Science Corporation of America, Inc. to license the rights to market and sell two osteoporosis and prostate products.

    On November 16, 2000, Infotopia entered into a joint venture agreement with Infomercial Development Companies of San Diego, California for the marketing of six new products, and a right of first refusal on all new products under their development. The new products include: (i) Facial Spa (a hand held home facial unit utilizing rechargeable batteries), (ii) the Fresh Start weight loss program, the (iii) Rejuvicare skin care system, (iv) the Medicus Dual 2000 golf swing training device, (v) the Multiple Streams of Cash business opportunity package (which includes workbooks, tapes, and telecoaching), and (vi) Changes, a female menopausal and PMS herbal supplement.

    On November 30, 2000, Infotopia entered into a licensing agreement with Lohan Media LLC for the Body by Jake Bun & Thigh Rocker.

    Infotopia develops new products based on ideas that come from a variety of sources, including investors, suppliers, trade shows, industry conferences, and strategic alliances with various manufacturing and consumer products companies. As of the date of this Annual Report, Infotopia has 16 new products that are in various stages of development, and expects to be able to market approximately eight products in the first and second quarters of 2001, pending completion of the supporting infomercials.

    Infotopia's industry is extremely competitive, with a number of entities offering similar products and/or advertising through similar media. Infotopia estimates the number of competitors in the home fitness equipment sector to be
75. Infotopia is not aware of any competitors marketing products similar to the Hot Mommies System or the Cooking Saddle through the same marketing channels. Infotopia's competitive position is affected by its ability to develop attractive advertising campaigns for its products, and to acquire and/or develop the rights to attractive products. Diminished consumer interest in Infotopia's products, including its Body Rocker and Torso Tiger products, would adversely affect its business. Likewise, an inability to develop new and attractive products would adversely affect Infotopia's competitive position. Infotopia also competes on the basis of customer service and efficient inventory control and product distribution, which includes allowing for product returns and warranties. Many of Infotopia's competitors possess greater financial resources, wider brand name recognition, broader distribution networks and other resources and characteristics that may give these competitors a competitive advantage.

    With respect to Infotopia's intellectual property, Infotopia is prosecuting a patent application with the United States Patent and Trademark Office for the Cooking Saddle product. Infotopia cannot predict at this time whether it will be ultimately successful in securing a patent for such product. As noted above, Infotopia has entered into a variety of marketing and license agreements with respect to various products, with Torso Tiger, Inc., National Science Corporation of America, Infomercial Development Companies, and Lohan Media LLC, which allow Infotopia to utilize the patent and trademark rights of these other entities with respect to the licensed products. Infotopia has the exclusive license rights to 5 issued patents, and 7 patents that are pending, and non-exclusive rights to 1 issued patent. Infotopia, in addition, has the exclusive license rights to 6 federally registered trademarks, and 7 trademarks for which federal registration has been sought, and non-exclusive rights to 1 federally registered trademark.

    Infotopia's principal manufacturers and suppliers of the products it distributes are: Pacnet Resources (People's Republic of China and Taiwan), Classicor (Canada), VitaQuest (USA) and Lohan Media (USA). Infotopia does not depend on a few major customers as the products are marketed mainly to the consumers through TV Infomercials and Internet.

DESCRIPTION OF PROPERTY

    Infotopia's corporate offices are located at 218 Tearall Road, Raynham, Massachusetts. The office space consists of 3,000 square feet, which Infotopia rents for $2,700 per month, pursuant to a lease with David Cuniff, dated
May 19, 2000. Infotopia has a one year lease which terminates on June 30, 2001. Infotopia anticipates moving to new office space in the near future.

LEGAL PROCEEDINGS

    On September 20, 2000, an action was commenced in the District Court of Clark County, Nevada by Dragons Forever, Ltd., a corporation organized under the laws of the Bahamas, against Infotopia and other parties. The claims against Infotopia are being made in Infotopia's capacity as the successor corporation to Flex Marketing, Inc. Plaintiff alleges that Flex Marketing breached a certain Media Funding Agreement entered into by Plaintiff and Flex Marketing on or about April 23, 1999. Plaintiff alleges that Flex Marketing did not pay plaintiff the monies due it under such Agreement, and seeks general damages of $10,000 and compensatory damages of $10,000 against each defendant, and reimbursement for all legal costs incurred by the plaintiff in this suit. Infotopia intends to vigorously defend against the claims asserted in the matter. Infotopia has asserted in a responsive pleading that the plaintiff neither has, nor can it assert, claims against Infotopia, because the plaintiff's claims are based upon a contract with National Boston
Medical, Inc., a debtor in bankruptcy and the former parent of Infotopia, and the plaintiff has filed a proof of claim in the bankruptcy proceedings of National Boston Medical, Inc. Discovery is continuing in this matter. Infotopia cannot predict the ultimate resolution of this proceeding.

    On December 11, 2000, a proceeding was commenced in the State Court of Fulton County, Georgia by Jeff Freedman against Infotopia and two of its officers. Plaintiff claims he was not fully paid royalties under an agreement he had entered into with National Boston Medical, Inc., a debtor in bankruptcy and the former parent of Infotopia. Plaintiff seeks to recover damages in contract and in tort. Infotopia intends to vigorously defend against the claims asserted in the matter. It is Infotopia's understanding that plaintiff and National Boston Medical, Inc. have entered into an agreement settling this claim. Infotopia asserts that plaintiff's claim is properly asserted against National Boston Medical, Inc., and will be handled as part of that entity's bankruptcy proceedings. Infotopia cannot predict the ultimate resolution of this proceeding.

                 INFOTOPIA MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATION

OVERVIEW

    Infotopia is in the direct marketing/direct to retail marketing business, which encompasses the sale of various products through commercials, infomercials, print media, radio, and the Internet. In particular, Infotopia utilizes electronic retailing, in which electronic media, such as television, radio and the Internet, is used to convey all the information a consumer needs to make a buying decision, and to make a specific offer to the consumer, with an appeal to make an immediate buying decision. Infotopia receives and processes almost all of its orders for directly marketed products through a customer service call center or through direct online Internet orders. The orders are routed to various "fulfillment centers" from which products are shipped directly to the consumers. The call centers and fulfillment centers are contracted entities. Infotopia markets a variety of healthcare, fitness, recreation and cooking aid products through direct marketing/direct to retail marketing. Infotopia's securities are quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol IFTP.OB

    Infotopia's revenues originate from the sale of the healthcare, fitness, recreation and cooking aid products. During the past year, Infotopia has significantly increased the range of its product mix and has entered into numerous agreements to further broaden its product mix.

    Infotopia's objective is to be one of the leading direct marketing companies in the United States. To achieve this, it will be necessary for Infotopia to expand the size of its revenues through marketing its current products, acquiring new products to marketing, and continuing to generate revenue through multiple revenue streams. Infotopia also needs to capitalize on its early marketing success by continuing to expand the current distribution channels and to maintain its focus on emerging trends while continuing to retain its high level of expertise in this industry.

    RESULTS OF OPERATION FOR THE TEN MONTHS ENDED DECEMBER 31, 2000 COMPARED TO THE TEN MONTHS ENDED DECEMBER 31, 1999.

REVENUES

    During the ten months ended December 31, 2000, Infotopia's net sales were $9,135,411, as compared to $0 during the comparable period in 1999, representing an increase of $9,135,411, and an infinite percentage. The increase during the year was primarily attributable to the Infotopia's commencement of operations, and its aggressive marketing of its products, and acquisition of new products to market, compared to the lack of marketable products in the prior period.

COST OF GOODS SOLD

    Infotopia's Cost of Sales increased to $3,368,601 from $0 (an infinite percentage) for the ten months ended December 31, 2000 as compared with 1999. The increase in the cost of goods sold during this period is principally associated with the increase in revenues, and the fact that Infotopia marketed products in 2000, whereas it did not in 1999.

OPERATING EXPENSES

    Operating expenses for the ten months ended December 31, 2000 increased to $30,176,358 from $9,341 during 1999, or an increase of $30,167,017 (>1,000%). In general, this substantial increase primarily was the direct result of Infotopia having put in place a new management team, and greater selling and marketing expenses incurred as a result of commencing operations. For the ten months ended December 31, 2000 as compared with 1999, selling expenses increased $5,803,977 from $0 (an infinite percentage). The increase was due to Infotopia's commencement of operations and continued development and implementation of various new products, the development of selling materials and increased sales efforts. General and Administrative expenses increased to $22,149,676 from $8,296 (>1,000%) from 1999 to 2000. This increase reflects
Infotopia's efforts to build a new, fully-fledged management team focused on Infotopia's growth, and the commencement of operations.

LOSS FROM OPERATIONS

    Infotopia had a loss from operations of $26,735,233 for the ten months ended December 31, 2000 as compared with a loss of $14,951 for the ten months ended December 31, 1999. This loss was primarily attributable to Infotopia's implementation of its new marketing and growth strategy, and the commencement of its operations. Infotopia expects its investment in new products and new tools to market such products to result in significantly higher revenues in the future, with resulting improvement in results from operations.

TOTAL OTHER INCOME (EXPENSE) AND EXTRAORDINARY ITEMS

    Other income for the ten months ended December 31, 2000 consisted primarily ($9,205) of interest income, was miscellaneous other income of $16,757, compared to figures for the comparable period in 1999 of $0 and $0. Other expenses for the ten months ended December 31, 2000 included an impairment loss of $444,444 relating certain common stock held in National Boston Medical, which is described in Note 3 to the financial statements in Item 7 hereof. Infotopia also incurred interest expense in connection with debt financing of $1,877,620 during 2000, whereas it had no debt outstanding at December 31, 1999. These had a significant impact on the increase of total other income (expense) of ($2,325,685) for the twelve months ended December 31, 2000, as opposed to ($0) for the comparable period in 1999.

NET LOSS

    For the ten months ended December 31, 2000, Infotopia had a loss before income taxes of $26,735,233 as compared with $9,341 for 1999. As previously noted, Infotopia incurred expenses in commencing operations, expanding its product line, and in marketing its product line. This resulted in what Infotopia believes to be a short-term loss in revenue and net income in 2000 in exchange for a much larger revenue base and profitability in the foreseeable future.

    As described to Note 15 to the financial statements included in Item 7 of this Annual Report on Form 10-K, Infotopia has available at December 31, 2000, operating loss carryforwards of approximately $37,000,000, which may be applied against future taxable income in years through 2019. The amount of and ultimate realization of the benefits from the operating loss carryforward for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of Infotopia, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforward Infotopia has established a valuation allowance equal to the tax benefit for deferred taxes. The net deferred tax asset is approximately $12,580,000 as of December 31, 2000, with an offsetting valuation allowance at December 31, 2000 of the same amount.

LIQUIDITY AND CAPITAL RESOURCES

    Historically, Infotopia has financed its working capital requirements through internally generated funds, the sale of shares of its common stock, and proceeds from short-term bank borrowings, convertible debentures, and notes payable. As of December 31, 2000, Infotopia had working capital (current assets less current liabilities) of $652,262 as compared with working capital at December 31, 1999 of $15,119. Infotopia may seek to issue corporate debt or equity securities in order to satisfy its cash needs for the coming year. Any debt incurred or issued by Infotopia may be secured or unsecured, fixed or variable rate interest and may be subject to such terms as the board of directors of Infotopia deems prudent. Any sales of equity securities may be at or below current market rates for Infotopia's common stock. Infotopia expects any proceeds from such additional credit or sale of securities to be used primarily in the marketing and development of its product line. No assurance can be given that Infotopia will be successful in generating sufficient capital from new borrowings or from the sale of its securities to adequately fund its liquidity needs.

    Infotopia does not believe that its business is subject to seasonal trends.

    Infotopia does not believe that inflation had a significant impact on Infotopia's results of operations for the period presented. On an ongoing basis, Infotopia attempts to minimize any effects of inflation on its operating results by controlling operating costs, and, whenever possible, seeking to insure that product price rates reflect increases in costs due to inflation.

NEW ACCOUNTING PRONOUNCEMENTS

    No new pronouncement issued by the Financial Accounting standards board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission is expected to have a material impact on Infotopia's financial position or reported results of operations.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

    In July 1999, we dismissed Barry L. Friedman, Certified Public Accountant, as our independent auditor and appointed Ernst & Young LLP as independent auditors. Mr. Friedman had previously audited our financial statements as of and for the fiscal years ended December 31, 1998, 1997 and 1996. The decision to change independent auditors was approved by our board of directors. During the fiscal year ended December 31, 1998 and through July 1999, there were no disagreements between us and Mr. Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements if not resolved to the satisfaction of Mr. Friedman would have caused him to make reference to the subject matter of the disagreement in connection with his reports.

    Except for the explanatory paragraph included in Mr. Friedman's report on our financial statements for the 1998, 1997 and 1996 fiscal years, relating to substantial doubt existing about our ability to continue as a going concern, the audit reports of Mr. Friedman on our financial statements as of December 31, 1998, 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements, and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Exchange Act file number for our SEC filings is 26941. Our SEC filings made electronically through the SEC's EDGAR system are available to the public at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the following SEC public reference rooms:

Judiciary Plaza              Citicorp Center              7 World Trade Center
450 Fifth Street, N.W.       500 West Madison Street      Suite 1300
Washington, D.C. 20549       Chicago, Illinois 60621      New York, New York 10048

You may obtain information regarding the operation of the SEC's public reference rooms by calling the SEC at 1-800-SEC-0330.

    You should rely only on the information contained in this proxy statement or to which we have referred you to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different.
This proxy statement is dated July   , 2001. You should not assume that the
information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders does not create a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          David J. D'Arcangelo
                                          CHAIRMAN OF THE BOARD

July   , 2001

                         INDEX TO FINANCIAL STATEMENTS

ENTREPORT CORPORATION

Report Independent Auditors.................................     F-3
Balance Sheet as of December 31, 2000 and 1999..............     F-4
Statements of Operations for the years ended December 31,
  2000 and 1999.............................................     F-5
Statements of Changes in Stockholders' Equity for the years
  ended December 31, 2000 and December 31, 1999.............     F-6
Statements of Cash Flows for the years ended December 31,
  2000 and 1999.............................................     F-7
Notes to Financial Statements...............................     F-8
Condensed Balance Sheet as of March 31, 2001 (unaudited)....    F-19
Condensed Statements of Operations for the three months
  ended March 31, 2001 and March 31, 2000 (unaudited).......    F-20
Condensed Statements of Cash Flows for the three months
  ended March 31, 2001 and March 31, 2000 (unaudited).......    F-21
Notes to Unaudited Financial Statements.....................    F-22

INFOTOPIA, INC. (AN OHIO CORPORATION)

Independent Auditors' Report................................    F-26
Consolidated Balance Sheet as of December 31, 2000 and
  1999......................................................    F-28
Consolidated Statements of Operations for the ten month
  period ended December 31, 2000 and 1999...................    F-30
Consolidated Statement of Comprehensive Loss for the ten
  months ended December 31, 2000............................    F-31
Consolidated Statements of Cash Flows for the ten month
  period ended December 31, 2000 and 1999...................    F-32
Consolidated Statements of Changes in Stockholders' Equity
  for the nine month period ended December 31, 2000.........    F-33
Notes to Financial Statements...............................    F-34
Consolidated Statements of Operations for the three months
  ended March 31, 2001 and March 31, 2000 (unaudited).......    F-48
Consolidated Balance Sheet as of March 31, 2001
  (unaudited)...............................................    F-48
Consolidated Statements of Cash Flows for the three months
  ended March 31, 2001 and March 31, 2000 (unaudited).......    F-51
Notes to Unaudited Financial Statements.....................    F-53
Proforma Financial Information..............................    F-61
Proforma Balance Sheet at March 31, 2001....................    F-63
Notes to the Proforma Balance Sheet.........................    F-65

                             ENTREPORT CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Report of Ernst & Young LLP, Independent Auditors...........    F-3

Balance Sheets at December 31, 2000, and 1999...............    F-4

Statements of Operations for the years ended December 31,
  2000 and 1999.............................................    F-5

Statements of Changes in Stockholders' Equity for the years
  ended December 31, 2000, and 1999.........................    F-6

Statements of Cash Flows for the years ended December 31,
  2000 and 1999.............................................    F-7

Notes to Financial Statements...............................    F-8

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
EntrePort Corporation

    We have audited the accompanying balance sheets of EntrePort Corporation as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EntrePort Corporation at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

    The accompanying financial statements have been prepared assuming that EntrePort Corporation will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses, has an accumulated deficit of $6.8 million and needs to raise additional capital to fund its operations in 2001. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                          ERNST & YOUNG LLP

San Diego, California
February 14, 2001

                             ENTREPORT CORPORATION

                                 BALANCE SHEETS

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 2000          1999
                                                              -----------   -----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 2,780,402   $ 1,458,139
  Accounts receivable, net..................................       14,771            --
  Other current assets......................................        4,341       205,397
                                                              -----------   -----------
Total current assets........................................    2,799,514     1,663,536

Property and equipment, net.................................      600,253        97,317
Website development costs, net..............................      460,446       181,381
License fees, net...........................................      575,001            --
Deferred acquisition costs..................................      403,767            --
Investment, net.............................................           --       399,500
Escrow deposit for proposed acquisition.....................      198,750            --
Other assets................................................       25,011        91,884
                                                              -----------   -----------
Total assets................................................  $ 5,062,742   $ 2,433,618
                                                              ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   542,990   $   194,268
  Accrued compensation and related expenses.................      117,733        28,868
  Accrued liabilities.......................................      247,415       234,531
  Current portion of capital lease obligation...............       66,744            --
  Deferred revenue..........................................      104,478            --
  Accrued license fees......................................      300,000            --
  Notes payable to officer..................................           --        20,000
                                                              -----------   -----------
Total current liabilities...................................    1,379,360       477,667

Long term portion of capital lease obligation...............      120,893            --

Stockholders' equity:
  Common stock, $.001 par value; 50,000,000 shares
    authorized 11,781,213 and 7,834,974 issued and
    outstanding at December 31, 2000 and 1999,
    respectively............................................       11,781         7,835
  Additional paid-in capital................................   10,376,815     3,845,753
  Deferred compensation.....................................         (523)           --
  Accumulated deficit.......................................   (6,825,584)   (1,897,637)
                                                              -----------   -----------
Total stockholders' equity..................................    3,562,489     1,955,951
                                                              -----------   -----------
Total liabilities and stockholders' equity..................  $ 5,062,742   $ 2,433,618
                                                              ===========   ===========

                            See accompanying notes.

                             ENTREPORT CORPORATION

                            STATEMENTS OF OPERATIONS

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 2000          1999
                                                              -----------   -----------
Revenues....................................................  $   328,483   $    11,911

Operating Expenses:
  Cost of revenues..........................................    1,524,346            --
  Engineering and product development costs.................      559,586        97,579
  Selling and marketing.....................................    1,002,096       110,320
  General and administrative................................    2,050,842     1,686,670
                                                              -----------   -----------
      Total costs and expenses..............................    5,136,870     1,894,569
                                                              -----------   -----------

Loss from operations........................................   (4,808,387)   (1,882,658)
Impairment loss on investments net of gain on sale of
  investments...............................................      344,391            --
Interest income.............................................     (247,948)           --
Interest expense............................................       23,117         9,154
                                                              -----------   -----------
Net loss....................................................  $(4,927,947)  $(1,891,812)
                                                              ===========   ===========

Net loss per common share (basic and diluted)...............  $     (0.46)  $     (0.31)
                                                              ===========   ===========
Weighted average shares used in computing net loss per
  common share (basic and diluted)..........................   10,726,301     6,068,605
                                                              ===========   ===========

                            See accompanying notes.

                             ENTREPORT CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                                                              TOTAL
                                           COMMON STOCK        ADDITIONAL                                 STOCKHOLDERS'
                                      ----------------------     PAID-IN       DEFERRED     ACCUMULATED      EQUITY
                                        SHARES       AMOUNT      CAPITAL     COMPENSATION     DEFICIT       (DEFICIT)
                                      -----------   --------   -----------   ------------   -----------   -------------
Balance at December 31, 1998........   (5,025,000)  $ 5,025    $        --           --     $   (5,825)    $      (800)
  Common shares retired for no
    consideration...................   (4,410,000)   (4,410)         4,410           --             --              --
  Common shares issued for $1,600 of
    notes receivable and $335,900
    for services rendered...........    5,400,000     5,400        332,100           --             --         337,500
  Issuance of common stock upon
    conversion of notes payable in
    June 1999 at $2.00 to $3.00 per
    share...........................      267,500       268        694,732           --             --         695,000
  Issuance of common stock for $2.00
    per share in August and December
    1999 for cash, net of issuance
    costs of $304,185...............    1,384,140     1,384      2,462,711           --             --       2,464,095
  Issuance of common stock for
    services rendered...............      168,334       168        336,500           --             --         336,668
  Issuance of warrants for services
    rendered........................           --        --         15,300           --             --          15,300
  Net loss for the year ended
    December 31, 1999...............           --        --             --           --     (1,891,812)     (1,891,812)
                                      -----------   -------    -----------     --------     -----------    -----------

Balance at December 31, 1999........    7,834,974     7,835      3,845,753           --     (1,897,637)      1,955,951
  Issuance of common stock for $2.00
    per share in March 2000 for cash
    net of issuance costs of
    $1,313,466......................    3,665,289     3,665      5,968,941           --             --       5,972,606
  Issuance of common stock to an
    employee for services...........       25,000        25         49,975           --             --          50,000
  Issuance of common stock into
    escrow deposit in connection
    with a proposed acquisition.....      100,000       100         68,650           --             --          68,750
  Issuance of common stock for
    services rendered...............      155,950       156        168,063           --             --         168,219
  Commitment to issue 103,500 shares
    for services rendered...........           --        --         71,156           --             --          71,156
  Deferred compensation.............           --        --        204,277     (204,277)            --              --
  Amortization of deferred
    compensation....................           --        --             --      203,754             --         203,754
  Net loss for the year ended
    December 31, 2000...............           --        --             --           --     (4,927,947)     (4,927,947)
                                      -----------   -------    -----------     --------     -----------    -----------
Balance at December 31, 2000........   11,781,213   $11,781    $10,376,815     $   (523)    $(6,825,584)   $ 3,562,489
                                      ===========   =======    ===========     ========     ===========    ===========

                            See accompanying notes.

                             ENTREPORT CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 2000          1999
                                                              -----------   -----------
OPERATING ACTIVITIES:
Net loss....................................................  $(4,927,947)  $(1,891,812)
Adjustments to reconcile net loss to net cash used in
  operating activities:
    Depreciation and amortization...........................      287,557        17,419
    Allowance for bad debt reserve..........................        2,500            --
    Impairment of investment................................      399,500            --
    Gain from the sale of website...........................      (55,109)           --
    Amortization of deferred compensation...................      203,754            --
    Issuance of common stock for services rendered..........      218,219       421,200
    Common stock issuable for services rendered.............       71,156            --
    Changes in operating assets and liabilities:
      Accounts receivable...................................      (17,271)           --
      Other current assets..................................      201,056      (205,397)
      Accounts payable......................................      348,722       194,268
      Accrued liabilities and compensation..................      101,749       262,599
      Deferred revenue......................................      104,478            --
      Accrued license fees..................................      300,000            --
      Other assets..........................................      (18,321)       (6,690)
                                                              -----------   -----------
Net cash flows used in operating activities.................   (2,779,957)   (1,208,413)
INVESTING ACTIVITIES:
    Purchases of property and equipment.....................     (312,020)     (114,736)
    Proceeds from sale of website...........................       55,109            --
    Deferred acquisition costs..............................     (403,767)           --
    Increases in license fees...............................     (600,000)           --
    Purchases of investment.................................           --      (399,500)
    Increases in escrow deposit.............................     (130,000)           --
    Increases in website development costs..................     (412,919)     (181,381)
                                                              -----------   -----------
Net cash flows used in investing activities.................   (1,803,597)     (695,617)
FINANCING ACTIVITIES:
    Proceeds from issuance of notes payable.................           --     1,010,000
    Principal payment on capital lease obligations..........     (131,983)           --
    Payment of notes payable to officers....................      (20,000)           --
    Payments on borrowings..................................           --      (295,000)
    Issuance of common stock for cash, net..................    6,057,800     2,647,169
                                                              -----------   -----------
Net cash flows provided by financing activities.............    5,905,817     3,362,169
                                                              -----------   -----------
Increase in cash and cash equivalents.......................    1,322,263     1,458,139
Cash and cash equivalents at beginning of period............    1,458,139            --
                                                              -----------   -----------
Cash and cash equivalents at end of period..................  $ 2,780,402   $ 1,458,139
                                                              ===========   ===========
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Conversion of notes payable to common stock.................  $        --   $  (695,000)
                                                              ===========   ===========
Capital lease obligations...................................  $   319,620   $        --
                                                              ===========   ===========
Issuance of common shares for escrow deposit................  $    68,750   $        --
                                                              ===========   ===========
Issuance of common shares for financial services............  $    87,700   $        --
                                                              ===========   ===========
Issuance of common shares for acquisition services..........  $    56,250   $        --
SUPPLEMENTAL INFORMATION
Interest paid...............................................  $    20,371   $     5,081
                                                              ===========   ===========

                            See accompanying notes.

                             ENTREPORT CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

    EntrePort Corporation ("the Company") was incorporated in Florida on
October 4, 1996. The Company is principally engaged in the business of developing and operating Learning Platforms to provide training, information and services to industry specific groups. In April 2000, the Company launched its first Learning Platform, which is dedicated to the residential real estate agents.

    The Company had no assets or operations from the time of its incorporation until February 1999, at which time the Company hired its current Chairman of the Board to develop the Company's Web business. During February 1999, the Company's founder canceled, for no consideration, 4,410,000 shares of common stock and resigned from the Company. The Company then issued 3,800,000 shares of common stock to the current Chairman of the Board, two consultants, and four individuals, as consideration of marketing and business plans, consulting services and cash.

    During 2000, the Company emerged from the development stage, as defined in Statement of Financial Standards ("SFAS") No.7.

BASIS OF PRESENTATION

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Since its inception, the Company has been engaged primarily in organizational activities, including recruiting personnel, establishing office facilities, research and development, obtaining financing, and initial sales and marketing of its products. Through December 31, 2000, the Company has incurred net losses of $6,825,584. Successful transition to attaining profitable operations is dependent upon obtaining adequate financing to fulfill its research and development, and marketing and sales activities, and achieving a level of revenues adequate to support the Company's cost structure. To fund its ongoing activities, the Company must raise additional funds and it is presently in discussion with several companies regarding strategic alliances or investments. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of asset or the amounts of classification of liabilities that may result from the possible inability of the Company to obtain equity financing and to continue as a going concern.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents primarily represent funds invested in money market funds where cost equals market value.

                             ENTREPORT CORPORATION

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments include cash and cash equivalents, accounts receivable, accounts payable, deferred revenues, and accrued expenses. Cash equivalents are stated at fair value, based on quoted market prices. The estimated value of all other financial instruments at December 31, 2000 and 1999 was not materially different from the values presented in the respective balance sheets.

PROPERTY AND EQUIPMENT

    Equipment, software and office furniture are recorded at cost, and depreciated over the estimated useful lives of the assets (generally three to five years) using the straight-line method. Leasehold improvements are amortized over the useful life of the asset or the lease term, whichever is less.

WEBSITE DEVELOPMENT COSTS

    Website development costs are capitalized in accordance with Emerging Issues Task Force ("EITF") No. 00-02 and amortized over the estimated useful lives of the Internet website being developed (generally three years). Amortization of the website development costs began with the launch of the web site and are included in cost of revenues.

LICENSE FEES

    In November 2000 the Company signed a contract with a real estate broker to allow the Company to be the exclusive content provider to their real estate agents over a three-year period. In connection with the agreement, the Company paid $300,000 during November 2000, and has committed to pay the additional $300,000 in November 2001. The license fees will be amortized over the life of the three-year agreement to cost of revenues.

REVENUE RECOGNITION

    For all services, the Company recognizes revenue in accordance with the guidance of Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements", when all of the following have occurred: (i) an arrangement has been established by a contract (ii) the fee is fixed or determinable (iii) EntrePort Corporation has delivered its services to the customer and (iv) collectibility is reasonably assured.

    The Company receives revenue from third-party sponsorships of events and from membership fees paid to the Company for access to its on-line training website. The Company recognizes revenue on membership fees ratable over the period in which the services are performed. The Company recognizes revenue from sponsorship in the period the events occur. Cash received in advance of revenue recognition is deferred until the period the services are provided.

ENGINEERING AND PRODUCT DEVELOPMENT COSTS

    Product development costs include expenses incurred by the Company to manage, monitor, maintain and operate the Company's website. Product development costs are expensed as incurred.

                             ENTREPORT CORPORATION

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ADVERTISING COSTS

    The Company recognizes advertising expenses in accordance with Statement of Position ("SOP") 93-7 "Reporting on Advertising Costs." As such, the Company expenses the costs of producing advertisements at the time the respective advertisement is first used. Advertising expense for the years ended
December 31, 2000 and 1999 were insignificant.

ACCOUNTING FOR STOCK-BASED COMPENSATION

    The Company has elected to follow Accounting Principles Board Opinion
No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided under Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION, requires the use of option valuation models that were not developed for use in valuing employee stock options.

    Compensation charges for options granted to non-employees has been determined in accordance with SFAS No. 123 and EITF 96-18 as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured. Deferred charges for unvested options granted to non-employees are periodically re-measured and related amortization is adjusted as necessary.

NET LOSS PER SHARE

    The Company computes net loss per share following SFAS No. 128, EARNINGS PER SHARE. SFAS 128 requires the presentation of basic and diluted income (loss) per share amounts. Under the provisions of SFAS No. 128, basic net income (loss) per share is computed by dividing the net income (loss) available to common shareholders for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares, composed of incremental common shares issuable upon the exercise of stock options, are included in diluted net income (loss) per share to the extent these shares are dilutive. Common equivalent shares are not included in the computation of diluted net loss per share for the years ended December 31, 2000 and 1999 because the effect would be anti-dilutive.

                             ENTREPORT CORPORATION

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The following table sets forth the computation of basic and diluted loss per share for the periods presented:

                                                     YEARS ENDED DECEMBER 31,
                                                     -------------------------
                                                        2000          1999
                                                     -----------   -----------
Numerator:
  Net loss.........................................  $(4,927,947)  $(1,891,812)
Denominator:
  Weighted average shares outstanding for basic
    earning per share..............................   10,726,301     6,068,605
                                                     -----------   -----------
  Effects of dilutive securities:
    Employee stock options.........................           --            --
    Warrants.......................................           --            --
                                                     -----------   -----------
  Dilutive potential common shares.................           --            --
  Shares used in computing diluted net income per
    common share...................................   10,726,301     6,068,605
                                                     ===========   ===========
Loss per common share, basic.......................  $     (0.46)  $     (0.31)
                                                     ===========   ===========
Loss per common share, diluted.....................  $     (0.46)  $     (0.31)
                                                     ===========   ===========

    Dilutive common stock equivalents include common stock options and warrants for common stock as if converted and restricted stock that has not yet fully vested. Potentially dilutive securities totaled approximately $3,335,565 and $3,020,000 for the years ended December 31, 2000 and 1999 respectively, and were excluded from the diluted earnings per share because of their anti-dilutive effect.

COMPREHENSIVE LOSS

    Comprehensive loss for all periods presented is the same as net loss.

SEGMENT INFORMATION

    The Company adopted the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 requires public companies to report financial and descriptive information about their reportable operating segments. The Company identifies its operating segments based on how management internally evaluates separate financial information, business activities and management responsibility. The Company believes it operates in a single business segment.

EFFECT OF NEW ACCOUNTING STANDARDS

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which will be effective January 1, 2001. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments imbedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met.

                             ENTREPORT CORPORATION

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Management believes the adoption of SFAS No. 133 will not have an effect on the financial statements, as the Company does not engage in the activities covered by SFAS No. 133.

2. SELECTED BALANCE SHEET DETAILS

                                                             DECEMBER 31,
                                                         --------------------
                                                           2000        1999
                                                         ---------   --------
Property and equipment:
  Machinery and equipment..............................  $ 498,130   $ 93,652
  Software.............................................    104,486     12,857
  Furniture and fixtures...............................     31,815      8,227
  Leasehold improvements...............................    111,945         --
                                                         ---------   --------
                                                           746,376    114,736
  Less: accumulated depreciation.......................   (146,123)   (17,419)
                                                         ---------   --------
                                                         $ 600,253   $ 97,317
                                                         =========   ========

                                                             DECEMBER 31,
                                                          -------------------
                                                            2000       1999
                                                          --------   --------
Accrued liabilities:
  Officer relocation costs..............................  $110,209   $106,600
  Content provider liability............................   114,000         --
  Other accrued liabilities.............................    23,206    127,931
                                                          --------   --------
                                                          $247,415   $234,531
                                                          ========   ========

3. EQUITY INVESTMENT

    During 1999, the Company acquired a 5% share of Sportsware
Technologies, Inc. ("STI") for cash totaling $399,500 and accounted for its investment in under the cost method. During 2000, the Company recorded an impairment reserve amounting to $399,500 due to a decrease in market value that was deemed to be other than temporary.

    In 2000, the Company also recorded other income amounting to $55,109 for the sale of one of its websites.

4. NOTES PAYABLE

    Throughout 1999, the Company issued notes payable totaling $315,000 to several outside parties and one of the Company's officers. The notes bore interest at rates ranging from 6.0% to 10.0% per annum. Each note was paid off prior to December 31, 1999 with the exception of one note for $20,000. The remaining note matured and was paid in July 2000. As of December 31, 2000 no notes payable were outstanding.

    Throughout 1999, the Company conducted a private placement sale of convertible notes for total proceeds of $695,000. The notes bore interest at the rate of 6.0% per annum. Principal was convertible

                             ENTREPORT CORPORATION

4. NOTES PAYABLE (CONTINUED)
into shares of the Company's common stock at rates of $2.00 to $3.00 per share. During 1999, the principal amount of all notes was converted into 267,500 shares of common stock.

5. CAPITAL LEASE AGREEMENTS

    In May 2000, the Company entered into an equipment lease agreement with International Business Machines Corporations ("IBM"). The lease is payable in monthly installments of principal and interest through April 2003. Borrowings under the financing agreement are secured by specific equipment with interest imputed at approximately 17.6% at December 31, 2000. Aggregate maturities of the Companies debt agreements at December 31, 2000 are as follows:

                                                              CAPITAL
                                                               LEASE
                                                              --------
2001........................................................  $ 95,843
2002........................................................    95,843
2003........................................................    39,935
                                                              --------
Total minimum lease payments................................   231,621
Interest....................................................    43,984
                                                              --------
Present value of future minimum lease payments..............   187,637
Short term portion..........................................    66,744
                                                              --------
Long term portion...........................................  $120,893
                                                              ========

    The Company leases certain equipment under capital lease obligations. The cost of assets under capital leases totaled $319,620 and $0 at December 31, 2000 and 1999, respectively. Accumulated amortization on assets under capital leases totaled $43,787 and $0 at December 31, 2000 and 1999, respectively. Amortization of assets recorded under capital leases is included with depreciation of property and equipment.

6. LEASE COMMITMENTS

    The Company leases its corporate headquarters facility under a noncancelable operating lease expiring on July 1, 2003. The Company also leases unrelated property on a month to month basis. Rent expense for these leases was approximately $161,000, and $45,000 for the years ended December 31, 2000 and 1999 respectively.

    Future minimum payments required under the operating lease as of December 31, 2000 are as follows:

                                                              OPERATING
                                                               LEASES
                                                              ---------
2001........................................................  $215,700
2002........................................................   168,400
2003........................................................    84,500
                                                              --------
Total minimum lease payments................................  $468,600
                                                              ========

                             ENTREPORT CORPORATION

7. STOCKHOLDERS' EQUITY

COMMON STOCK

    In February 1999, the Company retired 4,410,000 shares of the Company's stock from the original founder of the Company, for no consideration. Additionally, in March 1999 the Company issued 5,400,000 shares of common stock to various initial investors and key employees for cash and services.

    In June 1999, the Company issued 267,500 shares of common stock, as a result of the conversion of convertible notes. In September 1999, the Company sold 99,710 shares of common stock for cash proceeds of $199,420 in a private placement. In December 1999, the Company issued 1,284,430 shares in a private placement for cash proceeds of $2,568,860. The Company incurred $38,185 in offering costs, and issued 133,334 shares of common stock to a financial consultant in connection with the private placement (valued at $266,668). These costs were charged as a reduction to additional paid-in capital for the year ended December 31, 1999.

    In November 1999 and January 2000, the Company issued 25,000 and 5,000 shares of common stock, respectively, in consideration for the extension of two notes payable (valued at $50,000 and $10,000, respectively). These costs were expensed as a charge against general and administrative. In December 1999, the Company also issued 10,000 shares of common stock for Website development services rendered (valued at $20,000), These costs were expensed as a charge against selling and marketing.

    In January 2000, the Company sold an additional 140,290 shares of common stock for cash proceeds of $280,580 in the private placement that began in December 1999. The Company issued 43,850 shares of common stock to a financial consultant in connection with the private placement (valued at $87,700). These costs have been charged as a reduction to additional paid-in capital.

    In March 2000, the Company sold 3,525,000 shares of common stock at $2.00 per share to private investors for cash proceeds of $7,050,000. The Company incurred $1,248,019 in transaction costs related to the offering. In conjunction with the offering, warrants to purchase 377,500 shares of the Company's common stock at a price of $2.00 were issued to the placement agent. The warrants are fully exercisable and expire in March 2005.

    During 2000, the Company issued 7,000 shares of common stock to a marketing consultant (valued at $14,000), 25,000 shares of common stock to an employee (valued at $50,000) and 100 shares of common stock to a content provider (valued at $269). The costs were expensed as a charge against selling and marketing, general and administrative, and cost of revenues, respectively.

    In October 2000, the Company transferred $130,000 and issued 100,000 shares of common stock valued at $68,750 to an escrow account related to the pending acquisition of By Referral Only. The amount has been recorded as a asset at December 31, 2000.

    In December 2000, the Company issued 100,000 shares of common stock valued at $56,250 for financial advisory services related to prospective acquisitions. The amount has been recorded as a charge against deferred acquisition costs.

COMMON STOCK ISSUABLE

    In December 2000, the Company approved the issuance of 103,500 shares of common stock to be issued to various consultants as consideration for canceling 208,000 existing stock options. The shares will be issued in early 2001 and are valued at $71,156. In conjunction with the common stock issuable,

                             ENTREPORT CORPORATION

7. STOCKHOLDERS' EQUITY (CONTINUED)
the Company recorded $40,219 as a charge against cost of revenues and $30,937 as a charge against general and administrative for the year ended December 31, 2000.

COMMON STOCK WARRANTS

    Periodically, the Company will issue warrants to outside consultants in lieu of stock options. During the period October 4, 1996 (inception) through December 31, 1999, the Company issued 10,000 warrants at a $1.00 exercise price. The warrants are exercisable at December 31, 1999 and expire in October 2002. During the year ended December 31, 1999, the Company recognized $15,300 in compensation expense for these services.

STOCK OPTIONS

    In March 1999, the Company adopted the 1999 Stock Incentive Plan (the "Plan") to grant options to purchase common stock to eligible officers, employees, directors, consultants and other independent advisors who provide services to the Company. The Board has authorized and reserved an aggregate of 4,000,000 shares of common stock for issuance under the Plan. Terms of the stock option agreements, including vesting requirements, are determined by the Board of Directors. Options under the Plan cannot exceed a ten year term. The exercise price of options granted under the Plan is determined by the Board, but cannot be less than 100% of the fair market value (85% for non-qualified options) of the common stock on the date of grant.

    The following table summarizes activity under the stock option plan during the two year period ended December 31, 2000:

                                                                                 WEIGHTED
                                                                                 AVERAGE
                                                                   PRICE RANGE   EXERCISE
                                                        SHARES      PER SHARE     PRICE
                                                       ---------   -----------   --------
Outstanding at December 31, 1998.....................         --   $       --     $  --
  Granted............................................  1,810,000     .10-5.00      1.69
  Exercised..........................................         --           --        --
  Canceled...........................................   (500,000)    .10- .10      0.10
                                                       ---------   ----------     -----
Outstanding at December 31, 1999.....................  1,310,000    1.00-5.00      2.30
  Granted............................................    923,000     .75-7.00      2.85
  Exercised..........................................         --           --        --
  Canceled...........................................   (969,500)   2.00-4.00      3.12
                                                       ---------   ----------     -----
Outstanding at December 31, 2000.....................  1,263,500   $ .75-7.00     $2.07
                                                       =========   ==========     =====

                             ENTREPORT CORPORATION

7. STOCKHOLDERS' EQUITY (CONTINUED)

    The following table summarizes all options outstanding and exercisable by price range as of December 31, 2000:

                          OPTIONS OUTSTANDING                               OPTIONS EXERCISABLE
------------------------------------------------------------------------   ----------------------
                                                 WEIGHTED     WEIGHTED                   WEIGHTED
      EXERCISE          EXERCISE    EXERCISE     AVERAGE      AVERAGE                    AVERAGE
        RANGE            RANGE       NUMBER      EXERCISE    REMAINING       NUMBER      EXERCISE
         LOW              HIGH     OUTSTANDING    PRICE     LIFE (YEARS)   OUTSTANDING    PRICE
      --------          --------   -----------   --------   ------------   -----------   --------
    0.7$5                $1.00        395,000     $0.98         3.3          365,000      $0.99
    1.4$3                $2.00        418,500     $1.80         3.6          267,000      $1.68
    2.5$0                $3.00        365,000     $2.79         3.4          150,000      $2.50
    3.2$5                $4.00         45,000     $3.84         3.1           20,314      $3.97
    7.0$0                $7.00         40,000     $7.00         2.3           20,000      $7.00
       ------            -----      ---------     -----         ---          -------      -----
    0.7$5                $7.00      1,263,500     $2.07         3.4          823,314      $1.71
       ======            =====      =========     =====         ===          =======      =====

    Of the options outstanding at December 31, 2000, 1,151,000 are non-qualified options. The weighted-average remaining contractual life of those options is
3.4 years.

    Adjusted pro forma information regarding net loss is required by SFAS
No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes method with the following weighted-average assumptions for 2000 and 1999: risk-free interest rate of 6.5%, dividend yield of 0%, volatility factor of 100.0%, and an expected option life of 5 years. Future pro forma results of operations under SFAS No. 123 may be materially different from actual amounts reported. For purposes of adjusted pro forma disclosures, the estimated fair value of the options are amortized to expense over the vesting period.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of such options. The Company's pro forma information follows:

                                                     YEARS ENDED DECEMBER 31,
                                                     -------------------------
                                                        2000          1999
                                                     -----------   -----------
Pro forma net loss.................................  $(5,163,473)  $(1,984,329)
Pro forma net loss per share, basic and diluted....  $     (0.48)  $     (0.33)

                             ENTREPORT CORPORATION

7. STOCKHOLDERS' EQUITY (CONTINUED)
SHARES RESERVED FOR FUTURE ISSUANCE

    The following shares of common stock are reserved for future issuance at December 31, 2000:

                                                               SHARES
                                                              ---------
Common shares issuable:
  Common shares issuable....................................    103,500
Stock options:
  Granted and outstanding...................................  1,263,500
  Reserved for future grants................................  2,736,500
Warrants....................................................    387,500
                                                              ---------
Total Reserved..............................................  4,491,000
                                                              =========

8. INCOME TAXES

    Significant components of the Company's deferred tax assets as of December 31, 2000 and 1999 are shown below. A valuation allowance of $2,769,000 has been recognized at December 31, 2000 to offset the net deferred tax assets as realization of such assets is uncertain.

                                                            DECEMBER 31,
                                                       -----------------------
                                                          2000         1999
                                                       -----------   ---------
Deferred tax assets
  Net operating loss carryforward....................  $ 2,575,000   $ 760,000
  Research and development credits...................       49,000      11,000
  Other, net.........................................      145,000       5,000
                                                       -----------   ---------
Total net deferred tax assets........................    2,769,000     776,000

Valuation allowance for deferred tax asset...........   (2,769,000)   (776,000)
                                                       -----------   ---------
Net deferred tax assets..............................  $        --   $      --
                                                       ===========   =========

    At December 31, 2000, the Company has federal and California net operating loss carryforwards of approximately $6,335,000 and $6,226,000, respectively. The federal and California tax loss carryforwards will begin to expire in 2019 and 2007, respectively, unless previously utilized. The Company also has federal and California research credit carryforwards of approximately $36,000 and $21,000, respectively, which will begin to expire in 2018 unless previously utilized.

    Pursuant to Section 382 and 383 of the Internal Revenue Code, the annual use of the Company's net operating loss and credit carryforwards may be limited if cumulative changes in ownership of more than 50% occur during any three year period. However, the Company does not believe such limitation will have a material impact upon the utilization of these carryforwards.

9. LITIGATION

    From time to time the Company is involved in legal proceedings, claims and litigation arising in the ordinary course of business. Management believes, however, that the ultimate outcome of all

                             ENTREPORT CORPORATION

9. LITIGATION (CONTINUED)
pending litigation should not have a material adverse effect on the Company's financial position or liquidity.

10. ACQUISITIONS

    On October 25, 2000, the Company signed a definitive agreement to acquire By Referral Only, Inc. ("By Referral Only") in a stock and cash merger transaction. Pursuant to the merger agreement, the Company will pay the shareholders of By Referral Only $4,000,000 cash and issue to them 2,250,000 shares of the Company's common stock in exchange for all the issued and outstanding securities of By Referral Only. By Referral Only has no outstanding stock options or warrants. The closing of the acquisition is subject to certain customary closing conditions, including the Company's receipt of at least an additional $5,000,000 of capital at a purchase price of $3.00 per share. In the event the capital is raised at a per share price of less than $3.00, the number of shares issuable to shareholders of By Referral Only is subject to change. The Company has recorded prepaid acquisition costs amounting to approximately $199,000 at December 31, 2000. The Company has also deposited into an escrow account $198,750 which is comprised of $130,000 cash and 100,000 shares of common stock (valued at $68,750). If the acquisition of By Referral Only is not completed, the Company cannot recover the shares placed in escrow and will write-off all costs deferred.

11. SUBSEQUENT EVENT

    On January 31, 2001, the Company completed the acquisition of University.com, Inc. ("University.com") in a stock-for stock transaction. Pursuant to the merger agreement, the Company issued 5,609,788 shares of its common stock to the shareholders of University.com in exchange for all the issued and outstanding securities of University.com. The Company also assumed certain warrants and options issued by University.com, which will require the Company to issue upon their exercise up to 1,148,430 additional shares of common stock. The Company has recorded prepaid acquisition costs amounting to approximately $202,000 at December 31, 2000.

                             ENTREPORT CORPORATION
                                 BALANCE SHEETS

                                                               MARCH 31,    DECEMBER 31,
                                                                 2001           2000
                                                              -----------   ------------
                                                              (UNAUDITED)      (NOTE)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 1,095,912   $ 2,780,402
  Note receivable from officer..............................       55,000            --
  Other current assets......................................      159,623        19,112
                                                              -----------   -----------
Total current assets........................................    1,310,535     2,799,514

Property and equipment, net.................................      721,379       600,253
Intangible assets, net......................................    3,799,456            --
Website development costs, net..............................      597,318       460,446
License fees, net...........................................      525,003       575,001
Deferred acquisition costs..................................           --       403,767
Other assets................................................      169,070       223,761
                                                              -----------   -----------
Total assets................................................  $ 7,122,761   $ 5,062,742
                                                              ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities..................  $ 1,283,808   $   894,883
  Accrued compensation and related expenses.................      182,670       117,733
  Current portion of capital lease obligation...............       81,474        66,744
  Accrued license fees......................................      300,000       300,000
  Notes payable.............................................      100,000            --
                                                              -----------   -----------
Total current liabilities...................................    1,947,952     1,379,360
                                                              -----------   -----------

Long term portion of capital lease obligation...............      114,862       120,893

Stockholders' equity:
  Common stock, $.001 par value, 50,000,000 shares
    authorized, 17,791,001 and 11,781,213 issued and
    outstanding at March 31, 2001 and December 31, 2000,
    respectively............................................       17,791        11,781
  Additional paid-in capital................................   13,925,439    10,376,815
  Deferred compensation.....................................           --          (523)
  Accumulated deficit.......................................   (8,883,283)   (6,825,584)
                                                              -----------   -----------
Total stockholders' equity..................................    5,059,947     3,562,489
                                                              -----------   -----------
Total liabilities and stockholders' equity..................  $ 7,122,761   $ 5,062,742
                                                              ===========   ===========

------------------------

Note: The Balance Sheet at December 31, 2000 is derived from the audited financial statements at that date, but does not include all the disclosures required by generally accepted accounting principles.

                            See accompanying notes.

                             ENTREPORT CORPORATION
                            STATEMENT OF OPERATIONS

                                                                 THREE MONTHS ENDED
                                                                     MARCH 31,
                                                              ------------------------
                                                                 2001          2000
                                                              -----------   ----------
Revenues....................................................  $   212,996   $    5,120
                                                              -----------   ----------
Costs and expenses:
  Cost of revenues..........................................      686,385      137,945
  Engineering and product development costs.................      202,258       59,619
  Selling and marketing.....................................      139,324      212,381
  General and administrative................................      852,818      538,682
                                                              -----------   ----------
      Total costs and expenses..............................    1,880,785      948,627
                                                              -----------   ----------

Loss from operations........................................   (1,667,789)    (943,507)

Discontinued acquisition costs..............................     (417,967)          --
Interest income, net........................................       28,057       22,155
                                                              -----------   ----------
Net loss....................................................  $(2,057,699)  $ (921,352)
                                                              ===========   ==========

Net loss per common share (basic and diluted)...............        (0.13)       (0.11)
                                                              ===========   ==========

Weighted average shares used in computing net loss per
  common share (basic and diluted)..........................   15,529,852    8,034,374
                                                              ===========   ==========

                            See accompanying notes.

                             ENTREPORT CORPORATION
                            STATEMENTS OF CASH FLOWS

                                                                 THREE MONTHS ENDED
                                                                     MARCH 31,
                                                              ------------------------
                                                                 2001          2000
                                                              -----------   ----------
OPERATING ACTIVITIES:
Net loss....................................................  $(2,057,699)  $ (921,352)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................      362,088       11,771
  Discontinued acquisition costs............................      417,967           --
  Issuance of common stock options and warrant for
    services................................................       14,400      133,854
  Issuance of common stock for services.....................      124,000       74,000
  Changes in operating assets and liabilities...............     (274,038)     627,650
                                                              -----------   ----------
Net cash flows used in operating activities.................   (1,413,282)     (74,077)
                                                              -----------   ----------

INVESTING ACTIVITIES:
  Purchases of property and equipment.......................       16,083      (87,261)
  Proceeds from sale of website.............................           --           --
  Deferred acquisition costs................................      (67,810)          --
  Proceeds from acquisition of University.com...............        7,881           --
  Increases in website development costs....................     (116,342)    (327,610)
                                                              -----------   ----------
Net cash flows used in investing activities.................     (160,188)    (414,871)
                                                              -----------   ----------

FINANCING ACTIVITIES:
  Principal payment on capital lease obligations............      (19,301)          --
  Increases in capitalized financing costs..................      (51,923)          --
  Re-payment of notes payable...............................           --      (20,000)
  Issuance of common stock for cash, net....................           --    6,167,753
  Other financing costs/registration filings................      (39,796)          --
                                                              -----------   ----------
Net cash flows provided by financing activities.............     (111,020)   6,147,753
                                                              -----------   ----------

Increase in cash and cash equivalents.......................   (1,684,490)   5,658,805

Cash and cash equivalents at beginning of period............    2,780,402    1,458,139
                                                              -----------   ----------

Cash and cash equivalents at end of period..................  $ 1,095,912   $7,116,944
                                                              ===========   ==========

SUPPLEMENTAL DISCLOSURE OF NON CASH FINANCING ACTIVITIES:
Issuance of common shares for acquisition of
  University.com............................................  $ 3,456,030   $       --
                                                              ===========   ==========
Capital lease obligations...................................  $    28,000   $       --
                                                              ===========   ==========

                            See accompanying notes.

                             ENTREPORT CORPORATION

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB, and, in the opinion of management, contain all adjustments, consisting of normal recurring adjustments necessary to present fairly the financial position as of March 31, 2001 and the results of operations for the three month periods ended March 31, 2001 and 2000.

    Certain information and footnote disclosures normally included in financial statements have been omitted or condensed. These condensed financial statements should be read in conjunction with the financial information included in the Company's 2000 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The results of operations for the period ended March 31, 2001 are not necessarily indicative of the results that may be attained for the entire fiscal year. Certain prior period amounts have been reclassified to conform to the current period presentation.

COMPREHENSIVE LOSS

    Comprehensive loss for all periods presented is the same as net loss.

2. NET LOSS PER SHARE

    The Company computes net loss per share following SFAS No. 128, EARNINGS PER SHARE. SFAS 128 requires the presentation of basic and diluted income (loss) per share amounts. Under the provisions of SFAS No. 128, basic net income (loss) per share is computed by dividing the net income (loss) available to common shareholders for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares, composed of incremental common shares issuable upon the exercise of stock options, are included in diluted net income (loss) per share to the extent these shares are dilutive. Common equivalent shares are not included in the computation of diluted net loss per share for the three month periods ended March 31, 2001 and 2000 because the effect would be anti-dilutive.

3. COMMON STOCK AND WARRANTS

    In March 2001, the Company issued 400,000 shares of common stock valued at $124,000 for investor relations services. The Company has recorded this amount as a prepaid asset to be amortized over the period of service. The Company also granted a warrant to purchase 40,000 shares of common stock to the same consultant. The warrants are for the purchase of common stock of the Company at a price of $.56 per share. The warrants vest immediately and have a three-year life. The Company recorded compensation expense of $14,400 related to warrants. No warrants have been exercised during the period.

4. STOCK OPTION PLAN

    During the three-month period ended March 31, 2001, the Company granted 200,000 stock options to employees. The options are for the purchase of common stock of the Company at a price range of $.56 to $2.75 per share. No options have been exercised during the period. Options to purchase 131,131 common shares at price ranges between $.56 to $2.09 were cancelled upon the employee terminations.

                             ENTREPORT CORPORATION

5. ACQUISITION

    On January 31, 2001, the Company completed the acquisition of University.com, Inc. ("University.com") in a stock-for stock transaction. The transaction was accounted for as a purchase. Pursuant to the merger agreement, the Company issued 5,609,788 shares of its common stock to the shareholders of University.com in exchange for all the issued and outstanding securities of University.com. The Company also issued 856,963 options and 291,467 warrants in order to convert the options and warrants issued by University.com. The option and warrants are for the purchase of the Company's stock at a price range of $.69 to $2.09. The options and warrants vested immediately. No options or warrants have been exercised.

    The acquisition described above has been accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16. The purchase price amounted to $3,708,390, net of transaction costs, as follows:

Common stock issued.........................................  $3,456,030
Acquisition costs...........................................     252,360
                                                              ----------
Total consideration.........................................  $3,708,390
                                                              ==========

    Under the purchase method of accounting, the purchase price was allocated to the assets acquired and liabilities assumed based on the their estimated fair values at the date of acquisition, as follows:

Current assets acquired.....................................  $   25,972
Property and equipment, and other assets....................     261,377
Intangible assets, net......................................   3,993,020
Liabilities assumed.........................................    (571,979)
                                                              ----------
Total.......................................................  $3,708,390
                                                              ==========

    Assuming that the above acquisition had occurred on the first day of the period from January 1, 2001 through March 31, 2001, the unaudited pro forma results of operations would be as follows:

                                                          NET          NET
                                                        REVENUES      LOSS
                                                        --------   -----------
For the three month period ended March 31, 2001
EntrePort.............................................  $195,000   $(1,494,000)
University.com........................................    26,000      (956,000)
                                                        --------   -----------
Total.................................................  $221,000   $(2,450,000)
                                                        ========   ===========

For the three month period ended March 31, 2000
EntrePort.............................................  $  5,000   $  (921,000)
University.com........................................    57,000      (656,000)
                                                        --------   -----------
Total.................................................  $ 62,000   $(1,577,000)
                                                        ========   ===========

    The above pro forma results include amortization of the acquired intangibles amounting to $290,346 for the three-month period ending March 31, 2001 and 2000. The intangibles are being amortized over a range of three to five years.

                             ENTREPORT CORPORATION

6. DISCONTINUED ACQUISITION COSTS

    In April 2001, the Company abandoned its planned acquisition of By Referral Only, Inc. ("By Referral Only"). As a result, the Company wrote-off $417,967 related to the acquisition of By Referral Only. The loss included an escrow deposit amounting to $198,750.

7. SUBSEQUENT EVENT

    On April 25, 2001, EntrePort entered into a letter of intent with Infotopia, Inc. to pursue a corporate reorganization in which EntrePort would spin-off its existing business to its shareholders and subsequently acquire the business of Infotopia. The transactions are subject to shareholder approval and the terms and conditions of a definitive agreement to be negotiated between the parties. The letter of intent provides that EntrePort would transfer all of its existing assets and liabilities to a wholly-owned subsidiary and distribute 100% of the common stock of that subsidiary to EntrePort's existing shareholders on a pro rata basis. Following the spin-off of the subsidiary, EntrePort would effect a one-for-thirty reverse split of EntrePort's common stock, resulting in approximately 600,000 shares remaining outstanding. EntrePort would subsequently acquire all of the assets and assume all of the liabilities of Infotopia in exchange for EntrePort's issuance to Infotopia (and its financial advisors) of 14,400,000 units, with each unit consisting of one share of EntrePort common stock, a warrant to purchase 1/2 of a share of EntrePort common stock at a price of $10.00 per full share and a warrant to purchase 1/4 of a share of EntrePort common stock at a price of $15.00 per full share. In addition, the subsidiary that EntrePort will spin-off to its pre-closing shareholders will receive $2,000,000 in cash from Infotopia. If approved by the shareholders of EntrePort and Infotopia, the transactions are expected to close on June 29, 2001.

                         INFOTOPIA, INC. AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2000
                                C O N T E N T S

                                                                  PAGE
                                                              ------------
INDEPENDENT AUDITORS' REPORT -- MERDINGER, FRUCHTER,
  ROSEN & CORSO.............................................          F-26

INDEPENDENT AUDITORS' REPORT -- RANDY SIMPSON...............          F-27

CONSOLIDATED BALANCE SHEET..................................          F-28

CONSOLIDATED STATEMENT OF OPERATIONS........................          F-30

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS................          F-31

CONSOLIDATED STATEMENT OF CASH FLOWS........................          F-32

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY..............          F-34

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..................          F-35

                          INDEPENDENT AUDITORS' REPORT

TO THE STOCKHOLDERS AND BOARD OF DIRECTORS OF INFOTOPIA, INC.
AND SUBSIDIARY

    We have audited the accompanying consolidated balance sheet of INFOTOPIA, INC. AND SUBSIDIARY as of December 31, 2000 and the related consolidated statements of operations and cash flows for the ten months ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of INFOTOPIA, INC. AND SUBSIDIARY as of December 31, 2000, and the consolidated results of its operations and cash flows for the ten months ended December 31, 2000, in conformity with generally accepted accounting principles.

    The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 16 to the financial statements, the Company has suffered recurring losses from operations and its limited capital resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 16. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    Certified Public Accountants

New York, New York
February 20, 2001

                            RANDY SIMPSON CPA, P.C.
                           11775 SOUTH NICKLAUS ROAD
                               SANDY, UTAH 84092
                           FAX & PHONE (801) 572-3009

Board of Directors
Dr. Abravanel's Formulas, Inc.
(A Development Stage Company)
Los Angeles, CA

INDEPENDENT AUDITOR'S REPORT

    We have audited the accompanying balance sheet of Dr. Abravanel's Formulas, Inc. (A Development Stage Company) as of December 31, 1999, and the related statements of operations, shareholder's equity and cash flows for the ten months ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit. The financial statements of Dr. Abravanel's Formulas, Inc. from inception on April 28, 1998 to February 28, 1999, were audited by other auditors whose report dated March 5, 1999, expressed an unqualified opinion.

    We conducted our audit in accordance with generally accepted auditing standards. those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures of the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

    In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Dr. Abravanel's Formulas, Inc. as of December 31, 1999, and the results of its operations, shareholder's equity and cash flows for the ten months ended December 31, 1999, in conformity with generally accepted accounting principles.

/s/ Randy Simpson, CPA, PC

Randy Simpson, CPA, P.C.
A Professional Corporation

April 20, 2000
Sandy, Utah

                         INFOTOPIA, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                                                     AT                  AT
                                                              DECEMBER 31, 2000   DECEMBER 31, 1999
                                                              -----------------   -----------------
CURRENT ASSETS
  Cash and cash equivalents.................................     $  787,150          $     3,855
  Accounts receivable, net of allowance for doubtful
    accounts and customer returns of $218,254 and $-0-......        934,392                  525
  Inventory.................................................        418,689               11,745
  Prepaid expenses and other current assets.................        268,051                   --
  Employee advances.........................................         65,485                   --
  Investments in marketable securities, at fair value.......        174,000                   --
                                                                 ----------          -----------
    Total current assets....................................      2,647,767               16,125

PROPERTY AND EQUIPMENT, less accumulated depreciation of
  $255,383..................................................        239,773                   --

CAPITALIZED PRODUCTION COSTS, less accumulated amortization
  of $-0-...................................................        690,475                   --

OTHER ASSETS
  Licenses and Other Intangibles, less accumulated
    amortization of $300,549................................      2,415,307                   --
  Deposits..................................................        212,143                   --
                                                                 ----------          -----------
    TOTAL ASSETS............................................      6,205,465          $    16,125
                                                                 ==========          ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                         INFOTOPIA, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                                                     AT                  AT
                                                              DECEMBER 31, 2000   DECEMBER 31, 1999
                                                              -----------------   -----------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses.....................    $  1,798,620        $      1,006
  Due to employees..........................................         108,723                  --
  Convertible debenture.....................................          50,000                  --
  Deferred Revenue..........................................          38,162                  --
                                                                ------------        ------------
    Total Current Liabilities...............................       1,995,505               1,006

LONG-TERM LIABILITIES
  Convertible debenture.....................................         600,000                  --
                                                                ------------        ------------
  TOTAL LIABILITIES.........................................       2,595,505               1,006
                                                                ------------        ------------

COMMITMENTS AND CONTINGENCIES...............................              --

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value, 190,000,000 shares
    authorized; 172,236,005 shares issued and outstanding...         172,236
  Common stock, $.001 par value, 40,000,000 shares
    authorized; 12,841,353 shares issued and outstanding....          12,841
  Additional paid-in-capital................................      41,440,254              38,333
  Accumulated deficit.......................................     (38,026,530)            (36,055)
  Unrealized gain on marketable securities..................          24,000                  --
                                                                ------------        ------------
    Total stockholders' equity..............................       3,609,960              15,119
                                                                ------------        ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................    $  6,205,465        $     16,125
                                                                ============        ============

  The accompanying notes are an integral part of these consolidated financial statements.

                         INFOTOPIA, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                 FOR THE TEN MONTH PERIOD ENDED
                                                              -------------------------------------
                                                              DECEMBER 31, 2000   DECEMBER 31, 1999
                                                              -----------------   -----------------
REVENUE
  Sales, net of returns and allowances of $64,889 and
    $-0-....................................................    $  9,135,411        $         --
COST OF SALES...............................................       3,368,601                  --
                                                                ------------        ------------
GROSS PROFIT................................................       5,766,810                  --
                                                                ------------        ------------
OPERATING EXPENSES
  Selling and marketing.....................................       5,803,977               1,045
  General and administrative................................      22,149,646               8,296
  Impairment expense........................................       2,006,661                  --
  Depreciation and amortization.............................         216,074                  --
                                                                ------------        ------------
    Total operating expenses................................      30,176,358               9,341
                                                                ------------        ------------
LOSS FROM OPERATIONS........................................     (24,409,548)             (9,341)
                                                                ------------        ------------
OTHER INCOME (EXPENSE)
  Interest Income...........................................           9,205                   0
  Other Income..............................................          16,757
  Interest expense..........................................      (1,877,620)
  Impairment of available-for-sale securities...............        (444,444)
  Loss on disposal of assets................................         (29,583)
                                                                ------------        ------------
    Total other income (expense)............................      (2,325,685)
                                                                ------------        ------------
LOSS FROM OPERATIONS BEFORE INCOME TAXES....................     (26,735,233)             (9,341)
INCOME TAXES................................................              --              (5,610)
                                                                ------------        ------------
NET LOSS....................................................    $(26,735,233)       $    (14,951)
                                                                ============        ============
Basic and diluted loss per share............................           (0.25)              (0.00)
                                                                ============        ============
Weighted average shares outstanding.........................     105,490,686          12,841,353
                                                                ============        ============

  The accompanying notes are an integral part of these consolidated financial statements.

                         INFOTOPIA, INC. AND SUBSIDIARY

                  CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

                   FOR THE TEN MONTHS ENDED DECEMBER 31, 2000

NET LOSS....................................................  $(26,735,233)
OTHER COMPREHENSIVE LOSS
Unrealized gain on marketable securities....................        24,000
                                                              ------------
COMPREHENSIVE LOSS..........................................  $(26,711,233)
                                                              ============

  The accompanying notes are an integral part of these consolidated financial statements.

                         INFOTOPIA, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                 FOR THE TEN MONTH PERIOD ENDED
                                                              -------------------------------------
                                                              DECEMBER 31, 2000   DECEMBER 31, 1999
                                                              -----------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss)................................................    $(26,735,233)         $(14,951)
  Adjustments to reconcile net (loss) to net cash provided
    by
    (used in) operating activities
      Deferred tax benefit established......................              --            (4,200)
      Valuation allowance to eliminate deferred tax asset...              --             9,810
      Bad debt and sales returns............................         218,254
      Loss on sale of assets................................          29,583
      Unrealized loss on marketable securities..............         444,444
      Settlement expenses...................................       3,382,428
      Depreciation and amortization.........................         216,074
      Asset impairment loss.................................       2,006,661
      Issuance of stock for compensation....................           4,318
      Issuance of stock options, less deferred
        compensation........................................         462,049
      Stock issued for consulting and legal services........      16,209,236
  Changes in assets and liabilities
      Accounts receivable -- trade..........................      (1,121,856)            1,006
      Due to related party..................................         (16,714)
      Inventory.............................................        (223,158)
      Prepaid expenses......................................         456,180             1,045
      Other Assets..........................................        (212,143)
      Accounts payable and accrued expenses.................      (1,588,216)
      Deferred revenue......................................        (593,139)
      Other.................................................         263,613
                                                                ------------          --------
Net cash used in operating activities.......................      (6,797,619)           (7,290)
                                                                ------------          --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment........................        (158,001)               --
  Licenses/Production and other intangibles.................        (250,000)               --
  Note receivable, affiliate................................        (500,000)               --
                                                                ------------          --------
Net cash used in investing activities.......................        (908,001)               --
                                                                ------------          --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of notes payable...................       2,475,500                --
  Sale of common stock......................................       6,012,691                --
  Common Stock Offering Costs...............................              --           (12,562)
  Return of capital to founders.............................              --           (20,000)
                                                                ------------          --------
Net cash provided (used in) financing activities............       8,488,191           (32,562)
                                                                ------------          --------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................         782,571           (39,852)
CASH AND CASH EQUIVALENTS -- BEGINNING OF YEAR..............           4,579            43,707
                                                                ------------          --------
CASH AND CASH EQUIVALENTS -- END OF YEAR....................    $    787,150          $  3,855
                                                                ============          ========
SUPPLEMENTAL INFORMATION
  Interest paid.............................................    $         --          $     --
                                                                ============          ========
  Income taxes paid.........................................    $      5,000          $     --
                                                                ============          ========

  The accompanying notes are an integral part of these consolidated financial statements.

                         INFOTOPIA, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS

SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITIES:

During the ten months ended December 31, 2000, the Company:

    - Issued 46,239,400 shares of the Company's common stock at a value of $12,588,426 as compensation for service rendered by various consultants and others;

    - Issued 18,799,885 shares of the Company's common stock at a value of $3,520,810 as compensation for service rendered by attorneys;

    - Issued 4,317,988 shares of the Company's common stock at a value of $4,318 as compensation to officers and other employees of the Company;

    - Issued 10,251,590 shares of the Company's common stock at a value of $3,753,878 settlement, for debt reduction and conversions.

    - Issued 8,193,500 shares of the Company's common stock at a value of $928,392 for infomercial management and consultation for production, and 500,000 shares of National Boston Medical, Inc. valued at $151,112.

    - Issued 17,200,000 shares of the Company's common stock at a value of $2,066,000 for license rights.

    - Issued 13,678,125 shares of the Company's common stock at $1,975,500, plus accrued interest in exchange for 1,767,500 convertible promissory notes that were discounted at $1,778,589 for beneficial conversion features.

    - Issued 3,203,130 shares of the Company's common stock at $3,203 in connection with the share exchange of Dr. Abravanel's Formula, Inc.

    - Issued 8,167,387 shares of the Company's common stock at $8,167 in the spin-off agreement with the Company's former Parent, National Boston Medical, Inc.

    - Issued 180,000 shares of the Company's common stock at a value of $41,400 for offering costs.

    - Exchanged 400,000 shares of Millennium common stock, valued at $100,000 for consulting services.

    - Received 1,000,000 shares of National Boston Medical, Inc. common stock, valued at $293,332 in a settlement agreement with Cactus Jack.

    - Issued options valued at $200,278 for consulting services.

  The accompanying notes are an integral part of these consolidated financial statements.

                         INFOTOPIA, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                   COMMON STOCK        ADDITIONAL
                                              ----------------------     PAID-IN     ACCUMULATED
                                                SHARES       AMOUNT      CAPITAL       DEFICIT
                                              -----------   --------   -----------   ------------
Balance at March 31, 2000...................    8,167,387   $  8,167   $        --   $(11,291,297)
  Net loss for the ten months ended
    December 31, 2000.......................           --         --            --    (26,735,233)
  Unrealized loss on marketable
    securities..............................           --         --            --             --
  Shares issued in lieu of compensation.....    4,317,988      4,318            --             --
  Shares issued for legal and consulting
    services................................   65,469,285     65,469    16,043,767             --
  Shares issued for infomercial
    production..............................    8,193,500      8,194       920,198             --
  Shares issued for product licenses........   17,200,000     17,200     2,048,800             --
  Shares issued for debt conversion and
    reduction...............................   23,001,590     23,002    14,634,188             --
  Shares issued in exchange agreement
    Dr. Abravanol...........................    3,203,130      3,203        23,225             --
  Debentures converted to common stock......   13,678,125     13,678     3,763,306             --
  Issuance of common stock..................   29,005,000     29,005     4,557,900             --
  Offering costs............................           --         --      (746,309)            --
  Stock options issued as compensation......           --         --       583,999             --
  Common stock subscribed...................           --         --      (266,870)            --
  Deferred compensation.....................           --         --      (121,950)            --
                                              -----------   --------   -----------   ------------
Balance at December 31, 2000................  172,236,005   $172,236   $41,440,254   $(38,026,530)
                                              ===========   ========   ===========   ============

                                                              UNREALIZED
                                                                GAIN ON     STOCKHOLDERS'
                                                              INVESTMENTS      EQUITY
                                                              -----------   -------------
Balance at March 31, 2000...................................    $    --     $(11,283,130)
  Net loss for the ten months ended December 31, 2000.......         --      (26,735,233)
  Unrealized loss on marketable securities..................     24,000           24,000
  Shares issued in lieu of compensation.....................         --            4,318
  Shares issued for legal and consulting services...........         --       16,109,236
  Shares issued for infomercial production..................         --          928,392
  Shares issued for product licenses........................         --        2,066,000
  Shares issued for debt conversion and reduction...........         --       14,657,190
  Shares issued in exchange agreement Dr. Abravanol.........         --           26,428
  Debentures converted to common stock......................         --        3,776,984
  Issuance of common stock..................................         --        4,586,905
  Offering costs............................................         --         (746,309)
  Stock options issued as compensation......................         --          583,999
  Common stock subscribed...................................         --         (266,870)
  Deferred compensation.....................................         --         (121,950)
                                                                -------     ------------
Balance at December 31, 2000................................    $24,000     $  3,609,960
                                                                =======     ============

  The accompanying notes are an integral part of these consolidated financial statements.

                         INFOTOPIA, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2000

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    a) Organization and Basis of Presentation INFOTOPIA, INC. (Formerly Flex Marketing Inc. (OH)) (the "Company" or "Infotopia") was incorporated under the laws of Ohio on September 11, 1997. The Company was acquired by its parent company, National Boston Medical, Inc.("Parent"), in a share exchange agreement executed on November 21, 1998.

       On April 25, 2000, Dr. Abravanel's Formula, Inc., a Nevada corporation
       (DABV), acquired Infotopia in a share exchange in which 100% of the outstanding stock of Infotopia was exchanged for 100% of the common stock of DABV. As a result of the share exchange, DABV changed its name to Infotopia, Inc.

       The accompanying financial statements include the accounts of Infotopia, Inc. (a Nevada corporation), and its subsidiary Infotopia, Inc. (an Ohio corporation).

    b) Nature of Operations. The Company engages in the development, marketing, advertising and selling of new health, fitness and consumer products.

    d) Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period presented. Actual results could differ from those estimates.

    e) Revenue Recognition. Infotopia recognizes revenues upon shipment of products to the customer. Products are often back-ordered and are not shipped immediately. The Company recognizes cash receipts on back orders as deferred revenue.

    f) Cash and Cash Equivalents. The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

    g) Concentration of Credit Risk. The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances exceeded FDIC insured levels at various times during the year.

    h)  Accounts Receivable

       For financial reporting purposes, the Company utilizes the allowance method of accounting for doubtful accounts. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. The allowance is based on an experience factor and review of current accounts receivable. Uncollectible accounts are written off against the allowance accounts when deemed uncollectible. In addition, the Company maintains an allowance for customer returns, based on an experience factor. The Company considers these allowances adequate at December 31, 2000.

    i)  Inventory

       Inventory consists of finished goods, which are valued at the lower of cost or market on a first-in, first-out basis.

                         INFOTOPIA, INC. AND SUBSIDIARY

                               DECEMBER 31, 2000

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    j)  Property and Equipment

       Property and equipment are stated at cost. Repair and maintenance costs are charged against income as incurred, while renewals and betterments are capitalized as additions to the related assets. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, primarily on a straight-line basis. The estimated service lives used in determining depreciation are five to seven years for computers, software, furniture and equipment.

       Upon retirement or sale, the cost and related accumulated depreciation of the disposed assets are removed and any resulting gain or loss is credited or charged to operations.

    k)  Investments

       The Company classifies all of its investments as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported as a component of shareholders' equity in comprehensive income (loss), net of income taxes. Investments available for current operations are classified in the consolidated balance sheet as current assets: investments held for long-term purposes are classified as noncurrent assets. Interest income and realized gains and losses on securities are included in "Other expense (income) -- net" in the consolidated statement of operations. The cost of securities sold is based on the specific identification method.

    l)  Capitalized Production Costs

       Pursuant to Financial Accounting Standards Board ("FASB") Statement on Financial Accounting Standards ("SFAS") No. 53 "Financial Reporting by Producers and Distributors of Motion Picture Films" production costs are capitalized and amortized over the useful lives of the programs.

    m) Intangibles

       Intangibles consist of goodwill and license costs. Goodwill represents costs in excess of net assets acquired in connection with businesses acquired. Goodwill is amortized over 5 years. License costs are amortized over the lives of the license agreements.

       Should events or circumstances occur subsequent to the acquisition of a business or purchase of a license which brings into question the realizable value or impairment of the related intangible asset, the Company will evaluate the remaining useful life and balance of the intangible asset and make adjustments, if required. The Company's principal consideration in determining an impairment includes the strategic benefit to the Company of the particular asset as measured by undiscounted current and expected future operating income of that specified group of assets and expected undiscounted future cash flows. Should an impairment be identified, a loss would be reported to the extent that the carrying value of the related intangible asset exceeds the fair value of that intangible asset as determined by valuation techniques available under the circumstances.

                         INFOTOPIA, INC. AND SUBSIDIARY

                               DECEMBER 31, 2000

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    n)  Income Taxes

       Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax bases.

    o)  Offering Costs

       Offering costs consist primarily of professional fees. These costs are charged against the proceeds of the sale of common stock in the periods in which they occur.

    p)  Advertising Costs

       Advertising costs are expensed as incurred and are included in selling expenses. For the ten months ended December 31, 2000, advertising expense amounted to $6,805.

    q)  Fair Value of Financial Instruments

       The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and income taxes payable approximate fair value due to the relatively short maturity of these instruments. The face value of the note receivable at December 31, 2000, was determined to be its fair value. The fair value of long-term borrowings was determined based upon interest rates currently available to the Company for borrowings with similar terms. The fair value of long-term borrowings approximates the carrying amounts at December 31, 2000.

    r) Long-lived Assets Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

    s)  Stock-Based Compensation

       The Company has adopted the intrinsic value method of accounting for stock-based compensation in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and related interpretations.

    t)  Earnings Per Share

       SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").

       The computation of basic earnings per share is computed by dividing earnings available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on losses.

                         INFOTOPIA, INC. AND SUBSIDIARY

                               DECEMBER 31, 2000

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
       The shares used in the computation of earnings per share were as follows:

Basic.......................................................   105,490,686
                                                              ------------
Diluted.....................................................   105,490,686
                                                              ============
Loss per share -- Basic and Diluted.........................  $       (.25)
                                                              ============

    u)  Recent Accounting Pronouncements

       In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101), revenue recognition in financial statements. Management believes that the adoption of SAB 101 will not have a significant impact on its consolidated financial position or results of operations. SAB 101 is required to be adopted during the Company's calendar year ending December 31, 2001.

NOTE 2 -- PREPAID EXPENSES

       Prepaid expenses and other current assets are summarized as follows:

Prepayment for inventory....................................  $163,208
Legal and professional services.............................    15,794
Taxes.......................................................     5,000
Royalties...................................................    74,844
Interest receivable.........................................     9,205
                                                              --------
Total prepaid expenses and other current assets               $268,051
                                                              ========

NOTE 3 -- INVESTMENTS IN MARKETABLE SECURITIES

       The investments at December 31, 2000 available for sale are as follows:

                                                                     MARKET
                                                           COST       VALUE
                                                         --------   ---------
Millennium Direct, Inc. common stock...................  $150,000   $ 174,000
National Boston Medical common Stock...................   444,444          --
                                                         --------   ---------
    Total..............................................  $594,444     174,000
                                                         ========   =========
    Net Unrealized Gain................................                24,000
                                                                    =========
    Impairment Loss....................................             $(444,444)
                                                                    =========

       The net unrealized gain of $24,000 has been reported in other comprehensive loss.

       On August 21, 2000, National Boston Medical filed for protection under Title 11 of the United States Code. Since the realization of this investment is uncertain, the total cost has been written off to impairment expense.

                         INFOTOPIA, INC. AND SUBSIDIARY

                               DECEMBER 31, 2000

NOTE 4 -- PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:
Warehouse equipment and molds...............................  $295,941
Computer equipment and software.............................   163,696
Furniture and office equipment..............................    35,519
                                                              --------
                                                               495,156
Less: Accumulated depreciation and amortization.............   255,383
                                                              --------
Property and equipment, net.................................  $239,773
                                                              ========

       Depreciation expense for the ten months ended December 31, 2000 was $93,075.

NOTE 5 -- CAPITALIZED PRODUCTION COSTS

       Capitalized production costs represent costs incurred in connection with the production of infomercials:

Total Tiger.................................................  $350,000
Prostate....................................................   250,000
Medicus Dual 2000...........................................    10,000
Cathi Graham................................................    20,000
Rejuvicare..................................................    11,000
Facial Spa..................................................    29,475
Robert Allen................................................    20,000
                                                              --------
Capitalized Production Costs................................  $690,475
                                                              ========

       The infomercial productions described above have not yet aired and, therefore, no amortization has been recorded.

NOTE 6 -- INTANGIBLE ASSETS

Intangible assets are summarized as follows:
Goodwill....................................................  $  880,277
Bun and Thigh products license..............................   1,854,000
                                                              ----------
                                                               2,734,277
Less: Accumulated Amortization..............................     318,970
                                                              ----------
Total intangibles -- net....................................  $2,415,307
                                                              ==========

                         INFOTOPIA, INC. AND SUBSIDIARY

                               DECEMBER 31, 2000

NOTE 7 -- ACCOUNTS PAYABLE AND ACCRUED EXPENSES

       Accounts payable and accrued expenses consist of the following:

Accounts payable............................................  $1,253,202
Accrued expenses............................................     545,418
                                                              ----------
                                                              $1,798,620
                                                              ==========

       Accounts payable includes liabilities assumed when the Company was spun off from its former parent company.

NOTE 8 -- CONVERTIBLE DEBENTURES, SHORT-TERM

       On August 25, 2000, the Company issued a 270-day promissory note with non-detachable warrants, granting the note holder the right to convert the note into common stock, 300,000 shares at $.08 per share and 52,500 shares at $.50 per share. The non-detachable warrants expire 5 years from the date of the note. The note bears interest at 10% per annum, payable quarterly. Principle is due in two installments of 50% each, at 180 days and 270 days from date of issuance, respectively. As of December 31, 2000, the warrants had not been exercised.

NOTE 9 -- DEFERRED REVENUE

       Deferred revenue represents unfulfilled sales orders at December 31, 2000 in the amount of $38,162.

NOTE 10 -- CONVERTIBLE DEBENTURE

       On December 28, 2000, the Company completed the sale of a $600,000 secured convertible debenture. The debenture matures December 28, 2003 and pays interest at 12% per annum. The agreement contains various restrictions and events of default.

       On January 19, 2001, the debenture holder sold the debenture to a third party who converted it to 12,000,000 shares of common stock of the Company, subject to "Rule 144" promulgated under the Securities Act of 1933. In exchange for early conversion rights, the Company agreed to accept $.145415 per share that provided additional funds of $1,144,980, in addition to the $600,000 previously advanced under the terms of the debenture bringing the total conversion price to $1,744,980.

       During the months of July, August and September, 2000, the Company issued various 270-day notes, totaling $1,825,500, with non-detachable warrants, granting the noteholders of $1,767,500 the right to convert their notes into common stock, 10,605,500 shares at $.08 and 1,855,875 at $.50, and notes holders of $58,000 notes the right to convert their notes into 145,000 shares of common stock at $.40 per share. As of December 31, 2000, these notes had been exercised, resulting in a beneficial conversion feature of $1,778,689. Upon conversion of the notes, both the discount and $22,895 of accrued interest on these notes were converted to additional paid-in-capital.

NOTE 11 -- COMMITMENTS AND CONTINGENCIES

       Employment Agreements The Company has entered into employment agreements as follows:

                         INFOTOPIA, INC. AND SUBSIDIARY

                               DECEMBER 31, 2000

NOTE 11 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)

       The Company has a three-year employment agreement with Daniel Hoyng, its Chief Executive Officer. The term runs through April 26, 2003 and, unless notified by the Board of Directors or the Executive Committee of the Company, the agreement will automatically be renewed for one year, each year thereafter. In addition to a base salary, bonuses and other incentives, Mr. Hoyng will be granted 1,000,000 shares of common stock annually on the anniversary date of the agreement. These shares carry an anti-dilution provision and are not subject to any reverse split. To give the executive the opportunity to attain an ownership position of not less than 5% of the outstanding stock of the Company, the executive will be granted no less than 3,000,000 options to purchase the Company's stock over 3 years. The first such award will be no less than 1,000,000 shares with an award date of June 1, 2000. Additionally, once a year the executive may choose to convert one-third of his annual salary to stock, the purchase price being the lowest closing price of the Company's stock during the last ten months (see Stock Options). In addition, in accordance with the agreement, the executive received, on September 13, 2000, a signing bonus of 1,500,000 shares of the Company's common stock.

       The Company has a three-year employment agreement with Ernest Zavoral, its President. The term runs through April 26, 2003 and, unless notified by the Board of Directors or the Executive Committee of the Company, the Agreement will automatically be renewed for one year, each year thereafter. The provisions of Mr. Zavarol's agreement, relating to stock and options, are substantially the same as those of Mr. Hoyng's agreement.

       The Company has a three-year employment agreement with Marek Lozowicki, its Executive Vice President. The term runs through April 26, 2003 and, unless notified by the Board of Directors or the Executive Committee of the Company, the Agreement will automatically be renewed for one year, each year thereafter. The provisions of Mr. Hoyng's agreement, relating to stock and options, are substantially the same as those of Mr. Hoyng's agreement.

       Compensation to the Board of Directors and Corporate Secretary According to board resolutions adopted on December 13, 2000, three current directors and the corporate secretary are entitled to receive options to purchase 500,000 shares of the Company's common stock each, per quarter, at the lowest trading price of the Company's common stock during the past ten months. If the Company achieves $30,000,000 in total revenues during the ten month period March 1, 2000 through February 28, 2001, the three board members and the secretary will be eligible for an additional stock option bonus of 500,000 shares each.

       The options are retroactive and prorated on a one-third basis each ($167,000 shares) for the first quarter of the 2001 fiscal year (March, April, May) and in full amounts for the calendar quarters thereafter.

       Royalty and Management Agreements

       In July 2000, the Company entered into a license agreement with Torso Tiger for the exclusive worldwide rights to advertise, promote, market, sell, distribute and exploit Torso Tiger, an abdominal fitness product. Pursuant to the agreement, the Company engaged Torso Tiger Inc. as its exclusive management company to oversee all operations relating to the advertising, promotion, manufacturing, sale, marketing, distribution and exploitation of the product.

                         INFOTOPIA, INC. AND SUBSIDIARY

                               DECEMBER 31, 2000

NOTE 11 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
       In consideration of the license granted, the Company issued 4,000,000 shares of its restricted common stock, equal to $600,000 at the price of $.15 per share. In the event such shares are not valued at $600,000 at the time they become freely trading, the Company shall pay Torso Tiger or its designee the difference in cash or issue additional shares or warrants or stock options to purchase Infotopia common stock to achieve an aggregate value of $600,000.

       In consideration of the services rendered by Torso Tiger, the Company (i) issued unrestricted, free trading common stock with a value equal to $1,000,000, (ii) grants weekly royalties of 5% of "Gross Sales Revenues" of Torso Tiger (worldwide sales by any means other than retail), (iii) grants weekly royalties of 17% of the "Wholesale Selling Price" (from worldwide retail sales) of the product, (iv) shall pay additional contingent cash bonuses if certain levels of Gross Sales Revenues, Wholesale Selling Price are achieved and (v) shall pay additional contingent cash bonuses if certain Gross Television Sales Revenues are achieved. The agreement terminates on June 10, 2002 and can be extended for one or more periods.

       As of December 31, 2000, the Company discontinued the sale of the Torso Tiger and, therefore, established an impairment loss for the Torso Tiger license.

       In November 2000, the Company entered into a license agreement with Lohan Media, LLC ("LM") for the exclusive rights, until January 31, 2004, unless terminated earlier, to jointly, with LM, advertise, promote, market, sell, distribute and exploit the product currently known as "Body by Jake, Bun & Thigh Rocker" and a related product known as "Body by Jake Body Shape Up System" in North America, excluding Canada and in any and all media. The rights to distribute the product in any other international markets are specifically excluded; however, the Company will receive a reverse royalty on products sold by LM internationally after February 20, 2001.

       In consideration for the license, the Company shall pay LM a weekly royalty of five percent of "Gross Sales Revenues" from sales and exploitation of the product other than retail sales. In addition, the Company shall pay LM additional weekly royalties for payment by LM to Body By Jake Enterprises, LLC and the producers of the Infomercial.

       In consideration of the services to be rendered by LM, the Company (i) issued unrestricted, free trading common stock with a value equal to $1,000,000, (ii) shall make an additional cash payment of $1,000,000 on February 20, 2001, and (iii) shall issue 7,000,000 shares of the Company's unrestricted, free trading stock in February 2001. After February 20, 2001, the company will pay additional cash bonuses equal to $250,000 for every $5,000,000 of gross sales revenue. In addition, Infotopia shall pay royalties of 2% of "Gross Sales Revenue," 10% of the "Adjusted Gross Retail Revenue" and 3% of the "Adjusted Gross Revenues" to a management company.

       On November 16, 2000, the Company entered into an agreement with a management company for the joint development of certain infomercial projects, which are currently managed by the management company. The Company issued 800,000 restricted shares of its common stock as payment for management consulting fees relating to the production of the infomercial. Upon "roll-out" of any of the selected projects, Infotopia will pay $12,500 to the management company, cash payments equal to 10% of the gross revenue from continuity

                         INFOTOPIA, INC. AND SUBSIDIARY

                               DECEMBER 31, 2000

NOTE 11 -- COMMITMENTS AND CONTINGENCIES (CONTINUED) product sales and participation, as agreed, in other sources of revenue and/or economic advantage. The agreement shall terminate, unless extended in writing in the form of a marketing and distribution agreement for each of the selected projects. As of the date of this report, the Company has agreed to sign marketing and distribution agreements for all five products covered by this agreement.

NOTE 12 -- RELATED PARTY TRANSACTIONS

       On October 8, 2000, the Company received a two-year, $500,000 note from its former Parent, bearing interest at 8%. The first interest payment is due on April 1, 2001; thereafter, interest is due quarterly. At the election of the Company, the note is due in cash or Parent stock. On August 21, 2000, the former parent company filed for protection under Title 11 of the United States Code. The funding of the principal of this note is subject to bankruptcy approval. Because of the uncertainty of the collection on this note, the full amount of $500,000 has been written off to impairment expense.

       The Company made advances to and has receivables from officers and employees that amount to $83,896 and $71,767 as of December 2000, respectively.

       During the ten months ended December 31, 2000, the Company acquired certain assets from its former parent in exchange for assumption of an obligation. The Company paid $100,000 as settlement of this obligation.

       In April 2000, DABV purchased the stock of Flex Marketing, Inc. (Infotopia, Inc., Ohio) from its former Parent, in exchange for the rights to a patent for a back massage device. After the acquisition by DABV, which became Infotopia, Inc., the Company paid the patent owner $368,434 as settlement of a lawsuit the patent holder had against the former parent for commissions due from Flex Marketing, Inc.

NOTE 13 -- COMMON STOCK

       Of the 172,236,005 shares of common stock issued as of December 31, 2000, 17,271,878 shares are restricted pursuant to the Securities Act of 1933.

NOTE 14 -- EQUITY COMPENSATION AND STOCK OPTIONS

       On April 26, 2000 the Company issued 367,988 shares and on September 13 and 14, 2000, 3,950,000 shares of common stock as compensation to employees of Infotopia, Inc. for their involvement in the Company's activities. These shares have a vesting date of April 26, 2000 and are valued at $.001 per share (market at date of grant). As of December 31, 2000, employees holding 4,242,988 of such stock certificates remain employed by the Company and the total expense associated with these shares is included in the financial statements.

       Pursuant to his employment contract, on June 1, 2000, the Chief Executive Officer was granted options to purchase 1,000,000 shares of common stock with an exercise price of $.125 (the lowest market price of the prior twelve months); fair market value at date of grant was $.1566; therefore, a compensation cost aggregating $.0316 per share has been recognized in

                         INFOTOPIA, INC. AND SUBSIDIARY

                               DECEMBER 31, 2000

NOTE 14 -- EQUITY COMPENSATION AND STOCK OPTIONS (CONTINUED) the financial statements. On December 13, 2000, the CEO was granted options to convert one-third of his salary into 928,000 shares of common stock with an exercise price of $.0625 (the lowest market price of the prior twelve months); fair market value at date of grant was $.0781; therefore, a compensation cost aggregating $.0156 per share has been recognized in the financial statements. On December 15, 2000, the CEO was granted options to purchase 2,167,000 shares of common stock with an exercise price of $.0625 (the lowest market price of the prior months) for services on the board of directors; fair market due at date of grant was $.0938; therefore, a compensation cost aggregating $.0313 per share has been recognized in the financial statements.

       Pursuant to his employment contract, on June 1, 2000, the President was granted options to purchase 800,000 shares of common stock with an exercise price of $.125 (the lowest market price of the prior twelve months); fair market value at date of grant was $.1566; therefore, a compensation cost aggregating $.0316 per share has been recognized in the financial statements. On December 13, 2000, the President was granted options to convert one-third of his salary into 880,000 shares of common stock with an exercise price of $.0625 (the lowest market price of the prior twelve months) fair market value at date of grant was $.0781; therefore, a compensation cost aggregating $.0156 per share has been recognized in the financial statements. On December 15, 2000, the CEO was granted options to purchase 2,167,000 shares of common stock with an exercise price of $.0625 (the lowest market price of the prior months) for services on the board of directors; fair market value at date of grant was $.0938; therefore, a compensation cost aggregating $.0313 per share has been recognized in the financial statements

       Pursuant to his employment contract, on June 1, 2000, the Secretary was granted options to purchase 600,000 shares of common stock with an exercise price of $.125 (the lowest market price of the prior twelve months); fair market value at date of grant was $.1566, therefore, a compensation cost aggregating $.0316 per share has been recognized in the financial statements. On December 13, 2000, the Secretary was granted options to convert one-third of his salary into 533,320 shares of common stock with an exercise price of $.0625 (the lowest market price of the prior twelve months); fair market value at date of grant was $.0781; therefore, a compensation cost aggregating $.0156 per share has been recognized in the financial statements. On December 15, 2000, the Secretary was granted options to purchase 2,167,000 shares of common stock with an exercise price of $.0625 (the lowest market price of the prior months) for his services as Company Secretary; fair market value at date of grant was $.0938; therefore, a compensation cost aggregating $.0313 per share has been recognized in the financial statements.

       Pursuant to a board of Directors resolution, dated December 13, 2000, a board member was granted options to purchase 2,500,000 shares of the Company's common stock at $.0625 per share, the lowest closing price of the Company's common stock during the past 12 months. All options issued are exercisable within 1 year from date of issuance. As of December 31, 2000, none of the options had been exercised.

       Pursuant to an interim agreement between Infotopia and Modern Health Sciences, Inc. ("Modern Health"), dated October 30, 2000, Modern Health was granted options for

                         INFOTOPIA, INC. AND SUBSIDIARY

                               DECEMBER 31, 2000

NOTE 14 -- EQUITY COMPENSATION AND STOCK OPTIONS (CONTINUED) management services to be rendered on December 15, 2000 to purchase 4,666,667 shares of the Company's Common Stock at an exercise price of $.06 per share. All options issued are exercisable with 1 year from date of issuance. As of December 31, 2000, none of the options had been exercised.

       In addition to the stock options granted to employees, the Company has granted 4,666,667 options with an exercise price of $.0625 to an outside consultant for the services performed related to management services for a new product line. These options were valued at $200,278, using the Black-Scholes option pricing model and have been included in consulting services.

       The following table summarizes the option activity during the ten months ended December 31, 2000:

                                                                     WEIGHTED
                                                                     AVERAGE
                                                                     EXERCISE
                                                        SHARES        PRICE
                                                      -----------   ----------
Options outstanding at beginning of year............           --           --
Options exercised...................................           --           --
Options granted.....................................   18,075,987   $   0.0533
Options forfeited/expired...........................           --           --
                                                      -----------
Options outstanding at end of year..................   18,075,987   $   0.0533
                                                      ===========   ==========
                                                                    $   0.0625
Option price ranges at end of year..................                to $ 0.125
Weighted-average fair value of options granted
  during the year...................................                $   0.0533
Options exercisable at end of year..................   18,075,987
                                                      ===========

       The following table summarizes options outstanding at December 31,2000:

                                               WEIGHTED
                                   WEIGHTED     AVERAGE
                                   AVERAGE     REMAINING
       NUMBER           EXERCISE   EXERCISE   CONTRACTUAL
     OUTSTANDING         PRICES     PRICES       LIFE
---------------------   --------   --------   -----------
      2,400,000         $0.1250    $0.1250     0.414
     15,675,987         $0.0625    $0.0625     0.959

       The fair value of each option grant is estimated on the date of grant, using the Black-Scholes options-pricing model, with the following weighted-average assumptions used for grants during the ten months ended December 31, 2000:

Risk-free interest rate.........         4.88% to 5.96%
Volatility rate.................         128.57%
Expected lives..................         0.414 to 0.959 years

                         INFOTOPIA, INC. AND SUBSIDIARY

                               DECEMBER 31, 2000

NOTE 14 -- EQUITY COMPENSATION AND STOCK OPTIONS (CONTINUED)
       The Company uses the intrinsic value method (APB Opinion 25) to account for its stock options granted to officers, directors, and employees. Under this method, compensation expense is recorded over the vesting period based on the difference between the exercise price and quoted market price on the date the options are granted.

       Had the Company chosen the fair value method of accounting for transactions involving stock option issuance (SFAS No. 123), the Company would have recorded and additional $650,165 as presented by the pro forma statement below:

Net loss as reported........................................  $(26,735,233)
Pro forma net loss..........................................  $(27,385,398)
Net loss per common share...................................  $       (.25)
Pro forma loss per share....................................  $       (.26)

NOTE 15 -- INCOME TAXES

       The components of the provision for income taxes are as follows:

Current Tax Expense
    U.S. Federal...........................................  $             --
    State and Local........................................                --
Total Current..............................................                --
Deferred Tax Expense
    U.S. Federal...........................................                --
    State and Local........................................                --
Total Deferred.............................................                --

       The reconciliation of the effective income tax rate to the Federal statutory rate is as follows for the ten months ended December 31, 2000:

Federal Income Tax Rate.....................................      (34.0)%
Effect of Valuation Allowance...............................       34.0%
                                                              ---------
Effective Income Tax Rate...................................        0.0%
                                                              =========

       At December 31, 2000, the Company had net carry-forward losses of approximately $37,000,000. Because of the current uncertainty of realizing the benefit of the tax carry-forwards, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carry-forwards depends predominantly upon the Company's ability to generate taxable income during the carry-forward period.

       Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used

                         INFOTOPIA, INC. AND SUBSIDIARY

                               DECEMBER 31, 2000

NOTE 15 -- INCOME TAXES (CONTINUED)
       for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

Deferred Tax Assets
    Loss Carry-forwards.....................................  $ 12,580,000
    Less: Valuation Allowance...............................   (12,580,000)
                                                              ------------
Net Deferred Tax Assets.....................................  $         --
                                                              ============

       Net operating loss carry-forwards expire starting in 2007 through 2019. Per year availability is subject to change of ownership limitations under Internal Revenue Code Section 382.

NOTE 16 -- GOING CONCERN

       The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of December 31, 2000, the Company has an accumulated deficit of $38,026,530 and a current loss of $26,735,233. Based upon the Company's plan of operation, the Company anticipates that existing resources, together with funds generated from operations, will generate sufficient funds to fund the Company's working capital.

NOTE 17 -- SUBSEQUENT EVENTS

       In January 2001, the Company entered into one-year employment contracts with five new employees with terms expiring between January 1 and January 10, 2002. In connection with these employment agreements, the employees have the option to convert one third on their salaries each year into the Company common stock. The exercise price is the lowest closing price of the preceding 12 months.

       On February 1, 2001, the Company entered into a retainer agreement for financial public relations counsel and for a program of financial communication and investor relations. The 12 month agreement calls for a monthly retainer of $5,000, plus direct and indirect expenses and the issuance of immediately vesting options to purchase 3,000,000 shares of the Company's common stock, exercisable at the closing bid price on February 1, 2001. The options expire January 31, 2006, and will be adjusted for any future stock splits and stock dividends.

                         INFOTOPIA, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                 MARCH 31, 2001
                                   UNAUDITED

                                                               FOR THE THREE        FOR THE THREE
                                                             MONTH PERIOD ENDED   MONTH PERIOD ENDED
                                                               MARCH 31, 2001       MARCH 31, 2000
                                                             ------------------   ------------------
REVENUE
  Sales, net of returns and allowances of $725,767.........     $ 23,922,632         $        --

COST OF SALES..............................................        6,691,634                  --
                                                                ------------         -----------

GROSS PROFIT...............................................       17,230,998                  --
                                                                ------------         -----------

OPERATING EXPENSES
  General and administrative...............................        1,605,956               1,028
  Selling and marketing....................................       12,680,984
  Depreciation and amortization............................          251,310
                                                                ------------         -----------
    Total operating expenses...............................       14,438,250               1,028
                                                                ------------         -----------

INCOME FROM OPERATIONS.....................................        2,782,748              (1,028)

OTHER EXPENSES
  Interest expense.........................................          443,553                   0
  Discount expense.........................................          786,891                   0
                                                                ------------         -----------
    Total other expenses...................................        1,230,444                   0

INCOME BEFORE INCOME TAXES.................................        1,562,304              (1,028)

INCOME TAXES...............................................                0                   0
                                                                ------------         -----------

NET INCOME.................................................     $  1,562,304              (1,028)
                                                                ============         ===========

Earnings (Loss) per share:
  Basic....................................................     $       0.01                  --
  Diluted..................................................     $       0.01                  --

Weighted Average Shares Outstanding:
  Basic....................................................      189,206,671          12,841,353
  Diluted..................................................      209,285,658          12,841,353

  The accompanying notes are an integral part of these consolidated financial statements.

                         INFOTOPIA, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                               AT MARCH 31, 2001
                                   UNAUDITED

                                                                    AT                AT
                                                              MARCH 31, 2001   DECEMBER 31, 2000
                                                              --------------   -----------------
CURRENT ASSETS
  Cash and cash equivalents.................................   $   194,743        $  787,150
  Accounts receivable--net of 141,458 and $218,254..........    10,580,052           934,392
  Inventory.................................................     2,004,839           418,689
  Loan Receivable...........................................       200,000                --
  Subscription Receivable...................................     1,356,914                --
  Prepaid expenses and other current assets.................     2,877,100           268,051
  Employee Advances.........................................        73,753            65,485
  Investments in marketable securities, at fair value.......       180,000           174,000
                                                               -----------        ----------
    Total current assets....................................    17,467,401         2,647,767

PROPERTY AND EQUIPMENT, less accumulated depreciation of
  $273,339 and $255,383.....................................       277,236           239,773

CAPITALIZED PRODUCTION COSTS, less accumulated amortization
  of $-0- and $-0-..........................................     1,006,249           690,475

OTHER ASSETS
  Licenses and other intangibles, less accumulated
    amortization of $552,325 and $300,549...................     3,981,952         2,415,307
  Deposits..................................................     1,102,233           212,143
                                                               -----------        ----------
    TOTAL ASSETS............................................   $23,835,071        $6,205,465
                                                               ===========        ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                         INFOTOPIA, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                               AT MARCH 31, 2001
                                   UNAUDITED

                                                                    AT                AT
                                                              MARCH 31, 2001   DECEMBER 31, 2000
                                                              --------------   -----------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses.....................   $ 3,121,293       $  1,798,620
  Due to Employees..........................................            --            108,723
  Debenture.................................................       545,000             50,000
  Short Term Note Payables to Stockholders..................       832,401
  Stock to be issued for Cash/Services......................     1,087,831
  Media and A/R Loans Payable...............................     5,138,069
  Deferred Revenue..........................................     2,513,657             38,162
                                                               -----------       ------------
    Total Current Liabilities...............................    13,238,251          1,995,505
                                                               -----------       ------------

LONG-TERM LIABILITIES
  Convertible Debenture.....................................            --            600,000
                                                               -----------       ------------
  TOTAL LIABILITIES.........................................                        2,595,505
                                                               -----------       ------------

STOCKHOLDERS' EQUITY
  Common stock -- 3/31/01: $.001 par value, 190,000,000
    shares authorized; 189,996,000 shares issued and
    outstanding;............................................       189,996            172,236
  Preferred Stock -- 3/31/01: $.001 par value, 10,000,000
    shares authorized; 8,100,000 shares issued and
    outstanding.............................................         8,100                 --
  Additional paid-in-capital................................    46,832,950         41,440,254
  Accumulated deficit.......................................   (36,464,226)       (38,026,530)
  Unrealized gain on marketable securities..................        30,000             24,000
                                                               -----------       ------------
  Total stockholders' equity................................    10,596,820          3,609,960
                                                               -----------       ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................   $23,825,071       $  6,205,465
                                                               ===========       ============

  The accompanying notes are an integral part of these consolidated financial statements.

                         INFOTOPIA, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED MARCH 31, 2001
                                   UNAUDITED

                                                                    AT               AT
                                                              MARCH 31, 2001   MARCH 31, 2000
                                                              --------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income..................................................    $1,562,304        $(1,028)
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities
    Bad Debt and sales returns..............................       (76,796)
    Non-Cash Interest.......................................       860,891
    Depreciation and amortization...........................       251,311
    Stock to be issued......................................       502,631
    Issuance of stock options, less deferred compensation...        15,636
Changes in assets and liabilities
    Accounts receivable -- trade............................    (9,568,865)
    Subscriptions receivable................................    (1,356,914)
    Inventory...............................................    (1,586,150)
    Prepaid Expenses........................................    (2,609,049)
    Other Assets............................................      (316,991)
    Accounts payable and accrued expenses...................     1,322,673
    Deferred Revenue........................................     2,475,495
    Deposits................................................      (890,090)
                                                                ----------        -------
Net cash used in operating activities.......................    (9,413,914)        (1,028)
                                                                ----------        -------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment......................       (55,419)
    Capitalized Production Costs............................      (315,774)
    Licenses and other intangibles..........................    (1,800,000)
                                                                ----------        -------
Net Cash used in investing activities.......................    (2,171,193)            --
                                                                ----------        -------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of debt............................     6,570,470
  Payments on debt..........................................       472,045
  Proceeds from stock to be issued..........................       585,200
  Sale of common stock......................................     3,364,984
                                                                ----------        -------
Net cash provided by financing activities...................    10,992,699             --
                                                                ----------        -------

NET INCREASE IN CASH AND CASH EQUIVALENTS...................      (592,408)        (1,028)

CASH AND CASH EQUIVALENTS -- BEGINNING OF YEAR..............       787,150          3,855
                                                                ----------        -------

CASH AND CASH EQUIVALENTS -- END OF YEAR....................    $  194,742        $ 2,827
                                                                ==========        =======

SUPPLEMENTAL INFORMATION:
    Interest paid...........................................    $       --        $    --
                                                                ==========        =======
    Income taxes paid.......................................    $       --        $    --
                                                                ==========        =======

  The accompanying notes are an integral part of these consolidated financial statements.

SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITIES

    During the three months ended March 31, 2001 the company:

    - 8,500,000 shares were issued in April for the purchase of the J. Group skin care license for a total value of $500,000

    - 32,888 shares were issued in April for public relation services

    - 14,400,000 shares were issued on January 4, 2001 to relieve a note payable of $600,000

                                INFOTOPIA, INC.

                         NOTES TO FINANCIAL STATEMENTS

                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2001
                                  (UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    a)  Organization and Basis for Presentation

       INFOTOPIA, INC. (Formerly Flex Marketing, Inc. (OH)) (the "Company" or "Infotopia") was incorporated under the laws of Ohio in September 11, 1997. The company was acquired by its parent company, National Boston Medical, Inc. ("Parent"), in a share exchange agreement executed on November 21, 1998.

       On April 25, 2000, Dr. Abravanel's Formula, Inc., a Nevada corporation
       (DABV), acquired Infotopia in a share exchange in which 100% of the outstanding stock of Infotopia, Inc. was exchanged for 100% of the common stock of DABV. As a result of the share exchange, DABV changed its name to Infotopia, Inc. (IFTP).

       The accompanying financial statements include the accounts of Infotopia, Inc. (a Nevada corporation), and its subsidiary
       Infotopia, Inc. (an Ohio corporation).

    b)  Nature of Operations

       The Company engages in the development, marketing, advertising and selling of new health, fitness and consumer products.

    c)  Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period presented. Actual results could differ from those estimates.

    d)  Revenue Recognition

       Infotopia recognizes revenues upon shipment to the customer. Products are often back-ordered and are not shipped immediately. The Company recognizes cash receipts as customer deposits for sales that have yet to be completed.

    e)  Cash and Cash Equivalents

       The Company considers all highly liquid investments purchased with remaining maturities of three months or less to be cash equivalents.

    f)  Concentration of Credit Risk

       The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances exceeded FDIC insured levels at various times during the period.

    g)  Accounts Receivable

       For financial reporting purposes, the Company utilizes the allowance method of accounting for doubtful accounts. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. The allowance is based on an experience factor and review of current accounts receivable. Uncollectible accounts are written off against

                                INFOTOPIA, INC.

                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2001
                                  (UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the allowance account when deemed uncollectible. In addition, the Company maintains an allowance for customer returns, based on an experience factor. The Company considers these allowances adequate at March 31, 2001.

    h)  Inventory

       Inventory consists of finished goods, which are valued at the lower of cost or market on a first-in, first-out basis.

    i)  Property and Equipment

       Property and equipment are stated at cost. Repair and maintenance costs are charged against income as incurred, while renewals and betterments are capitalized as additions to the related assets. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, primarily on a straight-line basis. The estimated services lives used in determining depreciation are five to seven years for computers, software, furniture and equipment.

       Upon retirement or sale, the cost and related accumulated depreciation of the disposed assets are removed and any resulting gain or loss is credited or charged to operations.

    j)  Investments

       The Company classifies all of its investments as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported as a component of shareholders' equity in comprehensive income (loss), net of income taxes. Investments available for current operations are classified in the consolidated balance sheet as current assets: investments held for long-term purposes are classified as noncurrent assets. Interest income and realized gains and losses on securities are included in "Other expense (income)--net" in the consolidated statement of operations. The cost of securities sold is based on the specific identification method.

    k)  Capitalized Production Costs

       Pursuant to Financial Accounting Standards Board ("FASB") Statement on Financial Accounting Standards ("SFAS") No. 53 "Financial Reporting by Producers and Distributors of Motion Picture Films" production costs are capitalized and amortized over the useful lives of the programs.

    l)  Intangibles

       Intangibles consist of goodwill and license costs. Goodwill represents costs in excess of net assets acquired in connection with businesses acquired. Goodwill is amortized over 5 years. License costs are being amortized over the lives of the license agreements.

       Should events or circumstances occur subsequent to the acquisition of a business or purchase of a license which brings into question the realizable value or impairment of the related intangible asset, the Company will evaluate the remaining useful life and balance of the intangible asset and make adjustments, if required. The Company's principal consideration in

                                INFOTOPIA, INC.

                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2001
                                  (UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) determining an impairment includes the strategic benefit to the Company of the particular asset as measured by undiscounted current and expected future operating income of that specified groups of assets and expected undiscounted future cash flows. Should an impairment be identified, a loss would be reported to the extent that the carrying value of the related intangible asset exceeds the fair value of that intangible asset as determined by valuation techniques available under the circumstances.

    m) Income Taxes

       Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis.

    n)  Offering Costs

       Offering costs consist primarily of professional fees. These costs are charged against the proceeds of the sale of common stock in the periods in which they occur.

    o)  Fair Value of Financial Instruments

       The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and income taxes payable approximate fair value due to the relatively short maturity of these instruments. The fair value of long-term borrowings was determined based upon interest rates currently available to the Company for borrowings with similar terms. The fair value of long-term borrowings approximates the carrying amounts at March 31, 2001.

    p)  Long-lived Assets

       Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

    q)  Stock-Based Compensation

       The Company has adopted the intrinsic value method of accounting for stock-based compensation in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and related interpretations.

                                INFOTOPIA, INC.

                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2001
                                  (UNAUDITED)

NOTE 2--PREPAID EXPENSES

       Prepaid expenses are summarized as follows:

                                                                      MAR 31, 2001
                                                                      ------------
        Prepayment for inventory....................................   $      850
        Advertising.................................................      400,000
        Legal and professional services.............................      196,865
        Media -- future revenue.....................................      928,885
        Media -- deferred revenue...................................    1,350,500
                                                                       ----------
        Total prepaid expenses and other current assets.............   $2,877,100
                                                                       ==========

NOTE 3--INVESTMENTS IN MARKETABLE SECURITIES

       The investments at March 31, 2001 available for sale are as follows:

                                                                        COST     MARKET VALUE
                                                                      --------   ------------
        Millennium Direct, Inc. Common Stock........................  $150,000     $180,000
                                                                      ========     ========
        Net Unrealized Gain.........................................                 30,000

NOTE 4--PROPERTY AND EQUIPMENT

       Property and equipment is summarized as follows:

                                                                      MAR 31, 2001
                                                                      ------------
        Production molds............................................    $298,941
        Computer equipment and software.............................     223,209
        Furniture and office equipment..............................      28,425
                                                                        --------
                                                                        $550,575
        Less: accumulated depreciation and amortization.............     273,339
                                                                        --------
        Property and equipment, net.................................    $277,236
                                                                        ========

       Depreciation expense for the quarter ended March 31, 2001 was $17,955.41.

                                INFOTOPIA, INC.

                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2001
                                  (UNAUDITED)

NOTE 5--CAPITALIZED PRODUCTION COSTS

       Capitalized production costs are summarized as follows:

                                                               MAR 31,
                                                                 2001
                                                              ----------
Total Tiger.................................................  $  339,951
Prostate-Osteo..............................................     440,690
Medicus Dual 2000...........................................      63,466
Cathi Graham................................................      40,000
Rejuvicare..................................................      11,000
Facial Spa..................................................      29,475
Robert Allen................................................      20,000
Cooking Saddle..............................................      20,000
Spud Whiz...................................................      41,667
                                                              ----------
                                                              $1,006,249
Less: accumulated amortization..............................           0
                                                              ----------
Capitalized production costs, net...........................  $1,006,249
                                                              ----------

       Production cost amortization for the quarter ended March 31, 2001 was $0.

NOTE 6--INTANGIBLES

       Intangibles are summarized as follows:

                                                              MAR 31, 2001
                                                              ------------
Goodwill....................................................   $  880,277
Bun & Thigh License.........................................    2,770,000
Prosteo License.............................................       84,000
J. Group -- skin care line..................................      500,000
Provida License.............................................      300,000
                                                               ----------
                                                               $4,534,277
Less: accumulated amortization..............................      552,325
Total intangibles -- net....................................   $3,981,952
                                                               ==========

       Amortization expense for the quarter ended March 31, 2001 was $233,355.

                                INFOTOPIA, INC.

                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2001
                                  (UNAUDITED)

NOTE 7--ACCOUNTS PAYABLE

       Accounts payable and accrued expenses consist of the following:

                                                                      MAR 31, 2001
                                                                      ------------
        Accounts payable -- regular trade...........................   $  287,216
        Accrued liabilities -- regular trade........................      206,119
        Accrued liabilities related to Torso Tiger Agreement........       63,085
        Accrued liabilities related to Total Tiger Agreement........      146,669
        Accrued liabilities related to Bun & Thigh Agreement........      972,515
        Accounts payable related to Bun & Thigh Agreement...........    1,445,689
                                                                       ----------
            Total...................................................   $3,121,294
                                                                       ==========

NOTE 8--DEFERRED REVENUE

       Deferred revenue at March 31, 2001 is summarized as follows:

        Bun & Thigh.................................................  $1,769,070
        Total Tiger.................................................     666,081
        Medicus.....................................................      78,506
                                                                      ----------
            Total Deferred Revenue..................................  $2,513,657

NOTE 9--RELATED PARTY TRANSACTIONS

       On January 15, 2001 the company (borrower) entered into short-term notes with the following officers (lenders); Daniel Hoyng for $100,000, Ernie Zavoral for $100,000 and Marek Lozowicki for $50,000

       On February 14, 2001 the company (borrower) entered into short-term media / inventory funding agreements with the following officers (lenders); Daniel Hoyng for $186,667, Ernie Zavoral and Marek Lozowicki for $166,667 each.

NOTE 10--INCOME TAXES

       At March 31, 2001, the Company had net carry-forward losses of approximately $36,000,000. Because of the current uncertainty of realizing the benefit of the tax carry-forwards, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carry-forwards depends predominantly upon the Company's ability to generate taxable income during the carry-forward period.

       Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used

                                INFOTOPIA, INC.

                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2001
                                  (UNAUDITED)

NOTE 10--INCOME TAXES (CONTINUED)
       for income tax purposes. Significant components of the Company's deferred tax asset and liabilities are as follows:

Deferred Tax Assets
  Loss Carry-forwards.......................................  $ 12,184,094
  Less: Valuation allowance.................................   (12,184,094)
                                                              ------------
Net Deferred Tax Assets.....................................  $         --
                                                              ============

       Net operating loss carry-forwards expire starting in 2007 through 2019. Per year availability is subject to change of ownership limitations under Internal Revenue Code Section 382.

NOTE 11--GOING CONCERN

       The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of March 31, 2001 the company has an accumulated deficit of $35,674,705 and a current profit of $1,562,304. Based upon the Company's plan of operation, the Company anticipates that existing resources, together with funds generated from operations, will generate sufficient funds to fund the Company's working capital.

NOTE 12--CAPITAL STOCK TRANSACTIONS

       On January 4, 2001, 7,000,000 shares of the Company's common stock valued at $770,000 were issued to Lohan Media for the license rights to the Bun & Thigh Rocker.

       On January 4, 2001, 750,000 shares of the Company's common stock valued at $82,500 were issued for investor relation services.

       On January 4, 2001, 180,000 shares of the Company's common stock were issued for capital development services.

       On January 4, 2001, 400,000 shares valued at $84,000 were issued to Edward S. Gelfand/ Pro-Osteo, LLC pursuant to an agreement with Modern Interactive Technologies.

       On January 4, 2001, 800,000 shares were issued to The Infomercial Development Companies for the license rights to five infomercial products; (1) The Medicus Dual 2000 golf training program with Davis Love, III; (2) Cathi Graham's Fresh Start weight loss program;
       (3) Robert Allen's Multiple Streams of Cash business opportunity program;
       (4) The Facial Spa skin care program; and (5) The Rejuvicare skin care program.

       On January 4, 2001, 1,000,000 shares valued at $230,000 were issued for legal services rendered.

       On January 4, 2001, 12,000,000 shares of Infotopia, Inc. common stock were issued to Altea Investments upon conversion of a promissory note in the principal amount of $600,000.

                                INFOTOPIA, INC.

                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2001
                                  (UNAUDITED)

NOTE 12--CAPITAL STOCK TRANSACTIONS (CONTINUED)
       On January 4, 2001, 3,360,000 shares were purchased by officers of the Company for a total value of $210,000 (as allowed by their employment agreements).

       On January 4, 2001, 300,000 shares valued at $24,000 were issued to The Frederiksen Group for services rendered.

       On March 14, 2001, the Company sold 2,000,000 shares of its Series A Convertible Preferred Stock, at $1.40 per share for a total value of $2,800,000.

       On March 14, 2001, the Company sold 6,100,000 shares of its Series B Convertible Preferred Stock, at $0.00164 per share for a total value of $10,004.

NOTE 13--SUBSEQUENT EVENTS

       On April 2, 2001, 1,900,000 shares of preferred series A convertible stock were issued to directors, officers and employees of the company replacing common stock requirements in their employment agreements. These shares were subsequently converted on April 11, 2001 into 46,143,527 shares of Infotopia, Inc. common stock. The preferred shares were returned to treasury.

       On April 5, 2001, the company purchased all of the issued and outstanding shares of common stock (14,988,614) of National Boston Medical, Inc., a Delaware corporation, from National Boston Medical, Inc., a Nevada corporation. The total purchase price was $500,000.

       On April 10, 2001, the Company entered into a consulting agreement with Jane Schub and Julius Eulberg for a term of five years.

       On April 11, 2001, 3,000,000 shares of Infotopia, Inc. common stock valued at $240,000 were issued to Bondy & Schloss, LLP for legal services rendered.

       On April 11, 2001, 3,000,000 shares of Infotopia, Inc. common stock valued at $240,000 were issued to Pali Financial Group, Inc. for consulting services.

       On April 11, 2001, 3,000,000 shares of Infotopia, Inc. common stock valued at $244,000 were issued to KMI, Inc. for investor relation services.

       On April 11, 2001, 3,000,000 shares of Infotopia, Inc. common stock valued at $244,000 were issued to RMK Investments, Inc. for consulting services.

       On April 11, 2001, Gorda Private Investments, Ltd. converted 714,286 shares of their Series B Preferred convertible stock into 14,285,714 shares of Infotopia, Inc. common stock for $1,000,000.

       On April 11, 2001, Thomson Kernaghan converted 2,000,000 shares of their Series A Preferred convertible stock into 40,000,000 shares of Infotopia, Inc. common stock for $2,800,000.

       On April 11, 2001, 10,000,000 shares of Infotopia, Inc. common stock were purchased by Thomson Kernaghan at $.07 per share for a subscription agreement for $700,000.

                                INFOTOPIA, INC.

                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2001
                                  (UNAUDITED)

NOTE 13--SUBSEQUENT EVENTS (CONTINUED)
       On April 11, 2001, 3,300,000 shares of Infotopia, Inc. common stock were purchased by Thomson Kernaghan at $.10 per share for $330,000.

       On April 11, 2001, 300,000 shares of Infotopia, Inc. common stock were purchased by Thomson Kernaghan at $.10 per share for $30,000.

       On April 11, 2001, 1,276,000 shares of common stock were issued to Altea Investments, Ltd. for $255,200.

       On April 11, 2001, 10,371,428 shares of common stock were issued to Altea Investments Ltd. upon conversion of a promissory note in the principal amount of $600,000 and the exercise of a warrant to purchase an additional 1,800,000 shares of common stock.

       On April 11, 2001, 19,200,000 shares were issued to Classic Art
       Forms, Ltd. upon conversion of a promissory note in the principal amount of $600,000 and the exercise of a warrant to purchase additional shares of common stock.

       On April 11, 2001, 8,500,000 shares of common stock were issued to J Group Holdings for the license rights to the "Jules & Jane", "Bubbe Best" and "Skindom" skin products to be applied against advance royalties due of $500,000.

       On April 15, 2001, the Company entered into a consulting agreement with I Net Financial Management, Ltd. for the identification of potential merger candidates.

       On April 18, 2001, the Company entered into a Financial Service Consulting Agreement with Cogent Capital Corporation for financial consulting services.

       On April 18, 2001, the Company entered into a Financial Service Consulting Agreement with Gregory L. Kofford for financial consulting services.

       On April 24, 2001, the Company (lender) entered into a Loan Agreement with Buyersonline.com, Inc. (debtor) for an aggregate principal amount of $500,000 with a maturity of eight months at an interest rate of 2% above the prime lending rate. The Company plans to enter into a strategic marketing relationship with Buyersonline.com, Inc.

       On April 26, 2001, the Company executed a letter of intent with EntrePort Corporation.

       On April 30, 2001, certain officers, directors and employees exercised their options into 25,745,379 shares of Infotopia, Inc. common stock at an exercise price in the aggregate of $1,609,086.

       On May 1, 2001, Gorda Private Investments, Ltd. converted 1,140,000 shares of their Series B preferred convertible stock into 22,800,000 shares of Infotopia, Inc. common stock for $900,000.

                             ENTREPORT CORPORATION
                         PROFORMA FINANCIAL INFORMATION

    Subject to shareholder approval, EntrePort Corporation ("EntrePort") has entered into an agreement and plan of reorganization and merger with Infotopia, Inc. before, a Nevada Corporation ("Infotopia-Nevada") whereby, EntrePort will acquire 100% of Infotopia-Nevada's wholly owned subsidiary Infotopia, Inc. an Ohio Corporation ("Infotopia-Ohio", the operating entity which contains all the revenue and expenses of the combined Infotopia entity).

    If the transactions involved in the reorganization are approved by the shareholders, EntrePort will "spin-off" its existing business as a separate company and acquire the business of Infotopia-Ohio. The spin-off will involve the transfer of all of EntrePort's assets and liabilities to a wholly-owned subsidiary, iSucceed.com, Inc., a Delaware corporation, followed by the pro-rate distribution to our shareholders of 100% of the shares of common stock of iSucceed.com. The spun-off company will receive $500,000 in cash from Infotopia-Ohio or its parent company, $100,000 of which will be used to pay for the Company's attorneys' fees related to the transaction. After the spin-off, EntrePort will effect a 1-for-18.54 reverse split of its common stock and then merge with Infotopia-Ohio, with EntrePort being the surviving corporation in the merger. EntrePort will then issue 16,980,000 "units" of the surviving corporation, with each unit consisting of one share of common stock, a warrant to purchase 1/2 of a share of common stock at an exercise price of $5.00 per full share and a warrant to purchase 1/4 of a share of common stock at an exercise price of $10.00 per full share. Of the units issued, Infotopia-Nevada will hold 15,600,000 units or approximately 86.7% ownership in the new share structure of EntrePort. Units issued for brokerage and finders fees will be 1,380,000 or approximately 7.7% of the total units issued. The balance sheet information presented below reflects the March, 31 2001 position of EntrePort and Infotopia, Inc. and Subsidiary. These balances have been combined and subsequently adjusted to reflect the spin-off of assets and liabilities of EntrePort and to incorporate the elimination of assets, liabilities and shareholders' equity components of Infotopia-Nevada, to present the resulting proforma balance sheet of the remaining entity.

                                ENTREPORT CORP.
                             PROFORMA BALANCE SHEET
                                 MARCH 31, 2001

                                                     INFOTOPIA, INC.
                                         ENTREPORT         AND
                                           CORP.       SUBSIDIARY       COMBINED        DR.           CR.          PROFORMA
                                        -----------  ---------------  ------------  -----------    ----------    ------------
CURRENT ASSETS
  Cash and equivalents................    1,095,912        194,743       1,290,655           --     1,095,912(1)      194,743
  Accounts receivable (net)...........           --     10,580,052      10,580,052           --            --      10,580,052
  Inventory...........................           --      2,004,839       2,004,839           --            --       2,004,839
  Prepaid expenses....................           --      2,877,100       2,877,100           --            --       2,877,100
  Subscription receivable.............           --      1,356,914       1,356,914           --     1,356,914(2)           --
  Investment in marketable securities,
    at fair value.....................           --        180,000         180,000           --       180,000(2)           --
  Other current assets................      214,623        273,753         488,376           --       214,623(1)      273,753
                                        -----------   ------------    ------------  -----------    ----------    ------------
    Total Current Assets..............    1,310,535     17,467,401      18,777,936           --     2,847,449      15,930,487
Property and equipment, net of
  accumulated depreciation............      721,379        277,236         998,615           --       721,379(1)      277,236
Capitalized production costs, net of
  accumulated depreciation............           --      1,006,249       1,006,249           --            --       1,006,249
Website development costs, net of
  accumulated depreciation............      597,318             --         597,318           --       597,318(1)           --
Licenses and other intangibles, net
  accumulated depreciation............    4,324,459      4,279,252       8,603,711           --     4,324,459(1)    4,279,252
Deposits..............................           --      1,102,233       1,102,233           --            --       1,102,233
Other assets..........................      169,070             --         169,070           --       169,070(1)           --
                                        -----------   ------------    ------------  -----------    ----------    ------------
        TOTAL ASSETS..................    7,122,761     24,132,371      31,255,132           --     8,659,675      22,595,457
                                        ===========   ============    ============  ===========    ==========    ============

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued
    expenses..........................    1,766,478      3,121,293       4,887,771    1,766,478(1)    500,000(4)    3,621,293
  Current portion of capital lease
    obligation........................       81,474             --          81,474       81,474(1)         --              --
  Debenture...........................           --        545,000         545,000           --            --         545,000
  Note payable........................      100,000             --         100,000      100,000(1)         --              --
  Due to related parties..............           --        832,401         832,401           --            --         832,401
  Stock to be issued for Cash/
    Services..........................           --      1,087,831       1,087,831    1,087,831(2)         --              --
  Media and A/R loans payable.........           --      5,138,069       5,138,069           --            --       5,138,069
  Deferred Revenue....................           --      2,513,657       2,513,657           --            --       2,513,657
                                        -----------   ------------    ------------  -----------    ----------    ------------
    Total Current Liabilities.........    1,947,952     13,238,251      15,186,203    3,035,783       500,000      12,650,420

LONG TERM LIABILITIES
  Long term portion of capital lease
    obligation........................      114,862             --         114,862      114,862(1)         --              --
  Convertible Debenture...............           --             --              --           --            --              --
                                        -----------   ------------    ------------  -----------    ----------    ------------
        TOTAL LIABILITIES.............    2,062,814     13,238,251      15,301,065    3,150,645       500,000      12,650,420
                                        -----------   ------------    ------------  -----------    ----------    ------------

STOCKHOLDERS EQUITY
  Preferred stock.....................           --          8,100           8,100        8,100(2)         --              --
  Common Stock........................       17,791        189,996         207,787      207,787(2)(3)     17,980(4)       17,980
  Additional paid-in-capital..........   13,925,439     47,130,250      61,055,689   61,055,689(2)(3) 46,369,048(4)   46,369,048
  Unrealized gain on marketable
    securities........................           --         30,000          30,000       30,000(2)(3)         --           --
  Accumulated deficit.................   (8,883,283)   (36,464,226)    (45,347,509)  36,441,991(2)(4) 45,347,509(3)  (36,441,991)
                                        -----------   ------------    ------------  -----------    ----------    ------------

      TOTAL STOCKHOLDERS EQUITY.......    5,059,947     10,894,120      15,954,067   97,743,567    91,734,537       9,945,037
                                        -----------   ------------    ------------  -----------    ----------    ------------

    TOTAL LIABILITIES AND STOCKHOLDERS
      EQUITY..........................    7,122,761     24,132,371      31,255,132  100,894,212    92,234,537      22,595,457
                                        ===========   ============    ============  ===========    ==========    ============
EARNINGS PER SHARE INFORMATION:
  Earnings Per Share (basic)..........  $     (2.46)(5)  $       1.65(5)                                         $       0.09(6)
                                        ===========   ============                                               ============

                                                     INFOTOPIA, INC.
                                         ENTREPORT         AND
                                           CORP.       SUBSIDIARY       COMBINED        DR.           CR.          PROFORMA
                                        -----------  ---------------  ------------  -----------    ----------    ------------
  Earnings Per Share (diluted)........  $     (2.46)(5)  $       1.49(5)                                         $       0.05(6)
                                        ===========   ============                                               ============
Historical weighted average shares
  (basic).............................   15,529,852 (5)   189,206,671 (5)                                          17,980,000 (6)
Historical weighted average shares
  (diluted)...........................   15,529,852 (5)   209,285,856 (5)                                          30,715,000 (6)
Adjusted weighted average shares
  (basic).............................      837,189 (5)       948,033 (5)
Adjusted weighted average shares
  (diluted)...........................      837,189 (5)     1,048,428 (5)
DECEMBER 31, 2000:
Earnings Per Share (basic)............  $     (8.52)(7)  $     (50.89)(7)                                        $      (1.49)(8)
Earnings Per Share (diluted)..........  $     (8.52)(7)  $     (50.89)(7)                                        $      (1.49)(8)
Historical weighted average shares
  (basic).............................   10,726,301 (7)   105,490,686 (7)                                          17,980,000 (8)
Historical weighted average shares
  (diluted)...........................   10,726,301 (7)   105,490,686 (7)                                          17,980,000 (8)
Adjusted weighted average shares
  (basic).............................      578,237 (7)       527,453 (7)
Adjusted weighted average shares
  (diluted)...........................      578,237 (7)       527,453 (7)

                             ENTREPORT CORPORATION
                      NOTES TO THE PROFORMA BALANCE SHEET

1. To reflect the elimination/distribution of EntrePort's assets and liabilities to iSucceed.com.

2. To eliminate the assets, liabilities and shareholders' equity components of Infotopia-Nevada. Shareholders' equity components eliminated are as follows:
    Preferred Stock ($8,100), Common Stock ($189,996), Additional
    Paid-in-Capital ($47,130,250) and Accumulated Deficit ($36,464,226).

3. To eliminate the existing equity components of EntrePort, prior to the distribution of shares and capitalization of the remaining entity. Shareholders' equity components eliminated are as follows: Common Stock ($17,791), Additional Paid-in-Capital ($13,925,439) and Accumulated Deficit ($8,883,283).

4. To reflect the consideration to be paid ($500,000) and distribution of shares and capitalization of Infotopia-Ohio, the resulting entity. The accumulated deficit of Infotopia-Ohio as of March 31, 2001 was $36,441,991.

5.  The weighted average shares utilized in the calculation of EntrePort's
    March 31, 2001 earnings per share (basic and diluted) was 837,189 and reflects the 18.54 to 1 reverse split to take effect as part of the agreement. The weighted average shares as listed in EntrePort's March 31, 2001 10-Q was 15,529,852. The net loss for the 3 month period was $2,057,699. The weighted average shares utilized in the calculation of the Infotopia, Inc and Subsidiary earnings per share was 946,033 (basic) and 1,046,428 (diluted) and reflects the 200 to 1 reverse split that took effect June 22, 2001. The weighted average shares as listed in Infotopia's
    March 31, 2001 10-Q were 189,206,671 (basic) and 209,285,658 (diluted). The net income for the 3 month period was $1,562,304.

6. The proforma earnings per share amounts as of March 31, 2001 assumes 17,980,000 weighted average shares outstanding (basic) and includes the 1,000,000 shares issued and outstanding to existing EntrePort shareholders following the 18.54-to-1 reverse split. The weighted average shares outstanding for the diluted earnings per share calculation (30,715,000) include 12,735,000 shares associated with the warrants on the 15,600,000 units issued to Infotopia-Nevada and the 1,380,000 units issued as brokerage and finders fees. First quarter earnings were $1,562,304 for Infotopia-Ohio.

7. The weighted average shares utilized in the December 31, 2000 calculation of Entreport's earnings per share (basic and diluted) was 578,237 and reflects the 18.54 to 1 reverse split to take effect as part of the agreement. The weighted average shares listed in Entreport's December 31, 2000 10-K was 10,726,301. The net loss for the year then ended was $4,927,947. The weighted average shares utilized in the calculation of the Infotopia, Inc. and Subsidiary earnings per share was 527,453 (basic and diluted) and reflects the 200 to 1 reverse split that took effect June 22, 2001. The weighted average shares as listed in Infotopia's December 31, 2000 10-K were 105,490,686 (basic and diluted). The net loss for the ten months then ended was $26,735,233.

8. The proforma earnings per share amounts as of December 31, 2000 assume 17,980,000 weighted average shares outstanding (basic and diluted) as of January 1, 2000. The net loss for Infotopia Ohio for the 10-month period was $26,735,233.

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                                  BY AND AMONG
                                INFOTOPIA, INC.
                             (AN OHIO CORPORATION),
                                INFOTOPIA, INC.
                            (A NEVADA CORPORATION),
                             ENTREPORT CORPORATION
                                      AND
                               ISUCCEED.COM, INC.

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                    --------
 1.   Definitions.................................................     A-1

 2.   The Merger..................................................     A-1

 3.   Conversion of Shares........................................     A-2

 4.   Surviving Corporation's Obligations to Infotopia-NV.........     A-3

 5.   Representations and Warranties of Infotopia-NV..............     A-3

 6.   Representations and Warranties of Infotopia-OH
      Infotopia-NV................................................     A-4

 7.   Representations and Warranties of EntrePort.................    A-11

 8.   Covenants of Infotopia-NV...................................    A-13

 9.   Covenants of EntrePort and iSucceed.........................    A-14

10.   Mutual Covenants............................................    A-14

11.   Conditions to the Closing...................................    A-16

12.   The Closing.................................................    A-16

13.   Indemnification.............................................    A-17

14.   Survival of Provisions......................................    A-20

15.   Expenses....................................................    A-20

16.   Termination.................................................    A-20

17.   Miscellaneous...............................................    A-21

                                   EXHIBITS:

Exhibit 6(b)      Board of Directors Resolutions of Infotopia-OH Directors

Exhibit 7(b)      Board of Directors Resolutions of the EntrePort Directors

Exhibit 12(b)(1)  Opinion of Counsel to Infotopia-OH

Exhibit 12(c)(2)  Opinion of Counsel to EntrePort

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

    This Agreement and Plan of Reorganization and Merger (this "Agreement") is
executed and delivered effective as of June   , 2001 by and among
Infotopia, Inc., an Ohio corporation ("Infotopia-OH"), Infotopia, Inc., a Nevada corporation ("Infotopia-NV") and EntrePort Corporation, a Florida corporation ("EntrePort") and iSucceed.com, Inc., a Delaware corporation and wholly owned subsidiary of EntrePort ("iSucceed") (each of the foregoing, individually, a "Party," collectively, the "Parties").

    WHEREAS, the Parties desire to cause the merger of Infotopia-OH with and into EntrePort (the "Merger") and, in connection with the Merger, to cause the conversion of the issued and outstanding shares of Infotopia-OH into EntrePort Units as set forth in this Agreement; and

    WHEREAS, the parties desire that the Merger shall constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code (as the term "Code" is hereinafter defined);

    NOW, THEREFORE, for and in consideration of the premises and the mutual promises, agreements, representations, warranties, and covenants hereinafter set forth, the Parties hereby agree as follows:

                                 1. DEFINITIONS

    Certain of the capitalized terms used in this Agreement shall have the following meanings unless the context otherwise specifically requires:

    "AFFILIATE" means Infotopia-NV and its shareholders and any parent, grandparent, child, brother or sister, or spouse of any of the foregoing, and any corporation, partnership, trust, or other entity controlled by or under common control with any such person.

    "CLOSING" means the completion of the transactions contemplated in this Agreement as provided in Section 12 below.

    "CLOSING DATE" means the date on which the Closing is completed.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "INFOTOPIA-OH SHARES" means all of the issued and outstanding shares of capital stock of Infotopia-OH, the same to be converted hereunder.

    "ENTREPORT SHARES" means the authorized common stock of EntrePort, par value $.001 per share, to be issued hereunder as part of the EntrePort Units and underlying the EntrePort Warrants, after giving effect to the Reverse Split (as such term is defined herein); "EntrePort Share" means one (1) share of EntrePort Shares.

    "ENTREPORT UNITS" means the units of EntrePort securities to be issued hereunder, each unit consisting of one EntrePort Share, one 1/2 share common stock purchase warrant exercisable at $5.00 per full share and 1/4 common stock purchase warrant exercisable at $10.00 per full share.

    "ENTREPORT WARRANTS" means, collectively, the 1/2 share and 1/4 share common stock purchase warrants to be issued hereunder as part of the EntrePort Units.

    "SECTION" means, unless otherwise indicated, a section of this Agreement.

    "TAX" or "TAXES" means all federal, state, local, and foreign taxes and tax assessments of any kind imposed on Infotopia-OH for all periods prior to the Effective Date, including all interest, penalties, and additions imposed with respect to such amounts.

                                 2. THE MERGER

    (a) THE MERGER. Upon the terms and subject to the conditions set forth herein, at the Effective Date defined below, Infotopia-OH shall be merged with and into EntrePort. Upon such Merger, the separate existence and corporate organization of Infotopia-OH shall cease, and thereupon EntrePort shall continue as the surviving corporation (the "Surviving Corporation"). The name of the Surviving Corporation shall be ModernBrands, Inc. The Merger shall have the effects set forth in
Section 607-1106 of the 1989 Business Corporation Act of Florida and
Section 1701.82 of the General Corporation Law of Ohio.

    (b) EFFECTIVE DATE OF THE MERGER. The Merger shall become effective on the date and at the time specified in the certificates of merger to be duly executed and filed with the Secretaries of State of the States of Ohio and Florida (the "Effective Date").

    (c) CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation of EntrePort, as amended to (i) effect a 1:18.55 reverse split of EntrePort's common stock (the "Reverse Split") and (ii) change the name of EntrePort to "ModernBrands, Inc." in accordance with Section 2(a) hereof, shall be the Certificate of Incorporation of the Surviving Corporation. The By- Laws of EntrePort in effect immediately prior to the Effective Date shall be the By-Laws of the Surviving Corporation.

    (d) DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The number of directors of the Surviving Corporation shall be five (5), all of whom shall be chosen by the directors of Infotopia-NV, and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and the By-Laws of the Surviving Corporation, respectively, or as otherwise provided by law. The officers of Infotopia-OH immediately prior to the Closing Date shall be the officers of the Surviving Corporation, respectively, and shall hold office from the Closing Date until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and the By-Laws of the Surviving Corporation or as otherwise provided by law.

    (e) PRINCIPAL OFFICE OF THE SURVIVING CORPORATION; SERVICE OF PROCESS. The principal office for service of process of the Surviving Corporation in the State of Florida shall be Corporation Services Company, 1201 Hays Street, Tallahassee, FL 32301. The Parties agree that the Surviving Corporation shall consent to be sued and served with process in the State of Ohio and irrevocably appoint the Secretary of State of Ohio as its agent to accept service of process in any proceeding in the State of Ohio to enforce against it any obligation of Infotopia-OH. The Surviving Corporation shall continue to transact business in the State of Ohio as a foreign corporation, and the Parties hereby appoint UCS of Ohio, Inc., 3040 Riverside Drive, Suite 122, Columbus, OH 43221a as the statutory agent of the Surviving Corporation with respect to service of any process, notice or demand upon such agent or the Secretary of State of Ohio.

                            3. CONVERSION OF SHARES

    (a) INFOTOPIA-OH SHARES. At the Effective Date, Infotopia-OH Shares held by Infotopia-NV shall be automatically converted under this Agreement, without any further action by any party, into the right to receive an aggregate of Ten Million (10,000,000) EntrePort Units. In addition, in exchange for $400,000, EntrePort shall issue Three Million One Hundred Thousand (3,100,000) additional EntrePort Units to Infotopia. In addition, any officer or director of Infotopia-NV or Infotopia-OH holding common stock purchase options of Infotopia-NV or Infotopia-OH shall, upon surrender of such options, receive options to purchase the same number of EntrePort Shares as he would have been entitled to purchase under such Infotopia-NV or Infotopia-OH options, as the case may be, at a price per share based upon the same formula as that applicable to the surrendered options.

    (b) TRANSFER TAXES. If any certificates for any of the EntrePort Shares are to be issued in a name other than Infotopia- NV, it shall be a condition of such exchange that Infotopia-NV shall pay any transfer or other taxes required by reason of the issuance of certificates for such EntrePort Shares in a name other than Infotopia-NV, or shall establish to the satisfaction of EntrePort that such tax has been paid or is not applicable. Notwithstanding the foregoing, no Party shall be liable to Infotopia-NV for any EntrePort Shares or dividends thereon delivered to a public official pursuant to applicable escheat laws.

    (c) REGISTRATION RIGHTS. The EntrePort Units, as well as the EntrePort Shares and Warrants underlying the EntrePort Units, shall be issued pursuant to
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and shall constitute restricted securities within the meaning of Rule 144 of the Securities Act. The Surviving Corporation shall take any and all necessary action to have the EntrePort Units, Shares and Warrants and all other restricted shares of outstanding common stock of EntrePort registered with the Securities and Exchange Commission within 45 days following the Closing and to cause such registration to become effective as soon thereafter as is reasonably practicable. Upon such registration becoming effective, the EntrePort Warrants shall be detachable from the EntrePort Shares and tradable as separate securities.

             4. SURVIVING CORPORATION'S OBLIGATIONS TO INFOTOPIA-NV

    The Surviving Corporation shall not assume (or be obligated to pay, perform, discharge, or guarantee) any liabilities or obligations (whether absolute or contingent, disclosed or undisclosed) of Infotopia-OH to Infotopia-NV or any Affiliate.

               5. REPRESENTATIONS AND WARRANTIES OF INFOTOPIA-NV

    Infotopia-NV hereby separately represents and warrants to EntrePort as follows:

    (a) AUTHORIZATION. The execution, delivery, and performance of this Agreement has been duly authorized by all necessary action on the part of Infotopia-NV.

    (b) NO CONFLICTS. Neither the execution and delivery of this Agreement by Infotopia-NV or any other document or instrument to be executed by Infotopia-NV pursuant to this Agreement or otherwise in connection herewith (collectively the "Infotopia-NV Documents"), nor the consummation by Infotopia-NV of the transactions contemplated hereby or thereby, will result in any breach of or constitute a default (or with notice or lapse of time or both would become a default), or give to others any rights of termination, acceleration, or cancellation, or result in the creation of any lien, charge, or encumbrance upon any of the assets or properties of Infotopia-NV under the Articles of Incorporation or the By-Laws of Infotopia-NV, or the terms of any contract, instrument, or other agreement to which Infotopia-NV is a party or is otherwise bound, or any judgment, decree, order, statute, law, ordinance, rule, or regulation applicable to Infotopia-NV.

    (c) BINDING EFFECT. Infotopia-NV has the right, power, capacity, and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Infotopia- NV, and constitutes, and upon execution and delivery of each Infotopia-NV Document, will constitute, the legal, valid, and binding obligation of Infotopia-NV, enforceable against Infotopia- NV in accordance with its terms, subject to applicable bankruptcy, insolvency, and other similar laws affecting the enforceability of creditors' rights generally and the discretion of the courts with respect to equitable remedies.

    (d) NO CONSENTS. No consent, approval, license, permit, order, or authorization of, or registration, declaration, or filing with, any court, administrative agency, commission, or other governmental authority or instrumentality, or any other third party, is necessary or otherwise required to be obtained or made in connection with the execution, delivery, or performance of this Agreement by Infotopia-NV or with respect to the consummation by Infotopia-NV of the transactions contemplated hereby.

    (e) OWNERSHIP OF COMMON STOCK. Infotopia-NV owns all of the Infotopia-OH Shares free and clear of all liens, claims, pledges, encumbrances, options, charges, restrictions, and adverse rights or interests whatsoever, and is not a party to or bound by any option, contract, or other commitment relating to any issued or unissued stock or any other security issued or to be issued by Infotopia-OH.

By virtue of Infotopia-NV's ownership of the Infotopia-OH Shares, Infotopia-NV owns all of the issued and outstanding capital stock of Infotopia-OH. Other than the Infotopia-OH Shares, Infotopia-NV owns no capital stock or other securities of Infotopia-OH or any right of any kind to have any such capital stock or other security issued. To the knowledge of Infotopia-NV, no former or present holder of Infotopia-OH Shares has any legally cognizable claim against Infotopia-OH based on any transfer by Infotopia-NV of Infotopia-OH Shares. To the knowledge of Infotopia-NV, no action or failure to act of Infotopia-NV (or of its predecessor in interest) of any nature or kind with respect to any capital stock or other securities (including offers, options, warrants, or convertible debt or other securities with respect thereto) of Infotopia-OH, or any corporation which has been merged into Infotopia-OH, has given or may give rise to any claim or action by any person involving such a matter which is enforceable against the Infotopia-OH Shares of Infotopia-NV, and, to the knowledge of Infotopia-NV, no fact or circumstance exists which could give rise to any such right, claim, or action on behalf of any person.

    (f) BROKERS AND ADVISORS. Except as shown on the attached Schedule 5(f), Infotopia-NV has not engaged the services of any broker, finder, or advisor, nor has it taken any action which would give rise to a valid claim against any Party for a brokerage commission, finder's fee, or like payment.

    (g) INVESTMENT INTENT. Infotopia-NV is acquiring the EntrePort Units hereunder for its own account, for investment purposes only, and not with the intent or view to resell, fractionalize, or further distribute such EntrePort Units or the EntrePort Shares or Warrants thereunder.

    (h) ENTREPORT UNITS NOT REGISTERED. Infotopia-NV acknowledges and understands that: (1) the offer and the issuance of the EntrePort Units, as well as the EntrePort Shares and Warrants underlying the EntrePort Units, hereunder has not been registered with the Securities and Exchange Commission or any other state securities agency, and is being made pursuant to exemptions from the registration provisions of the Securities Act and any other applicable state securities laws; (2) the EntrePort Units, Shares and Warrants are restricted under applicable securities laws and must be held indefinitely unless the offer and sale thereof is subsequently registered under the Securities Act and any other state securities laws, or unless an exemption from registration is available; and (3) certificates representing the EntrePort Shares and Warrants will each bear an appropriate restrictive legend to this effect.

    (i) APPROVAL OF MERGER. Infotopia-NV will vote all of its shares of Infotopia-OH in favor of the Merger.

    (j) ACCREDITED INVESTOR. Infotopia-NV is an Accredited Investor (as the term "Accredited Investor" is defined in Section 2(15) of the Securities Act of 1933, as amended, and Rule 501 of Regulation D promulgated thereunder).

    (k) DISCLOSURE. No representation or warranty made by Infotopia-OH in this Agreement or in any statement, certificate, or other document delivered to EntrePort by Infotopia-OH or Infotopia- NV in connection herewith contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

                      6. REPRESENTATIONS AND WARRANTIES OF
                         INFOTOPIA-OH AND INFOTOPIA-NV

    Each of Infotopia-OH and Infotopia-NV represents and warrants to EntrePort as follows:

    (a) ORGANIZATION AND STANDING. Infotopia-OH is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio and any other state in which the failure to be qualified or registered as a foreign corporation would have a material adverse impact on its business, and has all requisite power and authority to own its assets and carry on its business as presently conducted, and to enter into and perform this Agreement. Infotopia-OH does not own any controlling interest in any corporation, partnership, joint venture, or other business entity. Copies of the Articles of

Incorporation and the By-Laws of Infotopia-OH have been delivered to EntrePort, and such copies are true, complete, and correct, and in full force and effect.

    (b) AUTHORIZATION; BINDING EFFECT. The execution, delivery, and performance of this Agreement has been duly authorized by all necessary action on the part of Infotopia-OH. A certified copy of the resolutions adopted by the Board of Directors of Infotopia-OH in this regard is attached as Exhibit 6(b). This Agreement has been duly executed and delivered by Infotopia-OH and constitutes the legal, valid and binding obligation of Infotopia-OH, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, and other similar laws affecting the enforceability of creditors' rights generally and the discretion of the courts with respect to equitable remedies.

    (c) NO CONFLICTS. Neither the execution and delivery of this Agreement by Infotopia-OH or any other document or instrument to be executed by Infotopia-OH pursuant to this Agreement or otherwise in connection herewith (collectively, the "Infotopia-OH Documents"), nor the consummation by Infotopia-OH and Infotopia-NV of the transactions contemplated hereby or thereby, will result in any breach of or constitute a default (or, with notice or lapse of time or both, would become a default), or give to others any rights of termination, acceleration, or cancellation, or result in the creation of any lien, charge, or encumbrance upon any of the assets or properties of Infotopia-OH, under the Articles of Incorporation or the By-Laws of Infotopia-OH, or the terms of any contract, instrument, or other agreement to which Infotopia-OH is a party or is otherwise bound, or any judgment, decree, order, statute, law, ordinance, rule, or regulation applicable to Infotopia-OH.

    (d) CAPITALIZATION OF INFOTOPIA-OH. All issued and outstanding shares of capital stock of Infotopia-OH are owned by Infotopia-NV, have been duly authorized, are validly issued and outstanding, are fully paid and non-assessable, and have not been issued in violation of any preemptive rights. Infotopia-OH has no other shares of capital stock or other securities authorized, issued, or outstanding. Infotopia-OH is not a party to or bound by any option (other than employee stock options), warrant, contract, convertible or exchangeable securities, or any other commitment of any character relating to any capital stock or other security issued or to be issued by Infotopia-OH.

    (e) OWNERSHIP OF COMMON STOCK. Infotopia-OH Shares held by Infotopia-NV constitute all of the issued and outstanding shares of capital stock of Infotopia-OH. No present or past holder of shares of capital stock of Infotopia-OH, or their predecessors, or any other person, has any right to receive or to otherwise have issued to them any shares of capital stock or other securities of Infotopia-OH (other than employees pursuant to employee stock options). Infotopia-OH is not obligated by contract, operation of law, or otherwise to issue any additional shares of capital stock or other security, and no third party has any right to receive from Infotopia-OH, or its predecessors in interest, any capital stock or other securities of Infotopia-OH.

    (f) FINANCIAL STATEMENTS. Infotopia-NV has delivered to EntrePort true and correct copies of its audited balance sheet dated December 31, 2000 and unaudited balance sheet dated March 31, 2001 and the related statements of income and retained earnings for the period then ended (collectively, the "Financial Statements"). The Financial Statements have been prepared from the books and records of Infotopia-NV in accordance with generally accepted accounting principles consistently applied, and present fairly in all material respects the financial position and results of operations of Infotopia-NV as of the dates thereof and for the periods covered thereby.

    (g) NO UNDISCLOSED LIABILITIES. Except as otherwise expressly reflected or reserved against in Infotopia-NV's March 31, 2001 balance sheet or as expressly set forth in the attached Schedule 6(g), Infotopia-OH has no indebtedness or liabilities or other obligations of any nature whatsoever (whether direct or indirect, asserted or unasserted, known or unknown, accrued, absolute, contingent, or otherwise), except accounts payable and other liabilities incurred in the ordinary and customary course of business since March 31, 2001, except for legal fees incurred by Infotopia-OH after the signing of a letter of intent with EntrePort dated April 26, 2001.

    (h) ABSENCE OF ADVERSE CHANGES OR EVENTS. Since March 31, 2001, Infotopia-OH has conducted its business only in the ordinary course, consistent in all material respects with past practice, and there has not occurred any material adverse change in the business, assets, liabilities, financial condition, or results of operations of Infotopia-OH, and since March 31, 2001, Infotopia-OH has not:

        (1) Amended its Certificate of Incorporation or its By- Laws;

        (2) Declared or paid any dividend or made any distribution or payment of any kind in respect of its capital stock;

        (3) Amended or modified any collective bargaining agreement (except as required by law);

        (4) Entered into, or adopted, any employee benefit plan or any employment contract, or increased the salaries or compensation of its officers or other employees, or paid any bonuses to any of such officers or other employees (other than bonuses in the ordinary course of Infotopia-OH's business consistent with Infotopia-OH's past practice);

        (5) Except to the extent reflected on the attached Schedule 6(h)(5), incurred any liability for borrowed money, encumbered any of its assets, or entered into any agreements relating to incurring additional debt, other than incurring accounts payable in the ordinary course of business consistent in all material respects with past practice;

        (6) Acquired or agreed to acquire by merging or consolidating with, purchasing substantially all of the assets of, or otherwise, any business corporation, partnership, association, or other entity or individual;

        (7) Sold or otherwise disposed of any real property or other tangible assets, including capital or fixed assets, in excess of five thousand dollars ($5,000) per item or ten thousand dollars ($10,000) in the aggregate, other than the sale of inventory in the ordinary course of business;

        (8) Hired any new management employees;

        (9) Made commitments or entered into any agreement or contract outside the ordinary course of business which involves payments from Infotopia-OH in excess of ten thousand dollars ($10,000) individually or twenty thousand dollars ($20,000) in the aggregate;

        (10) Except to the extent reflected on the attached Schedule 6
    (h)(10)permitted or allowed any assets or properties to become subject to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind except: (A) such as existed on March 31, 2001, (B) liens imposed by law, and
    (C) those incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, warehouses, laborers, materialmen, and the like;

        (11) Canceled any material indebtedness of Infotopia-NV or any Affiliate or waived any claims or rights of substantial value;

        (12) Entered into any contract, lease, commitment, arrangement, or understanding with Infotopia-NV or any Affiliate;

        (13) Made any change in any method of accounting or accounting practice or policy other than as required by generally accepted accounting principles;

        (14) Except as shown on the attached Schedule 6(h)(14), entered into any lease of real property or any other material lease involving any other property, or amended, modified, terminated, or permitted to lapse any lease of real property or any other material lease of personal property;

        (15) Entered into any agreement the terms of which would be violated by the consummation of the transactions contemplated hereby;

        (16) Changed its credit collection or billing procedures or policies;

        (17) Effectuated a "plant closing" or "mass layoff" as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, affecting in whole or in part any employment facility, operating unit, department, or employees of Infotopia-OH;

        (18) Made any change or revoked any tax election or entered into or amended any agreement or settlement with any taxing authority;

        (19) Dealt with any other party concerning the sale of any of Infotopia-OH Shares, any merger, consolidation, or sale of all or a substantial portion of the assets of Infotopia-OH, or any other similar transaction involving Infotopia-OH;

        (20) Taken any action which would cause any representation or warranty of Infotopia-OH or Infotopia-NV contained herein to become false or incorrect;

        (21) Failed to use Infotopia-OH's reasonable efforts consistent in all material respects with past practice to preserve its business organization intact, keep available the service of its officers and employees, and preserve the goodwill of its suppliers, customers, dealers, distributors, contractors, and others doing business with it;

        (22) Failed to pay all trade payables and other amounts payable to creditors as they became due in accordance, in all material respects, with past practices (except to the extent any such amounts were reasonably and in good faith disputed by Infotopia-OH);

        (23) Failed to maintain all buildings, equipment, and other tangible assets owned or used by Infotopia-OH in substantially the same condition and repair as existed as of March 31, 2001, ordinary wear and tear excepted; or

        (24) Agreed, whether in writing or otherwise, to do any of the foregoing.

    (i) ACCOUNTS RECEIVABLE. All accounts receivable of Infotopia-OH have arisen from bona fide transactions in the ordinary course of business and reflect in all material respects amounts properly due and owed to Infotopia-OH. None of the accounts receivable of Infotopia-OH are subject to any material counterclaim, right of setoff, defense, or other material adverse interest whatsoever.

    (j) INVENTORIES. The inventories of Infotopia-OH consist in all material respects of items of a quality and quantity usable and salable in the normal course of business, the recorded value of all items of inventory which were obsolete, damaged, or unsalable have been properly written off or down to realizable market value, or adequate reserves provided therefor, and the values at which such inventories are and will be carried on the books of Infotopia-OH reflect Infotopia-OH's normal inventory valuation policy of stating inventories at the lower of cost or market.

    (k) LITIGATION. Except as shown on the attached Schedule 6(k), there is no material claim, action, suit, litigation, audit, investigation, or other proceeding pending, or, to the knowledge of Infotopia-OH or Infotopia-NV, threatened against Infotopia-OH, Infotopia-NV or their respective assets, properties, or business, or the transactions contemplated by this Agreement, and neither Infotopia-OH or Infotopia-NV nor their respective assets or properties are subject to or bound by any order, writ, injunction, judgment, or decree of any court or governmental regulatory agency, commission, board, or administrative body.

    (l) COMPLIANCE WITH LAWS. Infotopia-OH, the use and occupancy of its assets and properties, and the conduct of its business are, and at all times on or prior to the date hereof have been, in compliance with, and not in violation of, all federal, state and local laws, ordinances, rules, regulations, orders, judgments, and decrees applicable to Infotopia-OH and its assets, properties, and business, including, without limitation, all Environmental Laws (as the term "Environmental Laws" is hereinafter defined), and all laws, rules, and regulations dealing with antitrust matters, fair trade and competition, and government corrupt practices.

    (m) GOVERNMENTAL LICENSES AND PERMITS. The attached Schedule 6(m) sets forth a true, correct and complete list of all material governmental licenses, permits, franchises, and other authorizations held or otherwise maintained by Infotopia-OH in connection with the conduct of its business or the ownership or possession of its assets and properties (the "Licenses and Permits"), other than nonmaterial local licenses required of businesses generally. All such Licenses and Permits are in full force and effect, there are no existing violations in connection therewith, and no proceeding is pending or, to the knowledge of Infotopia-OH, threatened with respect to the revocation or limitation of the same.

    (n) LABOR MATTERS. None of Infotopia-OH's employees are covered by a collective bargaining agreement, and no organizational efforts with respect to any employees of Infotopia-OH are pending or, to the knowledge of Infotopia-OH, threatened. No formal or otherwise labor dispute, strike, or work stoppage with respect to any employees of Infotopia-OH is pending or, to the knowledge of Infotopia-OH, is threatened. There are no existing employee claims (other than nonmaterial health insurance, disability insurance, and workers' compensation claims in the ordinary and customary course of business, which are fully covered by insurance), grievances, or unfair labor practice complaints pending or outstanding against Infotopia-OH. Infotopia-OH is, and at all times on or prior to the date hereof has been, in compliance with, and not in violation of, the Fair Labor Standards Act, as amended, the Age Discrimination in Employment Act, as amended, the National Labor Relations Act, as amended, the Occupational Safety and Health Act, as amended, the Vocational Rehabilitation Act of 1973, as amended, and all applicable federal and state civil rights laws.

    (o) CONTRACTS. Set forth on the attached Schedule 6(o) is a true, correct, and complete list of: (1) each contract, lease, agreement, or other commitment, understanding, or arrangement (oral or written) to which Infotopia-OH is a party or by which it or any of its assets or properties is otherwise bound or subject (collectively, the "Contracts"); (2) any employment contract not terminable at will by Infotopia-OH without liability or penalty; (3) any lease of real property; (4) any material lease of personal property; (5) any agreement for the purchase, sale, or other disposition of any materials, equipment, supplies, or inventory, or the provision of any services, outside the ordinary course of business; (6) any covenant not to compete or other contract containing any restrictions on the operations of Infotopia-OH; (7) any extraordinary purchase or sales orders; (8) any employee collective bargaining agreement or other contract with any labor union; (9) any contract with any Affiliate; (10) any material license or other agreement relating to any Infotopia-OH intellectual property; and (11) any note, bond, mortgage, indenture, loan agreement, security agreement, or deed of trust; but in each case excluding from such Schedule any Contract in the ordinary course of business which is not material to Infotopia-OH and which does not have an aggregate future liability to Infotopia-OH of more than ten thousand dollars ($10,000). Each of the Contracts is valid, binding, and in full force and effect, and is enforceable by Infotopia-OH in accordance with its terms in a manner that obtains for, or imposes upon, the parties the primary benefits and obligations of such agreements, and Infotopia-OH has not received any notice terminating, revoking, or rescinding any of the Contracts, or expressing any interest to do the same and, to the knowledge of Infotopia-OH, no other party to any of the Contracts has any intent to take any action to terminate, rescind, or revoke any of such Contracts. Infotopia-OH has performed in all material respects all obligations, and complied in all material respects with all covenants, required to be performed and complied with by it to date under the Contracts, and Infotopia-OH is not (with or without lapse of time, the giving of notice, or both) in breach of or default under any material provision of the Contracts and, to the knowledge of Infotopia-OH, no other party to any of the Contracts is (with or without the lapse of time, the giving of notice, or both) in breach of or default thereunder. True, correct, and complete copies of the Contracts have been supplied by Infotopia-OH to EntrePort.

    (p) TAX MATTERS. Infotopia-OH, and any affiliated group (within the meaning of Section 1504 of the Code) of which Infotopia-OH is or has been a member, has timely filed all Tax returns, reports, and forms which it was obligated to file under applicable law, rule, or regulation with the appropriate governmental authorities. All such Tax returns, reports, and forms were properly prepared in accordance with all applicable laws, rules, and regulations, and truly and accurately reflect the Tax liabilities of Infotopia-OH for the periods covered thereby. All Taxes shown to be due on such returns, reports, and forms, as well as any and all other Taxes required by applicable law, rule, or regulation to be paid by Infotopia-OH, have been timely paid in full to the appropriate taxing authority. No Tax liens have been filed against Infotopia-OH or any of its assets or properties, and no claims, audits, investigations, or proceedings are pending, or to the knowledge of Infotopia-OH, threatened with respect to any Tax. Infotopia-OH is not presently bound by any agreements extending the statute of limitations with respect to any Tax, and Infotopia-OH has not made any election under Section 341(f) of the Code nor has it agreed, or is it required, to make any adjustment under Section 481 of the Code. Infotopia-OH has properly withheld or otherwise collected all Taxes and other amounts which it was required to withhold or collect under any applicable law, including, without limitation, any amounts required to be withheld or collected with respect to employee income tax withholding, social security, unemployment compensation, sales or use taxes, and all such amounts have been timely remitted to the proper authorities.

    (q) TITLE TO ASSETS AND PROPERTIES. Except as set forth on Schedule 6(q), Infotopia-OH has good, valid, and marketable title (or in the case of licenses, leases, or other rights in any agreements, the right to exercise its rights under such agreements) to all the assets and properties reflected on Infotopia-NV's March 31, 2001 balance sheet or thereafter acquired or otherwise used by Infotopia-OH in the conduct of its business, except inventories and other nonmaterial assets sold since such date in the ordinary course of business, in each case free and clear of all liens, claims, encumbrances, security interests, restrictions, or adverse rights or interests whatsoever, except: (1) liens and encumbrances with respect to liabilities reflected on Infotopia-NV's March 31, 2001 balance sheet or otherwise expressly disclosed in this Agreement; (2) property taxes for the current year which are not yet delinquent; (3) with respect to any real property, liens imposed by law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, warehousemen, laborers, materialmen, and the like; and
(4) such utility easements and minor imperfections of title as do not individually or in the aggregate materially impair the continued use and operation of such property in the business of Infotopia-OH. The attached
Schedule 6(q) sets forth a complete list of all real property and interests in real property owned in fee or leased by Infotopia-OH. None of the real property owned or leased by Infotopia-OH is subject to any pending or (to the knowledge of Infotopia-OH) threatened condemnation proceeding or proceedings to take all or any part thereof by eminent domain, and no part of any real property owned or leased by Infotopia-OH is located within any area designated as a flood plain by any governmental agency. To the knowledge of Infotopia-OH, no material part of any of the real property owned or leased by Infotopia-OH requires any material structural repair necessary for the continued use of such property in the manner in which such property has been historically used in the business of Infotopia-OH.

    (r) EMPLOYEE BENEFIT PLANS. The attached Schedule 6(r) sets forth a true, correct, and complete list of each employee pension, profit-sharing, deferred compensation, severance pay, stock bonus, stock option, stock purchase, bonus, incentive, or any other form of retirement or compensation plan, and each hospitalization, dental, vision, or other health plan, vacation, disability, sick pay, accident insurance, or other welfare plan, fund, program, policy, contract, or arrangement providing employee benefits, maintained or contributed to by Infotopia-OH in which any employees or former employees of Infotopia-OH have participated or under which any such person has accrued and remains entitled to benefits (collectively, the "Plans"). Infotopia-OH has delivered to EntrePort true and complete copies of (or, where copies do not exist, summaries of) each of the Plans, and all amendments thereto, all trust agreements, insurance contracts, and other documents, including, but not limited to, summary plan descriptions, if any, currently in effect with respect to the Plans.

    (s) INSURANCE. The attached Schedule 6(s) contains a true, correct, and complete list of all general liability, product liability, fire and casualty, motor vehicle, and other insurance maintained by Infotopia-OH. Regarding such insurance: (1) all such insurance is in full force and effect, all premiums due thereunder have been timely and properly paid and Infotopia-OH is in compliance in all material respects with all requirements, terms, and provisions thereof;
(2) true and correct copies of all insurance policies relating to such coverage have been provided by Infotopia-OH to EntrePort; (3) none of the insurance policies maintained by Infotopia-OH is subject to any retroactive rate adjustment; (4) Infotopia-OH has not received any notice of cancellation or nonrenewal (or which expresses an intent to cancel or not renew) of any insurance coverage maintained by Infotopia-OH; and (5) Infotopia-OH has no knowledge of an intention on the part of any insurance carrier providing insurance to Infotopia-OH to cancel or otherwise not renew any such insurance.

    (t) NO PENDING TRANSACTIONS. Except for the Merger, Infotopia-OH is not a party to, bound by, or the subject of any agreement, undertaking, or commitment to: (1) merge or consolidate with, or acquire all or substantially all of the property and assets of, any other corporation or person; or (2) sell, lease, or exchange all or substantially all of its property and assets to any other corporation or person.

    (u) MAJOR CUSTOMERS AND SUPPLIERS. The attached Schedule 6(v) sets forth a true, correct, and complete list of each of Infotopia-OH's suppliers and customers doing business with Infotopia-OH in an amount exceeding ten thousand dollars ($10,000) per year, each as measured in terms of dollar volume paid or received during the year ended December 31, 2000. Infotopia-OH has no knowledge of any intention by any of Infotopia-OH's material customers or suppliers to terminate or materially reduce their relationship with Infotopia-OH, whether by reason of the transactions contemplated hereby or otherwise.

    (v)  TRANSACTIONS WITH AFFILIATES.  Except as shown on the attached
Schedule 6(w), Infotopia-OH is not a party to or bound by any contract, commitment, loan, lease, or other arrangement or understanding with any Affiliate, and none of such persons owns any interest in any corporation, partnership, or other business or entity that is a party to any business arrangements or relationships of any kind with Infotopia-OH.

    (w) BOOKS AND RECORDS. The books and records of Infotopia-OH provided to EntrePort are true, correct, and complete in all material respects, and have not been altered in anticipation of the transactions contemplated by this Agreement, and to the knowledge of Infotopia-OH no corporate minutes or written consents of Infotopia-NV or the Board of Directors of Infotopia-OH, or any other corporate records or instruments have been removed from the corporate records of Infotopia-OH in anticipation of the transactions contemplated by this Agreement.

    (x) POWERS OF ATTORNEY. Infotopia-OH does not presently have outstanding any power of attorney authorizing any third party to act by or on behalf of Infotopia-OH.

    (y) GUARANTIES. Infotopia-OH has not guaranteed, co-signed, or otherwise become obligated (contingently or otherwise) with respect to the indebtedness or obligations of any other person.

    (z) OFFICERS AND DIRECTORS. The attached Schedule 6(z) sets forth a complete and accurate list of: (1) the names of all directors of Infotopia-OH;
(2) the names of the president, executive vice president, secretary, and treasurer of Infotopia-OH; (3) all safes, vaults and safety deposit boxes maintained by or on behalf of Infotopia-OH or in which assets or properties of Infotopia-OH are held, and the names of all persons authorized to have access thereto; and (4) all bank accounts of Infotopia-OH and the names of all authorized signatories with respect to such accounts.

    (aa) INTELLECTUAL PROPERTY. The attached Schedule 6(aa) sets forth a true, correct, and complete list of all United States and foreign patents, patent applications, licenses, trademarks, trademark applications, copyrights, trade names, service marks, service, names and other proprietary rights owned or otherwise used by Infotopia-OH. To the knowledge of Infotopia-OH:
(1) Infotopia- OH possesses all necessary rights to utilize such property in the course of its business; (2) Infotopia-OH has not used any intellectual property of Infotopia-OH in violation of the rights or interests of any third party or any contractual agreement with respect thereto; (3) none of the intellectual property of Infotopia-OH has been declared invalid, been limited in any respect by any court or by agreement or otherwise, and no such property is subject to any infringement, interference, or other similar proceeding or challenge; and
(4) Infotopia-OH is not infringing, or otherwise acting adversely to, the right of any person or entity under or in respect of any patent, patent application, license, trademark, trademark application, copyright, trade name, service mark, service name, or similar proprietary right.

    (bb)  BROKERS AND ADVISORS.  Except as shown on the attached
Schedule 6(bb), Infotopia-OH has not engaged the services of any broker, finder, or advisor, and has not taken any action which would give rise to a valid claim against any Party for a brokerage commission, finder's fee, or like payment.

    (cc) DISCLOSURE. No representation or warranty made by Infotopia-NV in this Agreement or in any statement, certificate, or other document delivered to EntrePort by Infotopia-NV or Infotopia- OH in connection herewith contains or will contain any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

    (dd) ACCESS TO INFORMATION. Infotopia-NV acknowledges that it has been provided with access to all financial and other information concerning EntrePort and this transaction which it deemed necessary in order to make an informed investment decision. Infotopia-NV has had a reasonable opportunity to ask questions of, and receive answers from, EntrePort and its officers, agents, and advisors in connection with this transaction.

                 7. REPRESENTATIONS AND WARRANTIES OF ENTREPORT

    EntrePort hereby represents and warrants to Infotopia-OH and Infotopia-NV as follows:

    (a) ORGANIZATION AND STANDING. EntrePort is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and is qualified to conduct business under the laws of any other state in which the failure to be qualified or registered as a foreign corporation would have a material adverse impact on its business, and has all requisite corporate power and authority to own its assets and carry on its business as it is now being conducted and to enter into and perform this Agreement. Except for a verbal notification of its need to register and pay to list certain shares of common stock, EntrePort has received no notification, correspondence, or other indication from the American Stock Exchange that the listing of its common stock on the American Stock Exchange is in jeopardy.

    (b) AUTHORIZATION; BINDING EFFECT. The execution, delivery, and performance of this Agreement has been duly authorized by all necessary action on the part of the board of directors of EntrePort. A certified copy of the resolutions adopted by the Board of Directors of EntrePort, in this regard is attached as Exhibit 7(b). This Agreement has been duly executed and delivered by EntrePort and constitutes, and upon execution and delivery will constitute, the legal, valid, and binding obligations of EntrePort, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, and other similar laws affecting the enforceability of creditors' rights generally and the discretion of the courts with respect to equitable remedies.

    (c) NO CONFLICTS. Except as set forth in Schedule 7(c), neither the execution and delivery by EntrePort of this Agreement, nor any other document or instrument to be executed by EntrePort pursuant to this Agreement or otherwise in connection herewith (collectively, the "EntrePort

Documents"), nor the consummation by EntrePort of the transactions contemplated hereby or thereby, will result in any breach of or constitute a default (or, with notice or lapse of time or both, would become a default), or give to others any rights of termination, acceleration, or cancellation, or result in the creation of any lien, charge, or encumbrance upon any of its properties, under its Articles of Incorporation or By-Laws, or the terms of any contract, instrument, or other agreement to which EntrePort is a party or is otherwise bound, or any judgment, decree, order, statute, law, ordinance, rule, or regulation applicable to EntrePort.

    (d)  CAPITALIZATION OF ENTREPORT.  EntrePort is authorized to issue
(1) fifty million (50,000,000) shares of common stock, $.001 par value per share, of which 18,550,001 shares are presently issued and outstanding, and owned by the EntrePort Shareholders, and (2) no shares of preferred stock. Upon effectiveness of the Reverse Split and until the Closing, EntrePort will have 1,000,000 shares of common stock issued and outstanding. After the issuance of the EntrePort Units hereunder (including Units issued to finders listed on Schedule 5(f)), and after giving effect to the Reverse Split, the total issued and outstanding EntrePort Shares will be 15,480,000. All issued and outstanding shares of capital stock of EntrePort have been, and will be, duly authorized, are validly issued and outstanding, are fully paid and non-assessable, and have not been issued in violation of any preemptive rights. After the Reverse Split but prior to the Closing, EntrePort will also issue to iSucceed a warrant to purchase 500,000 shares of common stock of the Surviving Corporation at a price of $10.00 per share and a warrant to purchase 250,000 shares at a price of $5.00 per share. EntrePort has no other shares of capital stock or other securities authorized, issued, or outstanding. Except as disclosed in EntrePort's filings with the Securities and Exchange Commission, EntrePort is not a party to or bound by any other option, warrant, contract, convertible or exchangeable securities, or any other commitment of any character relating to any capital stock or other security issued or to be issued by EntrePort.

    (e) ACCESS TO INFORMATION. EntrePort acknowledges that it has been provided with access to all financial and other information concerning Infotopia-OH Shares, Infotopia-OH, and this transaction which it deemed necessary in order to make an informed investment decision. EntrePort has had a reasonable opportunity to ask questions of, and receive answers from, Infotopia-OH and its officers, agents, and advisors in connection with this transaction.

    (f)  SEC FILINGS.  EntrePort is subject to the reporting requirements of
Section 13 of the Securities Exchange Act of 1934 (the "Act"), and is current in respect to all required filings under the Act. All of such filings, taken as a whole, including financial statements, were, at the time of filing, true and correct in all material respects, and do not omit to state any material fact necessary to make the statements contained therein not misleading.

    (g) LITIGATION. Except as shown on the attached Schedule 7(g), there is no claim, action, suit, litigation, audit, investigation, or other proceeding pending, or, to the knowledge of EntrePort, threatened against EntrePort or its assets, properties, or business, or the transactions contemplated by this Agreement, and neither EntrePort, nor its assets or properties is subject to or bound by any order, writ, injunction, judgment, or decree of any court or governmental regulatory agency, commission, board, or administrative body.

    (h) CONTRACTS. Set forth on the attached Schedule 7(h) is a true, correct, and complete list of: (1) each contract, lease, agreement, or other commitment, understanding, or arrangement (oral or written) to which EntrePort is a party or by which it or any of its assets or properties is otherwise bound or subject (collectively, the "Contracts"); (2) any employment contract not terminable at will by EntrePort without liability or penalty; (3) any lease of real property;
(4) any material lease of personal property; (5) any agreement for the purchase, sale, or other disposition of any materials, equipment, supplies, or inventory, or the provision of any services, outside the ordinary course of business;
(6) any covenant not to compete or other contract containing any restrictions on the operations of EntrePort; (7) any extraordinary purchase or sales orders;
(8) any employee collective bargaining agreement or other contract with any labor union; (9) any contract with any Affiliate;
(10) any material license or other agreement relating to any EntrePort intellectual property; and (11) any note, bond, mortgage, indenture, loan agreement, security agreement, or deed of trust; but in each case excluding from such Schedule any Contract in the ordinary course of business which is not material to EntrePort and which does not have an aggregate future liability to EntrePort of more than ten thousand dollars ($10,000). Each of the Contracts is valid, binding, and in full force and effect, and is enforceable by EntrePort in accordance with its terms in a manner that obtains for, or imposes upon, the parties the primary benefits and obligations of such agreements, and EntrePort has received no notice terminating, revoking, or rescinding any of the Contracts, or expressing any interest to do the same and, to the knowledge of EntrePort, no other party to any of the Contracts has any intent to take any action to terminate, rescind, or revoke any of such Contracts. EntrePort has performed in all material respects all obligations, and complied in all material respects with all covenants, required to be performed and complied with by it to date under the Contracts, and it is not (with or without lapse of time, the giving of notice, or both) in breach of or default under any material provision of the Contracts and, to the knowledge of EntrePort, no other party to any of the Contracts is (with or without the lapse of time, the giving of notice, or both) in breach of or default thereunder. True, correct and complete copies of the Contracts have been filed with the Securities and Exchange Commission to the extent required by Item 601 of Regulation S-K under the Securities Act.

    (i) GUARANTIES. EntrePort has not guaranteed, co-signed, or otherwise become obligated (contingently or otherwise) with respect to the indebtedness or obligations of any other person.

    (j) INTELLECTUAL PROPERTY. The attached Schedule 7(j) sets forth a true, correct, and complete list of all United States and foreign patents, patent applications, licenses, trademarks, trademark applications, copyrights, trade names, service marks, service names, and other proprietary rights owned or otherwise used by EntrePort. To the knowledge of EntrePort: (1) EntrePort possesses all necessary rights to utilize such property in the course of its business; (2) EntrePort has not used any of its intellectual property of in violation of the rights or interests of any third party or any contractual agreement with respect thereto; (3) none of the intellectual property of EntrePort has been declared invalid, been limited in any respect by any court or by agreement or otherwise, and no such property is subject to any infringement, interference, or other similar proceeding or challenge; and (4) EntrePort is not infringing, or otherwise acting adversely to, the right of any person or entity under or in respect to any patent, patent application, license, trademark, trademark application, copyright, trade name, service mark, service name, or similar proprietary right.

    (k) RECEIPT OF INFOTOPIA-NV'S FINANCIAL STATEMENTS. EntrePort has obtained and had an opportunity to review the Financial Statements, and its officers have had an opportunity to discuss the Financial Statements with the officers of Infotopia-NV and to ask and have answered any questions regarding the Financial Statements which they deemed necessary or appropriate.

    (l) NO OUTSTANDING LIABILITIES. EntrePort shall, as of the date of Closing of the Merger, have no outstanding liabilities in excess of $100,000 in the aggregate nor any outstanding debt securities or securities which are convertible or exchangeable into its common stock.

                          8. COVENANTS OF INFOTOPIA-NV

    Infotopia-NV covenants to EntrePort as follows:

    (a) DISCLOSURE. Infotopia-NV will inform EntrePort promptly of anything which comes to its attention that would make any representation or warranty of Infotopia-OH or of Infotopia-NV made herein untrue or misleading, or which constitutes a breach of any covenant of Infotopia-OH or Infotopia-NV contained herein.

    (b) RETENTION OF EMPLOYEES. Infotopia-NV will use its reasonable best efforts to persuade Infotopia-OH's employees to remain employed after the Closing Date.

    (c) MUTUAL RELEASES. At the Closing, mutual releases will be executed by Infotopia-OH, Infotopia-NV, and Infotopia-OH's directors and executive officers covering any and all matters which arose prior to the Closing Date out of the operation of Infotopia- OH's business.

    (d) COOPERATION WITH PREPARATION OF PROXY STATEMENT. Infotopia-NV will use its best efforts to provide to EntrePort, upon EntrePort's request, questionnaires of Infotopia-OH's officers and directors. In addition, Infotopia-NV will cooperate with EntrePort, render reasonable assistance and provide any information reasonably requested in preparing a proxy statement relating to the transactions contemplated by this Agreement. None of the information supplied or to be supplied by Infotopia-NV for inclusion in the proxy statement will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

    (e) DISTRIBUTION OF ENTREPORT UNITS. Infotopia-NV will not transfer, sell or otherwise distribute the EntrePort Units in the absence of an effective registration statement or an opinion of counsel satisfactory to EntrePort that such transfer sale or distribution is permissible without registration under the Securities Act. Infotopia-NV intends to distribute the Units if it believes that the distribution will fall within Section 355 of the Code.

                     9. COVENANTS OF ENTREPORT AND ISUCCEED

    EntrePort and iSucceed covenant to Infotopia-NV as follows:

    (a) INDEBTEDNESS. EntrePort will have no liabilities at the Closing, except for transfer agent expenses accrued by EntrePort after the signing of this Agreement and legal fees payable to EntrePort's counsel relating to the Merger not to exceed $50,000, including the preparation and filing of a Form 8-K and Schedule 14A with the Securities and Exchange Commission as well as preparation of all necessary materials in connection with the Special Meeting of the shareholders of EntrePort to vote upon the Merger.

    (b) AVOIDANCE OF CERTAIN ACTIONS. EntrePort will not take any action on or before the Closing Date that would jeopardize the status of the Merger as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code, including but not limited to any action that would violate the rules of U.S. Treasury Regulation Section1.368-1(d) or (e) (relating to continuity of business enterprise and continuity of interest).

    (c) ASSUMPTION OF LIABILITIES. iSucceed will undertake at the Closing to assume any liabilities of EntrePort which arise out of events occurring prior to the Closing but are not transferred to iSucceed at or prior to the Closing. iSucceed will reimburse Infotopia for any such liability within 60 days of its receipt of notice thereof.

    (d) SEC FILINGS. EntrePort will use its best efforts to cause its present officers, directors, and principal shareholders to cooperate with the filing of the SB-2 Registration Statement.

                              10. MUTUAL COVENANTS

    (a) EFFORTS, COOPERATION AND THIRD PARTY CONSENTS. Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to cooperate with the others so as to cause the Closing to occur as provided herein and to obtain any third-party consents that may be required to consummate the transactions contemplated by this Agreement.

    (b) CONFIDENTIALITY. The Parties agree that, except to the extent required by law or by valid legal process: (1) each Party will treat all information provided by another party hereunder ("Confidential

Information") as permanently confidential; (2) no Party will use any Confidential Information it receives from another Party hereunder other than in connection with performing its obligations under this Agreement; and (3) no Party will disclose any Confidential Information to any third party without prior written consent of the disclosing Party. However, notwithstanding the preceding sentence, a Party may disclose Confidential Information to those of its representatives who need to know such Confidential Information for purposes of assisting such party with the transactions contemplated by this Agreement and who agree or are otherwise legally bound to hold such Confidential Information in confidence. All Confidential Information is and will remain the property of the disclosing Party. Each Party represents and warrants that prior to the execution hereof it has not disclosed any of the terms, conditions, obligations or matters contained in or relating to this Agreement and the transactions contemplated herein, and covenants and agrees that following the execution of this Agreement it shall not disclose to any person, individual, or entity any of such terms, conditions, or matters, and to keep the same confidential. However, the foregoing obligations of confidentiality shall not apply to any information that: (4) is already known to the receiving person, free of any restrictions at the time it is obtained by the receiving person; (5) is or becomes publicly known through no wrongful act of the receiving person; (6) is rightfully received by the receiving person from a third party without restriction; (7) is independently developed without breach of any agreements or use of confidential, proprietary, trade secret and/or sensitive information disclosed to or obtained by the receiving person from the disclosing Party; or (8) is disclosed pursuant to the lawful requirement of a governmental agency or is required by operation of law.

    (c) PUBLICITY. Each of EntrePort, Infotopia-OH, and Infotopia-NV agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any of them without the prior written consent of the others, except for releases and announcements as are required to be made by applicable law, in which case the Party required to make the release or announcement shall allow the other Parties reasonable time to comment on such release or announcement in advance of its issuance.

    (d) TAXES. Infotopia-NV shall be responsible, at its expense, for preparing and timely filing, or causing an independent certified accounting firm to prepare and timely file, all returns and reports for Infotopia-OH's federal and state income Taxes for the taxable periods ending on or before the Closing Date, including any returns with respect to the carryback of net operating losses generated during such taxable periods. In preparing such returns of Taxes for such taxable periods, Infotopia-OH shall not, or shall cause such independent certified accounting firm not to, deviate from the manner in which any item of income or expense of Infotopia-OH was reported in prior years, except as otherwise required by law. Infotopia-NV, which will become the majority shareholder of EntrePort effective with the Closing Date, shall be responsible for filing or causing EntrePort to file all returns and reports for Taxes for the taxable periods of EntrePort ending after the Closing Date.

    (e) ACCESS TO BOOKS AND RECORDS. Pending the Effective Date, EntrePort and Infotopia-OH shall give each other or their designated representatives, full access to their books of original entry, ledgers, bank statements, minute books, shareholder lists, contracts, patents, trademarks, and all other documents maintained by them in connection with their business operations. In addition, prior to the Merger, EntrePort will furnish to Infotopia-OH or Infotopia-OH's counsel copies of its Certificate of Incorporation, By-Laws, Board of Directors minutes, shareholders minutes, stock ledgers, and such other documents that Infotopia-OH might reasonably request, and Infotopia-OH will furnish to EntrePort or EntrePort's counsel copies of Infotopia-OH's Certificate of Incorporation, By-Laws, Board of Directors minutes, shareholders minutes, stock ledgers, contracts, purchase orders, license agreements, and such other documents that EntrePort might reasonably request.

    (f) CONSERVATION OF ASSETS. Other than paying current liabilities, Infotopia-OH will operate its business in a manner consistent with the conservation of its assets, including its cash reserves.

    (g) PRESERVATION OF RECORDS. EntrePort agrees that it shall use reasonable, commercial efforts to preserve and keep material records of Infotopia-OH until the later of: (1) December 31, 2004; (2) any longer period as may be required by any governmental agency or ongoing litigation; or (3) in the case of records relating to the proper assessment or the payment of Taxes, until the expiration of the applicable statute of limitations (including waivers and extensions).

                         11. CONDITIONS TO THE CLOSING

    (a) Notwithstanding any other provision of this Agreement to the contrary, the obligation of EntrePort to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by EntrePort, of each of the following conditions:

        (i) ENTREPORT APPROVAL. Approval of the Merger and the Reverse Split by the Board of Directors and the shareholders of EntrePort;

        (ii) TRANSFER OF ENTREPORT ASSETS AND LIABILITIES. EntrePort having transferred all of its assets and liabilities to iSucceed immediately prior to or concurrent with the Closing and distributed all of the outstanding shares of the common stock of iSucceed to the shareholders of EntrePort immediately prior to the Effective Time;

        (iii) REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All of the representations and warranties of Infotopia-NV and Infotopia-OH being true and correct in all material respects and all agreements and covenants of Infotopia-NV and Infotopia-OH set forth herein having been performed in all material respects.

    (b) Notwithstanding any other provision of this Agreement to the contrary, the obligation of Infotopia-NV and Infotopia-OH to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by Infotopia-NV or Infotopia-OH, of each of the following conditions:

        (i) INFOTOPIA APPROVAL. Approval of the Merger by the Board of Directors of Infotopia-OH and Infotopia-NV and by Infotopia-NV as the sole shareholders of Infotopia-OH;

        (ii) REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All of the representations and warranties of EntrePort being true and correct in all material respects and all agreements and covenants of EntrePort set forth herein having been performed in all material respects; and

    (c) Notwithstanding any other provision of this Agreement to the contrary, the obligation of any party to effect the transactions contemplated herein will be subject to all consents and approvals of third parties required by law or contract having been obtained and all necessary government and exchange filings having been made, including, without limitation, appropriate filings with the Securities and Exchange Commission and the American Stock Exchange as well as the expiration or termination of any applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976. In addition, such obligation will be subject to the approval of the American Stock Exchange of the continued listing of EntrePort (as a combined entity with Infotopia-OH) after the Merger.

                                12. THE CLOSING

    (a) TIME AND PLACE. The Closing of the transactions contemplated by this Agreement shall take place at the offices of Bondy & Schloss, LLP as soon as practicable within the three day period immediately following approval of the Merger by the shareholders of EntrePort or at such other time and place mutually agreeable to the Parties. The Closing shall be deemed effective as of the close of business on the Effective Date (the "Effective Time").

    (b) DELIVERIES AT THE CLOSING BY INFOTOPIA-OH. Infotopia-OH shall cause the following to be delivered to EntrePort at the Closing:

        (1) An opinion of counsel to Infotopia-OH in substantially the form attached hereto as Exhibit 12(b)(1);

        (2) A certificate of good standing dated within thirty (30) days of the Closing Date from the Ohio Secretary of State on behalf of Infotopia-OH; and

        (3) Such other documents and instruments required by the terms of this Agreement to be delivered by Infotopia-OH or Infotopia-NV at the Closing or otherwise reasonably necessary to consummate the transactions contemplated hereby (except to the extent unable to do so for reasons outside their reasonable control, such as for example such items are to be provided by third parties).

    (c) DELIVERIES AT THE CLOSING BY ENTREPORT. EntrePort shall cause the following to be delivered to Infotopia-OH at the Closing:

        (1) Irrevocable instructions to EntrePort's transfer agent for the issuance of the certificates for the EntrePort Shares as provided in
    Section 3(a);

        (2) Warrant certificates, in substantially the form attached hereto as
    Exhibit 12(c)(2), representing the EntrePort Warrants as provided in
    Section 3(a);

        (3) An opinion of counsel to EntrePort in substantially the form attached hereto as Exhibit 12(c)(3); and

        (4) A certificate of good standing dated within thirty (30) days of the Closing Date from the Florida Secretary of State on behalf of EntrePort;

        (5) A Certificate of Amendment of the Certificate of Incorporation of EntrePort, duly executed by the proper officers of EntrePort and in form satisfactory for filing with the Florida Secretary of State, effecting the Reverse Split and changing the name of EntrePort to "ModernBrands, Inc."; and

        (6) Such other documents and instruments required by the terms of this Agreement to be delivered by EntrePort at the Closing or otherwise reasonably necessary to consummate the transactions contemplated hereby (except to the extent unable to do so for reasons outside its reasonable control, such as for example such items are to be provided by third parties).

    (d) DISBURSEMENT OF FUNDS HELD IN ESCROW. At the Closing, all funds held in escrow pursuant to a certain Escrow Agreement of even date herewith (the "Escrow Agreement") by and among the Parties and U.S. Bank Trust National Association, as escrow agent, shall be released to iSucceed together with an additional $250,000 in cash, all as payment for 3,100,000 EntrePort Units in accordance with Section 3(a) of this Agreement.

                              13. INDEMNIFICATION

    (a) INDEMNIFICATION BY INFOTOPIA-NV. Infotopia-NV and Infotopia-OH, jointly and severally, hereby covenant and agree:

        (1) To indemnify, defend and hold harmless EntrePort, its shareholders, officers, directors, employees and agents from and against any loss, liability, claim, cost, damage, or expense (including reasonable legal fees and expenses) (collectively, a "Loss") arising out of or resulting from, any breach of any representation, warranty, covenant, or other agreement on the part of Infotopia-NV contained in this Agreement or in any certificate, instrument, or other document delivered by Infotopia-NV pursuant hereto, or any covenant or agreement by or on behalf of Infotopia- NV set forth in this Agreement which is breached by Infotopia-NV;

        (2) To indemnify, defend and hold harmless EntrePort, its shareholders, officers, directors, employees and agents from and against any Loss arising out of or resulting from: (A) any breach of any other representation, warranty, covenant, or other agreement on the part of Infotopia-OH contained in this Agreement or in any certificate, instrument or other document delivered by Infotopia-OH to EntrePort pursuant hereto; (B) any Tax liabilities of Infotopia- OH with respect to the periods on or prior to the Closing Date; (C) the fees and commissions of any broker or advisor engaged by Infotopia-NV in connection with this transaction; and

        (3) To indemnify and hold harmless EntrePort, its shareholders, officers, directors, employees and agents from and against any other Loss arising from or relating to Infotopia-NV or Infotopia-OH and based upon or arising from any act or omission, transaction, circumstance, state of facts or other condition occurring or existing now or anytime hereafter which indemnity obligations will survive for a period of six (6) years following the Closing Date.

    (b) INDEMNIFICATION BY ISUCCEED. iSucceed hereby covenants and agrees to indemnify, defend and hold harmless EntrePort, Infotopia-NV and the shareholders, officers, directors, employees and agents of Infotopia-NV from and against any Loss arising out of or resulting from:

        (1) Any breach of the representations, warranties, covenants, or other agreements on the part of EntrePort contained in Sections 7(a), 7(b), 7(c), 7(d), 7(f), 7(g), 7(l), 9(a) and 10(b) of this Agreement;

        (2) The fees and commissions of any broker or advisor engaged by EntrePort in connection with this transaction other than those set forth on
    Schedule 5(f); and

        (3) Any Tax liabilities of EntrePort with respect to the periods on or prior to the Closing Date.

    (c) NOTICE AND DEFENSE. The obligations of Infotopia-NV and iSucceed hereunder with respect to their respective indemnities pursuant to this
Section 14,13, resulting from any claim or other assertion of liability by third parties (hereinafter collectively, "Third Party Claim(s)"), shall be subject to the following terms and conditions:

        (1) The Party seeking indemnification hereunder (the "Indemnified Party") shall give written notice (a "Claim Notice") of any such Third Party Claim(s) to the Party from whom indemnification is sought hereunder (the "Indemnifying Party") within a reasonable time after the Indemnified Party receives notice thereof; provided, however, that the failure to give notice timely shall not affect the Indemnifying Party's obligations hereunder except to the extent that such failure prejudices the Indemnifying Party or its ability to defend such Third Party Claim(s);

        (2) The Indemnifying Party shall have the right to undertake, with counsel or other representatives of its own choosing and reasonably acceptable to the Indemnified Party, the defense or settlement of any such Third Party Claim(s);

        (3) In the event that the Indemnifying Party shall fail to notify the Indemnified Party within ten (10) days of receipt of the Claim Notice that it has elected to undertake such defense or settlement, or if at any time the Indemnifying Party shall otherwise fail to diligently defend or pursue settlement of such claim, then the Indemnified Party shall have the right to undertake the defense, compromise, or settlement of such claim, with counsel reasonably acceptable to the Indemnifying Party; and

        (4) No Party shall settle any Third Party Claim(s) without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed. In the event the

    Indemnifying Party submits to the Indemnified Party a bona fide settlement offer from the third party claimant of any Third Party Claim(s) (which settlement offer shall include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim) and the Indemnified Party refuses to consent to such settlement, then thereafter the Indemnifying Party's liability to the Indemnified Party for indemnification hereunder with respect to such Third Party Claim(s) shall not exceed the settlement amount included in such bona fide settlement offer, and the Indemnified Party shall either assume the defense of such Third Party Claim(s) or pay the Indemnifying Party's attorneys fees and other out of pocket costs incurred thereafter in continuing the defense of such claim. Regardless of which Party is conducting the defense of any such Third Party Claim(s), the other Parties, with counsel or other representatives of its own choosing and at their sole cost and expense, shall have the right to consult with the Party conducting the defense of such claim and its counsel or other representatives concerning such claim and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such claim, and the Party conducting the defense of any such claim and its counsel shall in any case keep the other Parties and their counsel (if any) fully informed as to the status of any claim and any matters relating thereto. Each Party shall provide to the other Parties such records, books, documents, and other materials as shall reasonably be necessary for such Parties to conduct or evaluate the defense of any Third Party Claim(s) and will generally cooperate with respect to any matters relating thereto.

    (d) LIMITATIONS ON INDEMNIFICATION. The foregoing indemnification obligations shall be subject to the following limitations:

        (1) RECOVERY BY INDEMNIFIED PARTY. The amount of any indemnified Loss hereunder shall be reduced by the amount, if any, of the recovery actually received by the Indemnified Party with respect to such indemnified Loss (net of any out-of-pocket collection costs) under applicable insurance policies or from persons or entities not parties to this Agreement (not including any successor in interest or assign of any Party). In the event such a recovery is received by the Indemnified Party after it receives payment or other credit under this Agreement with respect to an indemnified Loss, then the Indemnified Party shall promptly pay to the Indemnifying Party the lesser of
    (A) the amount of the recovery actually received; or (B) the amount of the indemnity payment made by the Indemnifying Party to the Indemnified Party with respect to such indemnified Loss. Notwithstanding anything herein to the contrary, the terms of this Section 14(d)(i) shall not apply to the extent such provisions would operate to invalidate or otherwise prejudice any claim for insurance or against any third party.

        (2) ACT OR OMISSION OF THE INDEMNIFIED PARTY. The amount of any indemnified Loss arising under this Agreement shall be fairly and equitably reduced to the extent that such indemnified Loss arose by reason of, and is directly attributable to, the negligent or intentional wrongful acts or omissions of the Indemnified Party.

        (3) TAXES. The amount of any indemnified Loss hereunder shall be fairly and equitably reduced (or increased) by the amount of the actual reduction (or increase) in income Tax liability of the Indemnified Party after giving effect to incurring by the Indemnified Party of the liability giving rise to the claim for indemnification, the payment by the Indemnified Party of such claim, and the receipt by the Indemnified Party of any indemnity payment with respect to such claim.

    (e) SETOFF. Subject to compliance with Section 13(c) and Section 13(d) above, the Indemnifying Party shall have the right to set off any indemnified Loss for which the Indemnifying Party is entitled to hereunder against payments due hereunder.

    (f) DOLLAR LIMITATION. Notwithstanding anything in this Section 1413 to the contrary, the foregoing indemnification obligations shall be applicable in respect of any Loss to the extent that such

Loss, when taken as a whole, exceeds an aggregate of fifty thousand dollars ($50,000), except that such limit shall not apply to (1) indemnification obligations under Section 13(a)(3) above or (2) indemnification obligations relating to Taxes.

                           14. SURVIVAL OF PROVISIONS

    The representations and warranties contained in this Agreement shall survive the Closing for a period of three (3) years, except that the representations and warranties contained in:

    (a) OWNERSHIP OF STOCK. Section 5(e), Section 6(d), and Section 7(d) shall be perpetual; and

    (b)  TAXES AND ANTITRUST.  Section 6(p) shall survive for a period of thirty
(30) days following the day on which the longest applicable statute of limitations expires relating to such matters.

                                  15. EXPENSES

    Infotopia-NV agrees to pay $100,000 of EntrePort's out of pocket costs involved with the Merger. The parties acknowledge that Infotopia-NV has previously advanced $50,000 of such costs to EntrePort and the remaining balance of $50,000 is being paid upon signing of this Agreement. Except as otherwise specifically provided herein, each of Infotopia-NV and Infotopia-OH on the one hand, and EntrePort on the other hand shall pay all of its respective expenses relating to this transaction, including fees and disbursements of its respective counsel, accountants, brokers, investment bankers, and financial advisors, if the transactions contemplated hereunder are abandoned. The parties acknowledge that subsequent to the Effective Time, EntrePort will issue 100,000 of EntrePort Shares to Bondy & Schloss LLP as partial payment for services rendered in connection with the Merger.

                                16. TERMINATION

    This Agreement may be terminated at anytime prior to the filing of the Certificates of Merger, whether before or after approval by Infotopia-OH's stockholders:

        (1) by the mutual consent of the Boards of Directors of EntrePort and Infotopia-NV;

        (2) by EntrePort or Infotopia if the Effective Time shall not have occurred on or before the close of business on September 15, 2001 provided that the terminating party is not in default of this Agreement;

        (3) by Infotopia-NV or Infotopia-OH upon the occurrence of a default under this Agreement by EntrePort or iSucceed;

        (4) by EntrePort or iSucceed after the occurrence of a default under this Agreement by Infotopia;

        (5) by either Infotopia-OH or EntrePort if stockholder approval of the Merger is not obtained by EntrePort.

    In the event of termination of this Agreement, all funds held in escrow pursuant to the Escrow Agreement shall be disbursed in accordance with
Section 3 of the Escrow Agreement relating to disbursements.

                               17. MISCELLANEOUS

    (a) ASSIGNMENT. This Agreement shall not be assignable or otherwise transferable by EntrePort, iSucceed, Infotopia-OH, or Infotopia-NV without the prior written consent of the non-assigning Parties, and shall be binding upon, and shall inure to the benefit of, the Parties, and their respective legal representatives, heirs, devisees, legatees, beneficiaries, and successors and permitted assigns.

    (b) FEES OF LEGAL COUNSEL. In the event any Party shall employ legal counsel to protect its rights hereunder or to enforce any term or provision hereof, the Party prevailing in any such action shall have the right to recover from the other Parties all of its reasonable attorneys' fees and expenses incurred in relation to such claims, as approved by the court on the basis of customary fees charged by attorneys in the State of Nevada.

    (c) FURTHER ASSURANCES. The Parties shall from time to time hereafter, upon request, execute, acknowledge, and deliver such other instruments and documents, and take such further action as may be reasonably necessary to carry out the intent of this Agreement.

    (d) MODIFICATION. No provision contained herein may be modified, amended, or waived except by written agreement or consent signed by the Party to be bound thereby.

    (e) HEADINGS AND CAPTIONS. Subject headings and captions are included for convenience purposes only, and shall not affect the interpretation of this Agreement.

    (f) NOTICES. All notices, requests, demands, and other communications permitted or required hereunder shall be in writing, and either (1) delivered in person; (2) sent by express mail or other overnight delivery service providing receipt of delivery; (3) mailed by certified mail, postage prepaid, return receipt requested; or (4) sent by telecopy or other facsimile transmission, with proof of transmission thereof retained by the transmitter as follows:

       If to EntrePort:
       EntrePort Corporation
       2790 Business Park Drive
       Suite B
       Vista, CA 92083
       Attention: William A. Shue
                Chief Executive Officer
                Tel: (760) 597-4800
                Fax: (760) 597-4817

       With a copy to:
       Oppenheimer Wolff & Donnelly LLP
       840 Newport Center Drive
       Suite 700
       Newport Beach, CA 92660
       Attn: Daniel K. Donahue, Esq.
            Tel: (949) 823-6015
            Fax: (949) 823-6100

       If to Infotopia-OH or Infotopia-NV:
       Infotopia, Inc.
       218 Tearall Road
       Raynham, MA 02767
       Attention: Daniel J. Hoyng
                Chairman and Chief Executive Officer
                Tel: (508) 884-9900
                Fax: (508) 884-8192

       With a copy to:
       Bondy & Schloss LLP
       6 East 43rd St.
       25th Floor
       New York, New York 10017
       Attention: Jeffrey A. Rinde, Esq.
                Tel: (212) 661-3535
                Fax: (212) 972-1677

or to such other address as any Party may designate by notice. Any such notice or communication, if given or made by prepaid, certified mail or by recorded express delivery, shall be deemed to have been made when actually received, but not later than three (3) business days after the same was posted or given to such express delivery service and if made properly by telecopy or other facsimile transmission such notice or communication shall be deemed to have been made at the time of dispatch.

    (g) SEVERABILITY. If any portion of this Agreement is held invalid, illegal, or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions herein.

    (h) WAIVER. No waiver of a breach or violation of any provision of this Agreement shall operate or be construed as a waiver of any subsequent breach, or limit or restrict any right or remedy otherwise available.

    (i) RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies expressed herein are cumulative and not exclusive of any rights and remedies otherwise available.

    (j) ENTIRE AGREEMENT. This document (together with the Schedules and any exhibits and attachments hereto) constitutes the entire agreement of the Parties and supersedes any and all other prior agreements, oral or written, with respect to the subject matter contained herein. There are no representations, warranties, covenants, or agreements between the Parties with respect to this matter except those expressly set forth herein.

    (k) GOVERNING LAW; JURISDICTION. This agreement shall be subject to and governed by the laws of the State of New York without regard to conflict of laws principles of such State. The Parties consent to jurisdiction of any federal or state court located in New York, NY for resolution of disputes relating to this Agreement.

    (m) INCORPORATION BY REFERENCE. All Schedules, Exhibits and attachments hereto, and other documents referred to in this Agreement, shall be deemed incorporated herein by any reference thereto as if fully set out.

    (n) COUNTERPARTS. This Agreement may be executed in one (1) or more counterparts (all counterparts together reflecting the signatures of all the Parties), each of which shall be deemed to be an original, and all of which together shall constitute one (1) and the same instrument.

    (o) THIRD PARTY BENEFICIARIES. This Agreement is not intended to create any right of enforcement by or in any third party.

    (p) AUTHORITY. Each individual signing this Agreement in a representative capacity acknowledges and represents that he is duly authorized to execute this Agreement in such capacity in the name of, and on behalf of, the designated corporation, partnership, trust, or other entity.

    (q) GENDER, ETC. When used in this Agreement, the masculine shall include the feminine and the neuter and vice versa, and the plural shall include the singular and vice versa.

    IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the day and year first above written.

                                                       ENTREPORT CORPORATION

                                                       By:
                                                            -----------------------------------------
                                                                         William A. Shue
                                                                     CHIEF EXECUTIVE OFFICER

                                                       ISUCCEED.COM, INC.

                                                       By:
                                                            -----------------------------------------
                                                            -----------------------------------------
                                                            -----------------------------------------

                                                       INFOTOPIA, INC. (Nevada)

                                                       By:
                                                            -----------------------------------------
                                                                           Daniel Hoyng
                                                               CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                                       INFOTOPIA, INC. (Ohio)

                                                       By:
                                                            -----------------------------------------
                                                                          Daniel Hoyng,
                                                               CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                AMENDMENT NO. 1
                                       TO
                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

    This Amendment No. 1 to Agreement and Plan of Reorganization and Merger, dated as of July 9, 2001 (the "Amendment"), by and among Infotopia, Inc., an Ohio Corporation ("Infotopia-OH"), Infotopia, Inc., a Nevada Corporation ("Infotopia-NV"), Entreport Corporation, a Florida corporation ("EntrePort") and iSucceed.com, Inc., a Delaware corporation and wholly-owned subsidiary of EntrePort ("iSucceed")

                                  WITNESSETH:

    WHEREAS, the parties hereto previously entered into a certain Agreement and Plan of Reorganization and Merger, dated as of June 15, 2001 (the "Merger Agreement");

    WHEREAS, Section 17(d) of the Merger Agreement provides, generally, that the Merger Agreement may be amended in writing by the parties thereto; and

    WHEREAS, the parties intend that certain sections and provisions of the Merger Agreement be amended;

    NOW, THEREFORE, the parties hereby agree as follows:

    1. Section 3(a) of the Merger Agreement is hereby replaced in its entirety with the following:

       (a) INFOTOPIA-OH SHARES. At the Effective Date, Infotopia-OH Shares held by Infotopia-NV shall be automatically converted under this Agreement, without any further action by any party, into the right to receive an aggregate of Eleven Million Nine Hundred Thousand (11,900,000) EntrePort Units. In addition, in exchange for $400,000, EntrePort shall issue Three Million Seven Hundred Thousand (3,700,000) additional EntrePort Units to Infotopia. In addition, any officer or director of Infotopia-NV or Infotopia-OH holding common stock purchase options of Infotopia-NV or Infotopia-OH shall, upon surrender of such options, receive options to purchase the same number of EntrePort Shares as he would have been entitled to purchase under such Infotopia-NV or Infotopia-OH options, as the case may be, at a price per share based upon the same formula as that applicable to the surrendered options.

    2. Schedule 6(h)(14) and Schedule 6(q) are each hereby amended by adding the following as an additional disclosure item:

       Lease, dated July 1, 2001, covering property at 3635 Boardman Canfield Rd., Canfield, OH 44406. (Lease in the name of
       Infotopia-OH)

    3. Except as set forth herein, the Merger Agreement is not otherwise amended, supplemented or modified, and the terms, conditions and agreements set forth in the Merger Agreement are hereby ratified and confirmed and shall continue in full force and effect.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized officers to be effective as of the date first written above.

                                                       ENTREPORT CORPORATION

                                                       By:
                                                            -----------------------------------------
                                                                         William A. Shue
                                                                     CHIEF EXECUTIVE OFFICER

                                                       ISUCCEED.COM, INC.

                                                       By:
                                                            -----------------------------------------
                                                                         William A. Shue
                                                                     CHIEF EXECUTIVE OFFICER

                                                       INFOTOPIA, INC. (Nevada)

                                                       By:
                                                            -----------------------------------------
                                                                           Daniel Hoyng
                                                               CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                                       INFOTOPIA, INC. (Ohio)

                                                       By:
                                                            -----------------------------------------
                                                                           Daniel Hoyng
                                                               CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                                                      APPENDIX B

                          ASSET CONTRIBUTION AGREEMENT

    THIS ASSET CONTRIBUTION AGREEMENT ("Agreement") is entered into as of
      , 2001, by and between EntrePort Corporation, a Florida corporation ("Parent"), and iSucceed.com, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Subsidiary").

                                R E C I T A L S

    A. Parent desires to contribute all of its assets and assign all of it's liabilities to Subsidiary and Subsidiary desires to acquire such assets and assume such liabilities from Parent pursuant to the terms and conditions of this Agreement.

    B. Parent and Subsidiary intend such transfer of assets and liabilities to qualify as a tax-free contribution under Section 351 of the Internal Revenue Code of 1986, as amended.

                               A G R E E M E N T

    It is agreed as follows:

    1. CONTRIBUTION OF ASSETS. Subject to and upon the terms and conditions set forth herein, Parent agrees to sell, assign, convey, transfer and deliver ("Transfer") to Subsidiary and Subsidiary agrees to accept from Parent, as a capital contribution, Parent's entire right, title and interest in and to all of the assets ("Assets") identified and described in the schedule of assets attached as SCHEDULE 1 hereto ("Schedule of Assets"). The Assets will not include, and Parent will not Transfer pursuant to this Agreement, the shares of common stock of Subsidiary owned by Parent.

    2. ASSUMPTION OF LIABILITIES. Concurrent with the Transfer of Assets, and in consideration therefor, Subsidiary will assume and satisfy or perform when due all of Parent's liabilities and obligations (the "Assumed Liabilities") identified and described in the Schedule of Liabilities ("Schedule of Liabilities") attached as SCHEDULE 2 hereto.

    3. CLOSING. The closing of the transactions contemplated by this Agreement ("Closing") will take place at the offices of Parent at 10:00 a.m. on
            , 2001, or such other date as the parties mutually agree (the "Closing Date"). At the Closing,

        3.1. Parent will execute and deliver to Subsidiary a bill of sale in the form of EXHIBIT 3.1 (the "Bill of Sale"), together with all other documents or instruments as may reasonably be deemed necessary or appropriate by Subsidiary or its counsel in order to effectively transfer title to the Assets to Subsidiary in accordance with the provisions of this Agreement; and

        3.2. Subsidiary will deliver to Parent an assignment and assumption agreement in the form of EXHIBIT 3.2 evidencing the Subsidiary's assumption of the Assumed Liabilities (the "Assignment and Assumption Agreement").

Upon delivery of the Assignment and Assumption Agreement by Subsidiary to Parent
(i) all right, title and interest in and to, and ownership and possession of, the Assets will be transferred to and will vest in the Purchaser and (ii) the Assumed Liabilities will be assumed by the Purchaser.

    4. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents, warrants and covenants to Subsidiary as of the date hereof and as of the Closing Date as follows:

        4.1 ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite power and authority to carry on its business as currently conducted and to own, operate and lease its properties and assets used in the conduct of its business.

        4.2 POWER AND AUTHORITY; BINDING EFFECT. Parent has full corporate power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith, including, but not limited to, those instruments of Transfer described in Section 3 of this Agreement (collectively "Documents"). When executed and delivered by Parent, the Documents will constitute the valid and legally binding obligations of Parent enforceable in accordance with their respective terms.

        4.3 NON-CONTRAVENTION. Neither the execution, delivery nor performance of the Documents by Parent will (i) constitute a default or result in a breach of any contract or agreement to which it is a party or its assets or properties are bound, or (ii) violate any order, writ, injunction, decree, judgment or other restriction of any court, administrative agency or governmental body.

        4.4 TITLE TO ASSETS. Parent is the sole owner of the Assets and will Transfer to Subsidiary good and marketable title to the Assets, free and clear of all mortgages, pledges, security interests, liens, claims, charges, restrictions and encumbrances.

        4.5 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency is in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person, or legal or administrative proceeding has been instituted or threatened which questions the validity or legality of the transactions contemplated hereby. There are no actions or proceedings pending or threatened arising out of or related to the Assets. There is no voluntary action or proceeding affecting the Assets pending or the commencement of which is contemplated by Parent, and to the best knowledge of Parent there is no involuntary action or proceeding pending or the commencement of which is threatened or contemplated affecting the Assets against Parent, under any federal, state or local bankruptcy, insolvency, reorganization, receivership, attachment or other similar law.

        4.6 APPROVALS AND CONSENTS. There are no permits, consents or approvals of public authorities, federal, state or local, or of any third party necessary for the consummation of the transactions contemplated hereby.

        4.7 OTHER INFORMATION. No portion of this Agreement or any other Document furnished or to be furnished by Parent or any of its authorized representatives to Subsidiary or any of its authorized representatives is false or misleading or omits to state a fact required to be stated therein in order to make any of the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to Parent which adversely affects or in the future is likely to adversely affect the Assets which has not been described or set forth or referred to in this Agreement.

    5. REPRESENTATIONS AND WARRANTIES OF SUBSIDIARY. Subsidiary represents, warrants and covenants to Parent as of the date hereof and as of the Closing Date as follows:

        5.1 ORGANIZATION. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        5.2 POWER AND AUTHORITY; BINDING EFFECT. Subsidiary has all the requisite corporate power and authority to enter into and to carry out all of the terms of this Agreement and the other Documents executed and delivered in connection herewith. When executed and delivered by the Subsidiary, the Document will constitute the valid and legally binding obligations of the Subsidiary enforceable in accordance with their respective terms.

    6. FURTHER ASSURANCES. Each party agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions and purposes of this Agreement.

    7.  GENERAL.

        7.1 NOTICES. All notices and other communications hereunder must be in writing (including electronic facsimile) and will be effective (a) upon receipt, if delivered personally, (b) one business day after being sent, if delivered by telex or other electronic facsimile, or (c) three (3) business days after having been mailed by registered or certified mail with return receipt requested; such notices to be addressed as follows:

           (a)  If to Subsidiary:  iSucceed.com, Inc.
                              5937 Darwin Court, Suite 109
                              Carlsbad, CA 92008
                              Facsimile: (760) 431-4840

           (b)  If to Parent:     EntrePort Corporation
                              5937 Darwin Court, Suite 109
                              Carlsbad, CA 92008
                              Facsimile: (760) 431-4840

    or at such other address as will have been furnished to the other in writing.

        7.2 SUCCESSORS AND ASSIGNS. Neither party may assign its rights or obligations under this Agreement without the written consent of the other party and any such purported assignment without such written consent will be void and without effect. Except as otherwise provided herein, this Agreement and all covenants and agreements contained herein will be binding upon and inure to the benefit of the parties hereto, their respective successors, representatives and assigns.

        7.3 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof.

        7.4 MODIFICATION. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

        7.5 GOVERNING LAW. This Agreement will be construed in accordance with and governed by the laws of Delaware.

        7.6 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which is an original but all of which will constitute one and the same instrument.

    IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed on the day and year first hereinabove written.

                                                       ISUCCEED.COM,
                                                       a Delaware corporation

                                                       By:
                                                            -----------------------------------------
                                                            William A. Shue, President

                                                       ENTREPORT CORPORATION,
                                                       a Florida corporation

                                                       By:
                                                            -----------------------------------------
                                                            William A. Shue, President

                                   SCHEDULE 1
                               SCHEDULE OF ASSETS

    The Assets will include all of the businesses, assets, properties, goodwill and rights of Parent used or useful in the operation of Parent's business (the "Business"), prior to the Closing, of every nature, kind and description, tangible and intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of Parent, including, without limitation, the following:

        (a) all inventory, including, without limitation, all of Parent's right, title and interest in and to all goods used or useful in connection with the Business;

        (b) all accounts receivable of Parent arising out of or in connection with the Business, all prepaid expenses, vendor credits and all advertising allowances, price adjustments or rights with respect thereto, rebates and deposits;

        (c) all cash and cash equivalents of Parent, including, without limitation, marketable securities;

        (d) all real property and leasehold interests, improvements and fixtures thereon and interests therein, any prepaid rent, security deposits and options to renew or purchase thereunder, used or useful in connection with the Business;

        (e) all equipment, machinery, computer systems, including all hardware and software, furniture, trade fixtures, vehicles and other personal property used or useful in connection with the Business, whether owned, leased or otherwise held by Parent, and all rights of Parent under or pursuant to all warranties, representations and guaranties made by suppliers, manufacturers and contractors in connection with the products sold to or services provided to Parent, or affecting the property heretofore described;

        (f) all office and other supplies, advertising and promotional materials used or useful in connection with the Business;

        (g) all inventions, processes, formulae and all discoveries, improvements, trade secrets and confidential data, whether or not patented or patentable and whether or not copyrighted or copyrightable, used or useful in connection with the Business;

        (h) all common law and registered and unregistered logos, service marks, trade dress and trade names used in the Business;

        (i) all patents and patent applications, as well as all reissues, divisions, continuations and continuation-in-part applications and any other patents issuing thereon, and all license agreements and other agreements that relate to inventions and discoveries and any patent applications and patents thereon, as well as improvements therein that are owned, licensed, used or held for use by Parent in connection with the Business;

        (j) all technical information and know-how, confidential and non-confidential, which is used or held for use by or on behalf of Parent in connection with the Business, including, without limitation, all computer software, software licenses, patterns, plans, designs, research data, trade secrets and other proprietary know-how, formulae, sales information, technology, data, records, procedures, and other documents relating to the foregoing and all licenses, approvals, authorizations or other rights to use intellectual property rights of others;

        (k) all rights in and under agreements to which Parent is a party relating directly or indirectly to the Business, mortgages, instruments, leases for personal property, customer contracts, insurance policies, marketing agreements and other agreements used or useful in connection with the Business;

        (n) all right, title and interest of Parent in and to all business information and related books and records used by Parent in the operation of the Business, including, without limitation, files, computer data, computer discs and tapes, invoices, credit and sales records, personnel records (subject to applicable law), payroll, current and former customer lists (including customer contracts and agreements), current and former supplier lists (including supplier cost information), manuals, drawings, business plans and other plans and specifications, sales literature, current price lists and discounts, promotional signs and literature, marketing and sales programs, manufacturing and quality control records and procedures and any other files and records relating to the Business, whether or nor held by Parent or a third party;

        (o) all right, title and interest in and to all of Parent's permits, licenses, filings authorizations, approvals or indicia of authority (and any pending applications for any thereto), to conduct the Business as presently conducted; and

        (p) all goodwill of Parent arising out of or associated with the Business.

    Notwithstanding the foregoing, the Assets will not include the shares of common stock of the Subsidiary owned by Parent as of the Closing.

                                   SCHEDULE 2
                            SCHEDULE OF LIABILITIES

    All debts, liabilities, commitments and obligations of Parent of any kind or nature whatsoever existing prior to the Closing.

                              ENTREPORT CORPORATION

 This proxy is solicited on behalf of the Board of Directors for the Special Meeting on August ___, 2001

      The undersigned stockholder of ENTREPORT CORPORATION hereby appoints _____________ and ______________, as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote as designated below, all of the shares of EntrePort's common stock held of record by the undersigned on July 2, 2001 at the Special Meeting of Stockholders of EntrePort to be held at our offices, on Friday, August ___, 2001 at _____ (California time), or at any adjournment thereof.

(1) To approve the transfer of all of the assets and liabilities of EntrePort Corporation to its wholly-owned subsidiary, iSucceed.com, Inc., a Delaware corporation, to be followed by a pro rata distribution to EntrePort's shareholders of all of the shares of common stock of iSucceed.com.

         /_/ FOR             /_/ AGAINST             /_/   ABSTAIN


(2)   To approve a 1:18.55 reverse split of EntrePort's common stock.

         /_/ FOR             /_/ AGAINST             /_/   ABSTAIN


(3) To approve and adopt the Agreement and Plan of Reorganization and Merger among EntrePort Corporation, iSucceed.com, Inc., Infotopia, Inc., a Nevada corporation, and Infotopia, Inc., an Ohio corporation, which agreement provides for the issuance of 14,480,000 EntrePort Units in connection with the merger.

         /_/ FOR             /_/ AGAINST             /_/   ABSTAIN


(4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                            DATE:________________, 2001

                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Signature if held jointly

Please sign exactly as you name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.